SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

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VALVOLINE INC.

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Valvoline Inc.
3499 Blazer Parkway Lexington, KY 40509

January 3, 2017

Dear Valvoline Inc. Shareholder:

On behalf of our Board of Directors and management, I am pleased to invite you to the 2017 Annual Meeting of Shareholders of Valvoline Inc. The meeting will be held on Tuesday, January 24, 2017, at 11:00 a.m. (EST), at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, KY 41011.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. Whether or not you plan to attend the meeting, we encourage you to vote promptly.

We appreciate your continued confidence in Valvoline and look forward to seeing you at the meeting.

Sincerely,

Samuel J. Mitchell, Jr.

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

Valvoline Inc., a Kentucky corporation, will hold its 2017 Annual Meeting of Shareholders on Tuesday, January 24, 2017, at 11:00 a.m. (EST) at the following location and for the purposes listed below:

Where:	Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, KY 41011

Items of Business:

(1)    Election of eight members of our Board of Directors: Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, Mary J. Twinem, and William A. Wulfsohn, to serve until the following annual meeting of shareholders and until their successors have been duly elected and qualified;

(2) Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the 2017 fiscal year;

(3) Non-binding advisory resolution approving our executive compensation;

(4) Non-binding advisory vote on the frequency of shareholder advisory votes on our executive compensation;

(5) Approval of the material terms of the performance goals under the 2016 Valvoline Inc. Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

(6) Consideration and transaction of any other business properly brought before the meeting.

Who Can Vote:	Only shareholders of record at the close of business on December 5, 2016, are entitled to vote at the meeting or any adjournment thereof.

You can vote in one of several ways:
Visit the website listed on your proxy card to vote VIA THE INTERNET
Call the telephone number specified on your proxy card to vote BY TELEPHONE
If you received paper copies of your proxy materials in the mail, sign, date and return your proxy card in the enclosed envelope to vote BY MAIL
Attend the meeting to vote IN PERSON

By Order of the Board of Directors,

JULIE M. O’DANIEL

General Counsel and Corporate Secretary

Lexington, Kentucky

January 3, 2017

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
PROPOSAL ONE - ELECTION OF DIRECTORS	4
PROPOSAL TWO - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	9
PROPOSAL THREE - NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION	10
PROPOSAL FOUR - NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION	11
PROPOSAL FIVE - APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2016 INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	12
CORPORATE GOVERNANCE	18
Valvoline’s Board of Directors	18
Composition	18
Independence	18
Committees	18
Compensation Committee Interlocks and Insider Participation	20
The Board’s Operations	20
The Board’s Role in Risk Oversight	21
Other Governance Policies and Practices	21
Overview of Governance Principles	21
Related Person Transaction Policy	22
Communication with Directors	22
Shareholder Recommendations for and Nominations of Directors	23
Certain Relationships and Related Person Transactions	23
Relationship with Ashland	23
Directed Share Program	28
EXECUTIVE COMPENSATION	29
Compensation Discussion and Analysis	29
Compensation Committee Report on Executive Compensation	46
Summary Compensation Table	47
Grants of Plan-Based Awards for Fiscal 2016	49
Outstanding Equity Awards at Fiscal 2016 Year-End	51
Option Exercises and Stock Vested for Fiscal 2016	53
Pension Benefits for Fiscal 2016	54
Non-Qualified Deferred Compensation for Fiscal 2016	58
Potential Payments upon Termination or Change in Control for Fiscal 2016 Table	59
COMPENSATION OF DIRECTORS	67
Fiscal 2017 Director Compensation Program	67
AUDIT COMMITTEE MATTERS	68
Policy on Pre-Approval of Audit Firm Services	68
Audit Committee Report	68
MISCELLANEOUS	70
Stock Ownership Information	70
Stock Ownership of Directors, Director Nominees and Executive Officers	70
Stock Ownership of Certain Beneficial Owners	71
Section 16(a) Beneficial Ownership Reporting	71
Proxy Solicitation Costs	72
Shareholder Proposals for the 2018 Annual Meeting	72
Other Matters	72
APPENDIX A - 2016 VALVOLINE INC. INCENTIVE PLAN	A-1

PROXY STATEMENT

VALVOLINE INC.

2017 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive this proxy statement?

A:

On January 3, 2017, Valvoline Inc. (“Valvoline,” the “Company,” “we,” “us,” and “our”) began mailing this proxy statement to each shareholder of record of Valvoline common stock, par value $0.01 per share (“Common Stock”), as of the close of business on December 5, 2016 (the “Record Date”), the record date for determination of shareholders entitled to notice of and to vote at our 2017 annual meeting of shareholders (“Annual Meeting”). The Annual Meeting is being held on January 24, 2017, at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, KY 41011. This proxy statement lets our shareholders know when and where we will hold the Annual Meeting and, more importantly, this proxy statement:

•	includes detailed information about the matters that will be discussed and voted on at the Annual Meeting; and

•	provides updated information about the Company that you should consider in order to make an informed decision on those matters.

Q:	What am I voting on?

A:	At our Annual Meeting, shareholders will consider and vote on the following matters:

(1)

Election of eight members of our Board of Directors: Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, Mary J. Twinem, and William A. Wulfsohn, to serve until the following annual meeting of shareholders and until their successors have been duly elected and qualified;

(2)	Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accountants for the 2017 fiscal year;

(3)	Non-binding advisory resolution approving our executive compensation;

(4)	Non-binding advisory vote on the frequency of shareholder advisory votes on our executive compensation;

(5)	Approval of the material terms of the performance goals under the 2016 Valvoline Inc. Incentive Plan (“2016 Incentive Plan”) for purposes of Section 162(m) of the Internal Revenue Code (“Code”); and

(6)	Consideration and transaction of any other business properly brought before the Annual Meeting.

Q:	Who may vote at the Annual Meeting?

A:

Each shareholder of record of Valvoline as of the Record Date is entitled to vote at the Annual Meeting. As of the Record Date, there were 204,529,622 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

Q:	Who can attend the Annual Meeting?

A:

Each shareholder of record of Valvoline as of the Record Date is invited to attend the Annual Meeting, although seating is limited. If your shares are held in the name of a broker, bank or other nominee, you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

Q:	How can I vote?

A:

If you are a registered shareholder as of the Record Date, you can vote (i) by attending the Annual Meeting, (ii) by following the instructions on the proxy card for voting by telephone or Internet or (iii) by signing, dating and mailing in your proxy card. If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Samuel J. Mitchell, Jr. or Julie O’ Daniel, as individuals named on the proxy card, will cast the votes represented by such proxy card (i) FOR the election of each of the eight director nominees, (ii) FOR the ratification of EY as our independent registered public accountants, (iii) FOR the non-binding advisory resolution approving our executive compensation, (iv) for holding a non-binding advisory vote on our executive compensation EVERY YEAR and (v) FOR the approval of the material terms of the performance goals under the 2016 Incentive Plan for purposes of Section 162(m) of the Code.

Q:	What shares are included on the proxy card?

A:

Your proxy card represents all shares of Common Stock that are registered in your name. If your shares are held through a broker, bank or other nominee, you will receive either a voting instruction form or a proxy card from your broker, bank or other nominee instructing you on how to vote your shares.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying our Corporate Secretary in writing, (b) returning a later-dated proxy card or (c) entering a later dated telephone or Internet vote; and (2) by voting in person at the Annual Meeting.

Q:	Who will count the vote?

A:	Representatives of our proxy tabulator, Corporate Election Services (“CES”), will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:	Yes. Your vote is confidential.

Q:	What constitutes a quorum?

A:

As of the Record Date, 204,529,622 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. A majority of the shares issued and outstanding and entitled to be voted at the Annual Meeting must be present in person or by proxy to constitute a quorum to transact business at the Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the shareholders for a vote.

Q:	What vote is required for approval of each matter to be considered at the Annual Meeting?

A:	(1)

Election of directors—Pursuant to Article V of our Amended and Restated Articles of Incorporation (“Articles”), a director nominee will be deemed elected if the number of votes cast “for” that director nominee exceeds the number of votes cast “against” that director nominee.

(2)

Ratification of independent registered public accountants—The appointment of EY will be deemed ratified if the number of votes cast “for” its ratification exceeds the number of votes cast “against” it.

(3)

Non-binding advisory resolution approving our executive compensation—The non-binding advisory resolution approving our executive compensation will be deemed passed if the number of votes cast “for” the resolution exceed the number of votes cast “against” it.

(4)

Frequency of non-binding advisory votes on our executive compensation—The non-binding advisory vote regarding the frequency of shareholder advisory votes on our executive compensation will be determined by a plurality of the votes cast. Accordingly, whichever of the three options receives the most votes will be deemed the choice of our shareholders.

(5)

Approval of the material terms of the performance goals under the 2016 Incentive Plan for purposes of Section 162(m) of the Code—The material terms of the performance goals under the 2016 Incentive Plan will be approved if the votes cast “for” approval exceed the votes cast “against” it.

Q:	How will broker non-votes be treated?

A:

Broker non-votes will be treated as present in determining whether a quorum exists at the Annual Meeting, but will be treated as unvoted on the matters, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a matter proposed at the Annual Meeting passes.

Q:	Can I access the Company’s Proxy Statement and Annual Report electronically?

A:

Yes. This proxy statement and the Company’s Annual Report for its 2016 fiscal year are available online at our website at http://investors.valvoline.com/financial-reports/proxy, and at the SEC’s website, http://www.sec.gov.

Q:	Does the Company offer an opportunity to receive future proxy materials electronically?

A:

Yes. If you wish to view Valvoline’s future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, by mail or in person, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing our proxy materials and annual reports to you beginning next year and will instead send you an e-mail message notifying you of the Internet address or addresses where you may access such proxy materials and annual reports and vote your shares.

Q:	Where can I find the voting results of the meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting. We will report the final results on a Current Report on Form 8-K filed with the SEC no later than Monday, January 30, 2017. You can obtain a copy of the Form 8-K from our website at http://investors.valvoline.com/sec-filings, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 24, 2017.

This proxy statement and our Annual Report to Shareholders are available at http://investors.valvoline.com/financial-reports/proxy.

PROPOSAL ONE - ELECTION OF DIRECTORS

Proposal and Required Vote

Prior to the completion of our IPO on September 28, 2016, we were a wholly owned subsidiary of Ashland, and our Board of Directors (“Board”) consisted entirely of Ashland senior executives. In connection with the IPO, Ashland undertook a search to identify independent directors to serve on our Board. As a result of that process, our Board currently consists of the following eight members: Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, Mary J. Twinem and William A. Wulfsohn, each of whom has been nominated for election at the Annual Meeting. See the “Corporate Governance—Valvoline’s Board of Directors” section of this proxy statement for further information about the structure, operations and roles of our Board of Directors. The Governance and Nominating Committee (“G&N Committee”) of our Board has confirmed that all eight nominees will be available to serve as directors upon election and recommends their election.

Directors are elected at each annual meeting of shareholders and hold office until the following annual meeting of shareholders and until their successors have been elected and qualified. Pursuant to our Articles, a director nominee in an uncontested election must receive the affirmative vote of a majority of votes cast with respect to that director nominee in order to be elected to our Board of Directors. Therefore, to be elected at the Annual Meeting, a director nominee must receive more votes cast “for” his or her election than votes cast “against” his or her election. Abstentions and broker non-votes will not be counted as votes cast. Nominees elected at the Annual Meeting will serve until our 2018 Annual Meeting of Shareholders (“2018 Annual Meeting”) and will hold office until their successors are elected and qualified.

Pursuant to the Board of Directors’ resignation policy in our Corporate Governance Guidelines (published on our website at http://investors.valvoline.com/governance), any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election will tender his or her resignation for consideration by the Board no later than two weeks following the certification of the shareholder vote. The Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the shareholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. Each of the current members of our Board of Directors has been nominated for election at the Annual Meeting and has agreed to abide by the policy.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR each of the eight nominees named in this proxy statement. Should any of the nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the Annual Meeting.

Information Concerning Director Nominees

The eight individuals nominated for election as directors at the Annual Meeting are Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, Mary J. Twinem and William A. Wulfsohn. Each of these nominees is currently a member of our Board of Directors and has agreed to stand for election. Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Board believes provide the Company with perspective and judgment needed to guide, monitor and execute its strategies.

 RICHARD J. FREELAND

Principal Occupation: President and Chief Operating Officer of Cummins Inc. Director Since: 2016 Age: 59

Professional Experience:

Mr. Freeland is Director of Valvoline, since September 2016. Mr. Freeland is also President and Chief Operating Officer of Cummins Inc., a diesel engine and components manufacturer, since July 2014. Prior to that position, Mr. Freeland served as Vice President and President of the Engine Business of Cummins Inc. from 2010 until 2014 and served in various other roles since joining Cummins Inc. in 1979.

Education:

Mr. Freeland holds a Bachelor of Science degree in industrial management from the Krannert School of Management and a Masters in business administration from Indiana University.

Director Qualifications:

As the President and Chief Operating Officer of Cummins Inc., Mr. Freeland’s experience and knowledge in the areas of product development, manufacturing, marketing and sales provide him with the qualifications and skills to serve as a director on our board of directors. He also brings significant experience gained from service on the board of directors of Sauer-Danfoss.

Board Committees:

*     Governance and Nominating

*      Compensation

 STEPHEN F. KIRK

Principal Occupation: Former Senior Vice President and Chief Operating Officer of The Lubrizol Corporation Director Since: 2016 Age: 67

Professional Experience:

Mr. Kirk is Director of Valvoline, since September 2016. Mr. Kirk served as Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, a specialty chemicals company, from September 2008 until his retirement in December 2011. From June 2004 to September 2008, he served as President of Lubrizol Additives. Prior to that, Mr. Kirk served as Vice President of Sales and Marketing from June 1999 to June 2004.

Education:

Mr. Kirk holds a Bachelors degree and Masters degree in chemical engineering from Cornell University and a Masters in Business Administration from Cleveland State University.

Public Company Boards:

Mr. Kirk is a director of Ashland Global Holding Inc., where he serves on the Audit and Environmental, Health, Safety and Quality Committees. Within the past five years, Mr. Kirk also served on the Board of Directors of Robbins & Myers, Inc.

Non-Profit Boards:

Mr. Kirk serves as Executive in Residence at the Monte Ahuja College of Business at Cleveland State University. He is also a member of the Cleveland State University Board of Trustees where he serves as Treasurer and chairs the Finance Committee. Mr. Kirk is Vice-Chair of the Vocational Guidance Service Board and serves on the Boy Scouts of America-Western Reserve Council Advisory Board.

Director Qualifications:

As the former Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, Mr. Kirk’s experience and knowledge in the areas of operations and corporate leadership provide him with the qualifications and skills to serve as a director on our board of directors. He also brings significant experience gained from service on the board of directors of other companies.

Board Committees:

*     Governance and Nominating

*     Compensation (Chair)

 STEPHEN E. MACADAM

Principal Occupation: President and Chief Executive Officer of EnPro Industries, Inc. Director Since: 2016 Age: 56

Professional Experience:

Mr. Macadam is Director of Valvoline, since September 2016. Mr. Macadam is also President and Chief Executive Officer of EnPro Industries, Inc., a manufacturing company, since April 2008. Prior to joining EnPro Industries, Inc. he was Chief Executive Officer of BlueLinx Inc., a building products wholesaler from October 2005 to March 2008.

Education:

Mr. Macadam holds a Bachelor of Science degree in mechanical engineering from the University of Kentucky, a Masters of Science in Finance from Boston College and a Masters in business administration from Harvard Business School.

Public Company Boards:

Mr. Macadam served as a director for Axiall Corporation from 2010 to 2014. Mr. Macadam also served as a director for BlueLinx Inc. from 2004 to 2008.

Director Qualifications:

As the President and Chief Executive Officer of EnPro Industries, Inc., Mr. Macadam’s experience and knowledge in the areas of corporate governance, industrial products manufacturing, product distribution and procurement provide him with the qualifications and skills to serve as a director on our board of directors. He also brings significant experience gained from service on the board of directors of other companies.

Board Committees:

*     Governance and Nominating

*      Compensation

 VADA O. MANAGER

Principal Occupation: President and Chief Executive Officer of Manager Global Consulting Group; Senior Counselor of APCO Worldwide Director Since: 2016 Age: 55

Professional Experience:

Mr. Manager is Director of Valvoline, since September 2016. Mr. Manager is also the President and Chief Executive Officer of Manager Global Consulting Group, a consulting firm, since 2009. Mr. Manager is a Senior Counselor of APCO Worldwide, a global public affairs and strategic communications consultancy, since 2010. Prior to that position, he was an independent global consultant. Mr. Manager served as the Senior Director of Global Issues Management for Nike, Inc. from 2006 until March 2009, and he held various management positions at Nike beginning in 1997.

Education:

Mr. Manager holds a Bachelor of Science degree in political science from Arizona State University and performed graduate work at the London School of Economics.

Public Company Board:

Mr. Manager is a director of Ashland Global Holding Inc., where he chairs the Governance and Nominating Committee and is a member of the Audit and Personnel and Compensation Committees.

Non-Profit Boards:

Mr. Manager serves as the chair of the Executive Public Affairs Counsel at the U.S. Military Academy at West Point. He also serves on the Board of Directors of Helios Education Foundation; Arizona State University Center for Race and Democracy and the Mannie Jackson Center for the Humanities at Lewis & Clark Community College.

Director Qualifications:

As the President and Chief Executive Officer of Manager Global Consulting Group and as Senior Counselor of APCO Worldwide, Mr. Manager’s experience and knowledge in the areas of strategic communication and global management consulting provide him with the qualifications and skills to serve as a director on our board of directors. He also brings significant experience gained from service on the board of directors of Ashland Global Holding Inc.

Board Committees:

*     Audit

*     Governance and Nominating (Chair)

*     Compensation

 SAMUEL J. MITCHELL, JR.

Principal Occupation: Chief Executive Officer and Director of Valvoline Inc. Director Since: 2016 Age: 55

Professional Experience:

Mr. Mitchell is Valvoline Chief Executive Officer and Director, since September 2016 and May 2016, respectively. Prior to becoming Valvoline Chief Executive Officer, Mr. Mitchell served as Senior Vice President of Ashland Inc. from July 2011 to September 2016 and President of Valvoline from January 2002 to September 2016.

Education:

Mr. Mitchell holds a Bachelors degree in business administration from Miami University and Masters degree in Business Administration from the University of Chicago. He’s also a graduate from Harvard Business School’s Advanced Management Program

Non-Profit Boards:

Mr. Mitchell serves on the Board of Trustees of Transylvania University and the University of Kentucky Gatton College of Business Dean’s Advisory Council. He served on the Board of the Automotive Aftermarket Suppliers Association from 2006 to 2012.

Director Qualifications:

As our Chief Executive Officer, Mr. Mitchell’s significant experience and knowledge in the areas of finance, accounting, business operations, management, manufacturing, safety, risk oversight and corporate governance, as well as his experience in the lubricants industry, provide him with the qualifications and skills to serve as a director on our board of directors.

 CHARLES M. SONSTEBY

Principal Occupation: Vice Chairman of The Michaels Companies Director Since: 2016 Age: 63

Professional Experience:

Mr. Sonsteby is Director of Valvoline, since September 2016. Mr. Sonsteby is also Vice Chairman of The Michaels Companies, an arts and crafts retail chain, since March 2016 and previously served as Chief Financial Officer and Chief Administrative Officer of The Michaels Companies from October 2010 to August 2016. Prior to that position, Mr. Sonsteby served as Chief Financial Officer of Brinker International, a hospitality industry company, from 2001 until October 2010.

Education:

Mr. Sonsteby holds a Bachelor of Science degree in accounting from the University of Kentucky.

Public Company Boards:

Mr. Sonsteby is a director and Chairman of the board of directors of Darden Restaurants, a restaurant operator, since September 2014. He previously served as director at Zale Corporation.

Director Qualifications:

As the Vice Chairman and former Chief Financial Officer and Chief Administrative Officer of The Michaels Companies, Mr. Sonsteby’s experience and knowledge in the areas of retail operations finance, accounting, tax, treasury and investor relations provide him with the qualifications and skills to serve as a director on our board of directors. He also brings significant experience gained from service on the board of directors of Darden Restaurants.

Board Committees:

*     Audit (Chair)

*     Governance and Nominating

*     Compensation

 MARY J. TWINEM

Principal Occupation: Former Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc. Director Since: 2016 Age: 56

Professional Experience:

Ms. Twinem is Director of Valvoline, since September 2016. Ms. Twinem served as Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc., a restaurant operations and franchising company, from July 1996 until her retirement in February 2016. Prior to that position, she served as Controller of Buffalo Wild Wings, Inc. in 1995.

Education:

Ms. Twinem holds a Bachelor of Science degree in accounting from the University of Wisconsin-Platteville and became a Certified Public Accountant.

Privately-Held Company Board:

Ms. Twinem serves on the Board of Directors of Mendota Holdings, Inc., where she serves on the Audit Committee.

Non-Profit Boards:

Ms. Twinem is a Director of Medica Holdings Company, where she chairs the Audit Committee. She previously served on the boards of Hospitality Minnesota Education Foundation and the Boys & Girls Club of the Twin Cities.

Director Qualifications:

Ms. Twinem’s significant experience and knowledge in the areas of financial reporting, financial planning and analysis, investor relations and supply chain provide her with the qualifications and skills to serve as a director Valvoline’s board of directors.

Board Committees:

*     Audit

*     Governance and Nominating

*     Compensation

 WILLIAM A. WULFSOHN

Principal Occupation: Chairman of the Board and Chief Executive Officer of Ashland Global Holdings Inc. Non-Executive Chairman of Valvoline Inc. Director Since: 2016 Age: 54

Professional Experience:

Mr. Wulfsohn is Director and Non-Executive Chairman of Valvoline since May 2016 and September 2016, respectively. Mr. Wulfsohn is also Chairman and Chief Executive Officer of Ashland Global Holdings Inc. Prior to joining Ashland Global Holdings Inc., Mr. Wulfsohn served as President and Chief Executive Officer of Carpenter Technology Corporation, a manufacturer of stainless steel and titanium, and other specialty metals and engineered products, from July 2010 until December 2014. Mr. Wulfsohn also served as a Director for Carpenter Technology Corporation, from April 2009 to December 2014.

Education:

Mr. Wulfsohn holds a chemical engineering degree from the University of Michigan and a Master of business administration degree from Harvard University.

Public Company Boards:

Mr. Wulfsohn is a Director of PolyOne Corporation, where he serves on the Audit and Compensation Committees. Within the past five years, Mr. Wulfsohn also served on the Board of Directors of Carpenter Technology Corporation.

Director Qualifications:

As the Chairman and Chief Executive Officer of Ashland Global Holdings Inc., Mr. Wulfsohn’s experience and knowledge in the areas of finance, accounting, business operations, management, manufacturing, safety, risk oversight and corporate governance provide him with the qualifications and skills to serve as a director on our board of directors. He also brings significant experience gained from service on the board of directors of other companies.

The Board unanimously recommends that shareholders vote FOR the election of each director nominee.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors (“Audit Committee”) reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines in order to determine whether to reappoint such firm as our independent registered public accounting firm. Based on its review, the Audit Committee has recommended to the Board, and the Board has approved, the appointment of Ernst & Young LLP to audit Valvoline’s Consolidated Financial Statements and Internal Control Over Financial Reporting for fiscal 2017. See the “Corporate Governance—Valvoline’s Board of Directors—Committees” section of this proxy statement for further information about the role and responsibilities of our Audit Committee.

Our shareholders are being asked to ratify the appointment of EY. The appointment of EY will be deemed ratified if the number of votes cast “for” ratification exceed the number of votes cast “against” it. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” ratification. If our shareholders fail to ratify the appointment of EY, the Audit Committee may, but is not required to, reconsider the selection of such firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

One or more representatives of EY will be present at the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

All audit fees incurred by Valvoline during fiscal 2016 were included in the consolidated financial statements of Ashland Global Holdings Inc. (“Ashland”), as reflected in the Form 10-K filed by Ashland for its fiscal year ended September 30, 2016. See the “Audit Committee Matters” section of this proxy statement for further information regarding the services performed by and fees paid to EY during fiscal 2016, including guidelines requiring pre-approval of such services.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the ratification of EY as Valvoline’s independent registered public accountants for fiscal 2017.

The Board unanimously recommends that shareholders vote FOR the ratification of EY as Valvoline’s independent registered public accountants for fiscal 2017.

PROPOSAL THREE - NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this proxy statement. Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Valvoline’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board believes that our executive compensation program is well designed, appropriately aligns executive pay with company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our 2016 executive compensation practices, substantially all of which were pursuant to Ashland’s compensation programs and policies. While the vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee (“Compensation Committee”) value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.

The advisory resolution approving our executive compensation shall be deemed approved if the number of votes cast “for” the resolution exceed the number of votes cast “against” the resolution. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” the resolution.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the resolution.

The Board unanimously recommends that shareholders vote FOR the advisory resolution on our executive compensation.

PROPOSAL FOUR - NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by SEC regulations and the Dodd-Frank Act, under Section 14A of the Securities Exchange Act of 1934, we are seeking your vote, on a non-binding advisory basis, on whether a shareholder advisory vote on our executive compensation, such as the vote described in Proposal Three of this proxy statement, should occur every one, two or three year(s).

The Board believes that an annual advisory vote on executive compensation is the best approach for our company. An annual vote would allow our shareholders to provide timely, direct input on our executive compensation policies and practices. We recognize that shareholders may have different views as to the appropriate frequency of the say on pay vote and look forward to hearing from you as to your preference. Although the vote is not binding on Valvoline, the Compensation Committee and the Board of Directors value the opinion of the shareholders and will consider the outcome of the vote when determining how frequently to present shareholders with a vote on executive compensation.

You are not voting for or against the Board’s recommendation; you are voting on whether the non-binding advisory vote on our executive compensation should occur every one, two or three year(s). The choice receiving a plurality of votes will be deemed the choice of our shareholders. Accordingly, whichever of the options receives the most votes will be deemed the choice of our shareholders. Abstentions and broker non-votes will not be counted as votes cast for any of the three options.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card in favor of an advisory vote on executive compensation being held EVERY YEAR.

The Board unanimously recommends that shareholders vote to hold a non-binding advisory vote on executive compensation “EVERY YEAR.”

PROPOSAL FIVE - APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2016 INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

General

On September 27, 2016, prior to the completion of our initial public offering (“IPO”), the Ashland Board of Directors and our Board of Directors each approved the 2016 Incentive Plan. We are seeking your vote to approve the material terms of the performance goals pursuant to the currently effective plan (including the employees eligible to receive awards pursuant to the currently effective plan and the maximum number of awards that may be granted to each such employee on an annual basis) for purposes of Section 162(m) of the Code. Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an enumerated exception under Section 162(m) of the Code. Compensation that is “performance-based,” within the meaning of Section 162(m) of the Code, is not subject to these deduction limits. To qualify as performance-based compensation, among other requirements, the compensation generally must be paid only upon the attainment of certain shareholder-approved performance goals. The Company is currently eligible for a post-initial public offering transition rule under which amounts paid under the 2016 Incentive Plan may be exempt from the deduction limitations of Section 162(m) of the Code. To help qualify certain awards granted under the 2016 Incentive Plan as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code following the end of the transition period, which benefits the Company and its shareholders, the Company is seeking shareholder approval of the material terms of the performance goals under the 2016 Incentive Plan for purposes of compliance with Section 162(m) of the Code. No amendments or modifications to the currently effective plan are being proposed.

The total number of shares of Common Stock that may be delivered pursuant to awards granted under the 2016 Incentive Plan is 7,000,000. No additional shares are being requested in connection with this Proposal Five. The terms and conditions of each award, as determined by the committee that administers the 2016 Incentive Plan, are set forth in a written (or electronic) award agreement. Shareholder approval of this Proposal Five is intended to, among other things, comply with the rules and regulations of the New York Stock Exchange (“NYSE”) and permit certain awards, as discussed below, to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

The benefits and amounts that will be received by or allocated to participants under the 2016 Incentive Plan are not yet determinable because the types and amounts of awards and selection of participants are discretionary.

Material Terms of Performance Goals

1.	Eligibility. Directors, officers and employees (including prospective directors, officers and employees) of Valvoline are eligible to be granted an award under the 2016 Incentive Plan.

2.

Performance Goals. In granting “qualified performance-based compensation” awards, the Compensation Committee may base the relevant performance goals on one or more of the following criteria: (i) earnings measures, including net earnings on either a LIFO, FIFO or other basis and including earnings, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization; (ii) operating measures, including operating income, operating earnings, or operating margin; (iii) income or loss measures, including net income or net loss, and economic profit; (iv) cash flow measures, including cash flow or free cash flow; (v) revenue measures; (vi) reductions in expense measures; (vii) operating and maintenance, cost management, and employee productivity measures; (viii) company return measures, including return on assets, investments, equity, or sales; (ix) share price (including attainment of a specified per-share price during the performance period, growth measures, total return to shareholders or attainment of a specified price per share for a specified period of time); (x) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels, or cost targets; (xi) accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; (xii) achievement of business or operational goals such as market share, business development and/or customer objectives, and debt ratings; or (xiii) growth or rate of growth of any of the performance criteria set forth herein. The performance goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. The performance goals may be relative to stock market indices or such other published or special indices as the Compensation Committee deems appropriate and/or may be based on the performance of the company generally or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products and/or the performance of the individual participant.

3.

Plan Limits. With respect to equity-based awards that are intended to qualify for the performance-based exception: (i) the maximum aggregate number of shares of Common Stock that may be subject to options or SARs granted in any calendar year to any one participant shall be 1,000,000 shares (ii) the maximum aggregate number of RS awards and shares of Common Stock issuable or deliverable under RSU awards granted in any calendar year to any one participant shall be 500,000 shares and (iii) the maximum aggregate number of shares of Common Stock issuable or deliverable under Performance Unit awards granted in any calendar year to any one participant shall be 500,000 shares of Common Stock or, in the case of Performance Unit awards established in cash, an amount of cash equal to the fair market value (as of the date of grant) of 500,000 shares of Common Stock. Subject to adjustment as provided in the 2016 Incentive Plan, the maximum aggregate number of shares of Common Stock that may be issuable or deliverable under awards granted in any calendar year to any one outside director shall be 25,000 shares or, in the case of awards established in cash, an amount of cash equal to the fair market value (as of the date of grant) of 25,000 shares of Common Stock. The maximum aggregate compensation that can be paid pursuant to an incentive award granted in any calendar year to any one participant will be $10,000,000 or a number of shares of Common Stock having an aggregate fair market value (as of the date of grant) not in excess of such amount.

Effect of Proposal

The Company’s shareholders are not being asked to approve amendments or modifications to the currently effective plan. Approval of this Proposal Five will not increase the number of shares available for issuance under the 2016 Incentive Plan. The sole effect of our shareholders’ approval of this Proposal Five will be to qualify the material terms of the performance goals under the 2016 Incentive Plan as shareholder-approved performance goals for purposes of Section 162(m) of the Code.

Summary of the 2016 Incentive Plan

Restricted Stock and Restricted Stock Unit Awards

Participants in the 2016 Incentive Plan (“Participants”) may receive one or more restricted stock awards or RSU awards as the administrator may from time to time determine. Except as otherwise provided in an award agreement, upon a termination of employment or pursuant to a change in control, a restricted stock award or RSU award will have a minimum restricted period of (i) one year in the case of restrictions that lapse based on the achievement of performance goals; and (ii) three years in the case of restrictions that lapse based solely on the passage of time, which period may, at the discretion of the administrator, lapse on a pro-rated, graded, or cliff basis. Notwithstanding the foregoing, in the administrator’s sole discretion, no more than 5% of the shares of Common Stock available for issuance as restricted stock awards or pursuant to RSU awards may have a restricted period of less than three years.

Holders of restricted stock will be entitled to all rights incident to ownership of Common Stock with respect to his or her restricted stock, including, but not limited to, the right to vote such shares of restricted stock and to receive dividends thereon when, as and if paid, in cash, shares of restricted stock or dividend equivalents, as set forth in the applicable award agreement or as determined by the administrator, in its discretion. Holders of RSU awards will not have any rights as a shareholder with respect to the shares of Common Stock subject to such RSUs until such time, if any, that shares of Common Stock are delivered to a participant pursuant to the terms of the applicable award agreement. Holders of RSU awards will have such rights, if any, to dividend equivalents as are set forth in the applicable award agreement or as determined by the administrator, in its discretion. Payment of earned RSUs (and dividend equivalents, if applicable) may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the administrator.

Except as otherwise provided in the award agreement or as determined by the administrator, in the event that a restricted stock award or RSU award has been made to participant whose employment or service as a director is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such award will be forfeited in its entirety by such participant.

Incentive Awards

Any participant may receive one or more incentive awards, as Compensation Committee may from time to time determine. The target incentive award will be a fixed percentage of a participant’s base salary paid during the year. For awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum aggregate compensation that can be paid pursuant to an incentive award granted in any calendar year to any one participant will be $10,000,000 or a number of shares of Common Stock having an aggregate fair market value (as of the date of grant) not in excess of such amount. Payments may be made in one or more installments and may be made in cash, shares of Common Stock or a combination thereof as determined by Compensation Committee.

Unless otherwise provided in an award agreement or determined and directed by Compensation Committee, an incentive award will terminate if the participant does not remain continuously employed and in good standing with Valvoline or any of its subsidiaries until the last business day of the month immediately preceding the month in which such incentive award is otherwise payable. Unless otherwise provided in an award agreement or determined and directed by Compensation Committee, in the event a participant’s employment is terminated because of death, disability, retirement, or other employment termination event determined in the discretion of Compensation Committee, the participant (or his or her beneficiaries or estate) will receive the prorated portion of the payment of an incentive award for which the participant would have otherwise been eligible based upon the portion of the performance period during which he or she was so employed so long as the performance goals are subsequently achieved.

Performance Unit Awards

Any participant may receive one or more performance unit awards, as Compensation Committee will from time to time determine. Each performance unit award will be established in dollars or shares of Common Stock, or a combination of both, as determined by Compensation Committee. The amount of payment with respect to performance unit awards will be determined by Compensation Committee and will be based on the original amount of such performance unit award (including any dividend equivalents with respect thereto) adjusted to reflect the attainment of the performance goals during the performance period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by Compensation Committee.

Unless otherwise provided in an award agreement or determined and directed by Compensation Committee, a performance unit award (including any dividend equivalents with respect thereto) will terminate for all purposes if the participant does not remain continuously employed and in good standing with Valvoline or any of its subsidiaries until the last business day of the month immediately preceding the month in which such performance unit award is otherwise payable. Unless otherwise provided in an award agreement or determined and directed by Compensation Committee, a participant (or his or her beneficiaries or estate) whose employment was terminated because of death, disability, retirement or other employment termination event determined in the discretion of Compensation Committee will receive a prorated portion of the payment of his or her performance unit award (including any dividend equivalents with respect thereto) based upon the portion of the performance period during which he or she was so employed so long as the performance goals are subsequently achieved.

Recognition Awards

Any participant may receive a recognition award of shares of Common Stock for such reasons and in such amounts as Compensation Committee may from time to time determine.

Option and SAR Awards

Any participant may receive one or more option or SAR awards, as the administrator will from time to time determine. Any option may be granted as an ISO or as a nonqualified stock option (or “NQSO”) as designated by the administrator at the time of the grant of such option; provided that only employees of Valvoline and its subsidiaries may be granted ISOs. Every ISO will provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO and SAR will provide for a fixed expiration date of not later than ten years and one month from the date such NQSO or SAR is granted.

The exercise price of Common Stock issued pursuant to each option or SAR will be fixed by the administrator at the time of the grant and may in no event ever be less than 100% of the fair market value of the Common Stock on the date such award is granted, subject to adjustment upon changes in capitalization. The administrator may provide for options or SARs granted to be exercisable in whole or in part.

Except as otherwise provided in the 2016 Incentive Plan, the exercise price for the Common Stock subject to an option must be paid in full when the option is exercised. Subject to such rules as the administrator may impose, the exercise price may be paid in whole or in part: (i) in cash; (ii) by tendering (either by actual delivery or attestation) unencumbered shares of Common Stock previously acquired by the participant exercising such option having an aggregate fair market value at the time of exercise equal to the total exercise price; (iii) by a combination of such methods of payment; or (iv) by such other consideration as will constitute lawful consideration for the issuance of Common Stock and approved by the administrator (including, without limitation, effecting a cashless exercise of the option with a broker) or by having Valvoline withhold shares of Common Stock otherwise issuable pursuant to the exercise of the option.

A SAR will entitle the holder thereof, upon exercise, to surrender the SAR and receive in exchange therefore an amount equal to (i) the excess, if any, of (x) the fair market value of a share of Common Stock at the time the SAR is exercised over (y) the exercise price specified in such SAR, (ii) multiplied by the number of shares of Common Stock covered by such SAR, or portion thereof, which is so surrendered. Such amount will be paid to the holder in shares of Common Stock the number of which will be determined by dividing such amount by the fair market value of the Common Stock at the time the holder makes an effective exercise of the right to receive such amount; provided that the exercise of any SAR may be settled wholly in cash or a combination of cash and shares of Common Stock as set forth in the award agreement or as determined by the administrator.

Unless otherwise provided in an award agreement or determined by the administrator, options and SARs granted under the 2016 Incentive Plan will not be exercisable prior to the first anniversary of the date of grant, or, in the case of options and SARs granted to non-employee directors, the next annual meeting of shareholders immediately following the date of grant if earlier than the first anniversary of grant. Unless otherwise provided in an award agreement or determined by the administrator, a participant (or his or her beneficiaries or estate) whose employment or service was terminated because of death, disability, retirement or other termination event determined in the discretion of the administrator will be entitled to exercise options or SARs exercisable at the time of such termination until the original expiration date set forth in the award agreement. In the event of other terminations of employment, vested options will be exercisable by the participant until the earlier of 90 days following such termination and the original expiration date set forth in the award agreement.

Change in Control

Unless the award agreement specifies otherwise, awards may be assumed or replaced by the surviving entity in connection with a change in control of Valvoline as determined by the administrator and without the consent of the participant. In the event an award is assumed or replaced, it will continue to vest following the change in control in accordance with its terms subject to the participant’s continued employment or service. In the event the participant’s employment or service is terminated without cause (as defined in the 2016 Incentive Plan) within one year following the change in control, any portion of the award that is unvested as of the date of such termination will immediately vest and become free of all restrictions. In the event the surviving entity does not assume or replace outstanding awards in connection with a change in control, all such awards will immediately vest and become free of all other restriction as of the date of the change in control. Notwithstanding the foregoing, the administrator may, in its sole discretion, provide that, prior to a change in control, any outstanding award will be, as of the change in control, canceled in exchange for a cash payment equal to the fair market value of a share of Common Stock subject to the award, less any applicable exercise price, which cash payment may be zero.

For purposes of the 2016 Incentive Plan, change in control is generally defined to mean (i) the consummation of a merger of Valvoline in which immediately thereafter the shareholders of Valvoline own less than 50% of the combined voting power of the surviving entity, (ii) the shareholders of Valvoline approve a plan of liquidation or dissolution of Valvoline, (iii) any person acquires securities of Valvoline representing 20% or more of the combined voting power of Valvoline or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Valvoline cease for any reason to constitute a majority thereof, unless such directors were approved by a vote of at least two-thirds of the incumbent directors.

No Re-Pricing

The Plan prohibits the “re-pricing” of options or SARs without shareholder approval. That is, except for adjustments made to changes in capitalization or in the event of any distribution to common shareholders other than normal cash distributions, our board of directors or the administrator will not, without the further approval of our shareholders, authorize the amendment of any outstanding option or SAR to reduce the exercise price, and no option or SAR will be cancelled and replaced with cash or with another award except as provided in the event of a change in control. Further, no option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another award without further approval of our shareholders.

Forfeiture

Unless the award agreement specifies otherwise, the administrator may, in its discretion, require a participant to forfeit all unexercised, unearned, unvested or unpaid awards if:

1.

the participant, without written consent of Valvoline, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Valvoline or any of its subsidiaries, as determined by the administrator;

2.	the participant performs any act or engages in any activity that is detrimental to the best interests of Valvoline or any of its subsidiaries, as determined by the administrator; or

3.	the participant breaches any agreement or covenant with, or obligation or duty to, Valvoline or any subsidiary, including without limitation,

any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the administrator.

Additionally, awards granted under the 2016 Incentive Plan will be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by us as in effect from time to time.

Foreign Awards

In order to comply with the laws in other countries in which we operate or have employees or otherwise to foster and promote achievement of the purposes of the 2016 Incentive Plan, Compensation Committee, in its sole discretion, has authority, without amending the 2016 Incentive Plan, to: (i) determine which non-U.S. subsidiaries will be covered by the plan; (ii) determine which foreign nationals and employees outside the United States are eligible to participate; (iii) modify the terms and conditions of awards granted to foreign nationals who are employed outside the United States or are otherwise subject to the laws of one or more foreign jurisdictions; (iv) grant awards to participants who are foreign nationals, who are employed outside the United States or who are otherwise subject to the laws of one or more non-U.S. jurisdictions, on terms and conditions that are different from those specified in the 2016 Incentive Plan; (v) modify exercise procedures and other terms and procedures with respect to foreign participants; and (vi) take any action, before or after an award is made, that Compensation Committee deems necessary or advisable to obtain approval or comply with any local government regulatory exemptions, approvals or requirements.

Amendment and Termination

Subject to any shareholder approval that may be required by law or the rules of the NYSE, our board of directors may amend, alter, suspend or terminate the 2016 Incentive Plan in whole or in part and at any time. Unless terminated earlier by our board of directors, the 2016 Incentive Plan will terminate on the tenth anniversary of the effective date of the 2016 Incentive Plan and no awards may be granted under the 2016 Incentive Plan after that date.

Certain Federal Tax Aspects of the 2016 Incentive Plan

The following summary describes the federal income tax treatment associated with options awarded under the 2016 Incentive Plan. The summary is based on the law in effect as of the date of this filing. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.    Neither the grant nor the exercise of an incentive stock option (an “ISO”) results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NQSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NQSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options.    A stock option that does not qualify as an ISO (a “nonqualified stock option” or an “NQSO”) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NQSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NQSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NQSO option are not subject to a substantial risk of forfeiture.

Restricted Shares.    An RS would result in no taxable income at the time of grant unless the grantee elects otherwise under Section 83(b) of the Code (a “Section 83(b) Election”). Unless a Section 83(b) Election is made, the grantee will recognize ordinary income, at the time restrictions applicable to the RS award lapse, equal to the excess of the fair market value of such stock at such time over the amount (if any) paid therefor. Grantees who receive dividends on RS that are paid in additional shares of RS will recognize ordinary income in an amount equal to the fair market value of such additional shares at the time the restrictions on such additional shares lapse. Grantees who receive dividends on RS paid in cash will recognize ordinary income equal to the amount of cash received. Subject to the 162(m) limitations described below, Valvoline would be entitled to a corresponding deduction with respect to RS awards and dividends paid thereon at the same time that income is recognized by the grantee.

Restricted Stock Units.    An RSU would not result in taxable income at the time of the Award. At the time the restrictions applicable to the RSUs lapse, the grantee will be entitled to receive shares of Common Stock or cash compensation equal to the product of (1) the number of units that have vested and (2) the closing price of one share of Common Stock as reported on the New York Stock Exchange Composite Tape as of such vesting date. When RSUs are settled, the grantee will recognize ordinary income equal to the fair market value of such shares of Common Stock or the amount of such cash compensation. Grantees who receive dividends on RSUs that are paid in additional RSUs will recognize ordinary income at the same time and in the same manner as specified above. Subject to the 162(m) limitations described below, Valvoline would be entitled to a corresponding deduction with respect to RSUs and dividends paid thereon at the same time that income is recognized by the grantee.

Section 162(m).    As mentioned above in this Proposal 5, Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (currently excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit.

Section 409A.    Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features.

Awards

None of the named executive officers received awards under the 2016 Incentive Plan in fiscal 2016. During fiscal 2016, an aggregate of 29,622 restricted shares of Common Stock were awarded to our directors as a group (exclusive of Mssrs. Mitchell and Wulfsohn). Other than such shares of Common Stock granted during fiscal 2016, there are no other awards outstanding under the 2016 Incentive Plan.

THE FULL TEXT OF THE CURRENTLY EFFECTIVE PLAN IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND THE FOREGOING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the material terms of the performance goals under the 2016 Incentive Plan.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the material terms of the performance goals under the 2016 Valvoline Inc. Incentive Plan.

CORPORATE GOVERNANCE

Valvoline’s Board of Directors

Composition

Our business and affairs are managed under the direction of our Board. Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in our Director Independence Standards (published on our website at http://investors.valvoline.com/governance) (“Independence Standards”), which incorporate the requirements of SEC rules and the listing standards of NYSE. Within this framework, the G&N Committee is charged with determining and refreshing, as appropriate, the composition of our Board of Directors. The G&N Committee seeks to fill our Board with exceptionally talented and diverse directors, with expertise and leadership experience in the markets in which we operate.

Prior to the completion of our IPO on September 28, 2016, we were a wholly owned subsidiary of Ashland, and our Board of Directors consisted entirely of Ashland senior executives. In connection with the IPO, Ashland undertook a search to identify independent directors to serve on our Board, using those same principles that guide our G&N Committee. As a result of that process, our Board currently consists of the following eight members: Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, Mary J. Twinem and William A. Wulfsohn, each of whom has been nominated for election at the Annual Meeting. See the “Proposal One—Election of Directors” section of this proxy statement.

Independence

Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in the Independence Standards. The Independence Standards incorporate the requirements of SEC rules and NYSE listing standards, and were adopted by our Board to assist in its determination of director independence. Pursuant to these rules, our Board must make an affirmative determination that those members of the Board who serve as independent directors have no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Members of the Audit and Compensation Committees are also subject to heightened standards for independence under SEC rules and NYSE listing standards.

Our Board undertook a review of director independence in November 2016. The Board considered relationships and transactions between each director, on the one hand, and Valvoline, its subsidiaries and its affiliates, on the other hand, including the director’s commercial, economic, charitable and familial relationships. As a result of this review, the Board affirmatively determined that Messrs. Freeland, Kirk, Macadam, Manager and Sonsteby and Ms. Twinem are each independent of Valvoline and its affiliates. Mr. Mitchell was determined not to be independent because he currently serves as Chief Executive Officer of the Company, and Mr. Wulfsohn was determined not to be independent because he currently serves as Chief Executive Officer of Valvoline’s controlling shareholder, Ashland. In addition, the Board determined that Messrs. Manager and Sonsteby and Ms. Twinem each satisfy the heightened independence standards applicable to Audit Committee members, including those under Exchange Act Rule 10A-3.

Committees

Our Board of Directors has established an Audit Committee, Compensation Committee and G&N Committee (each a “Committee” and, collectively, the “Committees”) to assist in the performance of the Board’s various functions. All committee members are appointed by our Board upon recommendation of the G&N Committee.

Listed below are the members of each of the three standing committees as of September 30, 2016. As discussed above in “—Independence,” our Board has determined that all of the members of these Committees are independent as defined by our Independence Standards, including, in the case of Audit and Compensation Committee members, the heightened standards for independence under SEC rules and NYSE listing standards.

Audit Committee	Compensation Committee	Governance and Nominating Committee
Vada O. Manager	Stephen F. Kirk*	Stephen F. Kirk
Charles M. Sonsteby*	Richard J. Freeland	Richard J. Freeland
Mary Twinem	Stephen E. Macadam	Stephen E. Macadam
	Vada O. Manager	Vada O. Manager*
	Charles M. Sonsteby	Charles M. Sonsteby
	Mary J. Twinem	Mary J. Twinem

*	Chair

The responsibilities of each of our standing committees are described below. Each of the Committees operates under a written charter; has authority to retain independent legal, accounting or other advisors; makes regular reports to the Board of Directors; and reviews its own performance annually. The charter of each Committee is available on our website at http://investors.valvoline.com/governance.

Audit Committee

The Audit Committee’s responsibilities include:

•	overseeing the integrity of our financial reporting process, including earnings releases and the filing of financial reports;

•	reviewing the quality and adequacy of accounting and financial controls;

•	selecting and evaluating the performance of our internal auditors, who report directly to the Audit Committee;

•	approving fees and services of our independent registered public accounting firm;

•	overseeing our internal audit function, including the head of internal audit;

•	reviewing the effectiveness of our legal and regulatory compliance programs;

•

reviewing our enterprise risk assessment and management policies, including the Company’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such risks;

•

evaluating significant financial matters and decisions, such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), past audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities;

•	reviewing and investigating any matters pertaining to the integrity of executive management, and overseeing compliance by management with laws, regulations and our Code of Business Conduct;

•	reviewing the Company’s policies, programs and practices with respect to environmental, health and safety risks;

•	reviewing the Company’s cyber security risks and programs;

•	establishing and maintaining procedures for handling complaints regarding accounting, internal auditing controls and auditing matters, including procedures for confidential, anonymous submission; and

•	overseeing funding and investment policy related to employee benefit plans.

The Audit Committee must meet at least four times a year, plus additional meetings as circumstances require, and must report to the Board after each of its meetings.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	overseeing the implementation and administration of the Company’s compensation plans;

•	adopting, amending, terminating and otherwise designing employee benefits plans;

•	ensuring that Valvoline’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests and emphasize pay for performance linkage;

•	evaluating and approving compensation of all key senior executives, including the corporate goals and objectives with respect to CEO compensation;

•	reviewing compensation policies and practices for all employees, with consideration toward risks associated with such policies and practices;

•

approving any employment agreements, consulting arrangements, severance or retirement arrangements, change-in-control agreements and/or special or supplemental benefits covering any current or former executive officer;

•	overseeing the execution of senior management development and succession plans;

•	overseeing regulatory compliance on compensation matters, including the Company’s policies on structuring compliance programs to preserve tax deductibility;

•	overseeing the preparation of the annual report on executive compensation;

•	overseeing compliance with NYSE requirements relating to shareholder approval of equity compensation plans; and

•	determining the independence and compensation of, and overseeing the work completed by, any compensation consultant, independent legal counsel or other advisor that it retains.

The Compensation Committee must meet at least four times a year, plus additional meetings as circumstances require, and must report to the Board from time to time with respect to its activities.

Governance and Nominating Committee

The G&N Committee’s responsibilities include:

•

identifying qualified nominees (i) for shareholder election and (ii) to fill any vacancies that occur between annual meetings of shareholders, in each case, consistent with criteria approved by the Board relating to personal and professional integrity, ability, judgment, expertise, experience and diversity;

•	reviewing potential director candidates and nominations for re-election and reporting the results of such reviews to the Board;

•	identifying board members qualified to fill any vacancies on a committee of the Board;

•	reviewing appropriateness of directors’ continued service on the Board or the committees of the Board;

•	reviewing transactions pursuant to the Company’s Related Person Transaction Policy set forth in the Company’s Corporate Governance Guidelines;

•	recommending stock ownership guidelines for employees and non-employee directors and programs and procedures relating to director evaluation, retention and retirement;

•

defining and reviewing the responsibilities of the Board with respect to the Company’s corporate governance, including review of proposed amendments to the Company’s articles or by-laws and the conduct of the meetings of the Board, the committees of the Board and the Company’s shareholders;

•	reviewing and recommending policies and procedures to ensure the Board and its committees are properly constituted and organized;

•	reviewing all Board committee charters;

•	reviewing and, if necessary, making recommendations as to shareholder proposals; and

•	reviewing the succession process for senior management.

The G&N Committee must meet at least four times a year, plus additional meetings as circumstances require, and must report its actions and recommendations to the Board after each meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Mssrs. Kirk (Chair), Freeland, Macadam, Manager and Sonsteby and Ms. Twinem) (i) was an officer or employee of Valvoline at any time during or prior to fiscal 2016 or (ii) is or was a participant in a “related person” transaction with Valvoline since the beginning of fiscal 2016. No executive officer of the Company served on the compensation committee or board of any company that employed any member of Valvoline’s Compensation Committee or Board of Directors.

The Board’s Operations

Board Leadership Structure.    Mr. Wulfsohn serves as our Non-Executive Chairman of the Board. The Chairman of the Board organizes Board activities to effectively provide guidance to, and oversight and accountability of, management. To fulfill that role, the Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and the other members of management and the Board, assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company and provides senior management with the Board’s advice, direction and opinions. The Non-Executive Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

Board and Committee Meetings.    The Board and Committees must hold regularly scheduled meetings. Directors are expected to attend all meetings of the Board and of the Committees on which they serve. Non-management directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. Because our Board policies and Committee structure were established and populated in connection with our September 2016 IPO, no Board or Committee meetings were held during our 2016 fiscal year.

Evaluation of Board Effectiveness.    The Board must conduct annual self-evaluations to determine whether it and its Committees are functioning effectively. The G&N Committee receives comments from all directors and reports to the Board with an annual assessment of the Board’s performance, with a focus on the Board’s contribution to the Company and areas in which the Board or its Committees can improve. We may also engage independent, third-party governance experts from time to time to conduct interviews and/or assessments regarding the structure and effectiveness of our Board and its committees.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risk. The Board approves and monitors the fundamental financial and business strategies of the Company and maintains policies and procedures designed to ensure that the assets of the Company are properly safeguarded and enterprise risks are properly managed, that appropriate financial and other controls are maintained, that processes are in place for maintaining the integrity of the Company and that the Company’s business is conducted in compliance with applicable laws and regulations. Management is responsible for the day-to-day management of risk, and members of our senior management regularly report to the Board and its Committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy.

While the Board is ultimately responsible for overall risk oversight at our Company, the Committees assist the Board in fulfilling its oversight responsibilities in certain areas. In particular, the Audit Committee has primary responsibility for monitoring the Company’s major financial risk exposures and the steps the Company has taken to control such exposures, including the Company’s risk management policies and processes. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to environmental, health and safety risks and programs. The Compensation Committee monitors the risks associated with our compensation policies and procedures. The G&N Committee is charged with reviewing and recommending governance policies and procedures, including Board and Committee structure, leadership and membership, that ensure independence of the Board as it exercises its corporate governance and risk oversight roles. The G&N Committee also reviews transaction pursuant to our Related Person Transaction Policy (which is further described in “—Other Governance Policies and Practices—Related Person Transaction Policy”).

Other Governance Policies and Practices

Overview of Governance Principles

We are committed to adhering to sound corporate governance practices. We have adopted Corporate Governance Guidelines, which include our Related Person Transaction Policy. These Guidelines provide the framework for our Board of Directors’ governance of the Company and include a general description of our Board’s purpose, responsibilities and member qualification standards. As further discussed in “—Valvoline’s Board of Directors—Independence,” our Corporate Governance Guidelines require that two-thirds of our directors be independent. Our Related Person Transaction Policy requires our directors and executive officers to identify annually and on an as needed basis potential transactions with related persons or their firms that meet certain criteria set forth in our Related Person Transaction Policy.

We also require compliance with our code of business conduct, entitled “Global Standards of Business Conduct,” which applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as employees of Valvoline Instant Oil Change (“VIOC”) stores and Valvoline-managed joint ventures. Our Global Standards of Business Conduct promote honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the standards set forth therein and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC.

The Committees of our Board of Directors have all adopted charters defining their respective purposes and responsibilities. Pursuant to these charters, the Committees must review their respective performances at least annually and each of the Committees has authority to engage independent legal, accounting or other advisors.

Our Corporate Governance Guidelines (including our Related Person Transaction Policy), Global Standards of Business Conduct and Committee charters are published on our website at http://investors.valvoline.com/governance. These documents are also available in print at no cost to any shareholder who requests them. We intend to post any amendments or waivers to our Global Standards of Business Conduct (to the extent applicable to our directors and executive officers) on our website or in a Current Report on Form 8-K.

Related Person Transaction Policy

Federal securities laws require us to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. We are also required to describe our policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to our written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between the Company and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, our directors and executive officers are required to identify annually potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chairman of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board of Directors.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in our proxy statement;

•	Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in our proxy statement if the executive officer was a “named executive officer;”

•

A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	A transaction in which the related person’s interest arises solely from the ownership of Valvoline stock and all shareholders receive the same benefit on a pro rata basis.

Communication with Directors

The Board of Directors has established a process by which shareholders and other interested parties may communicate with the Board. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the General Counsel of Valvoline, 3499 Blazer Parkway, P.O. Box 14000, Lexington, KY 40512-9987. Communications directed to our General Counsel will be reviewed and distributed to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the directors, although all communications directed to the Board will be available to any director upon request.

Shareholder Recommendations for and Nominations of Directors

Pursuant to our Corporate Governance Guidelines and the G&N Committee’s charter, the G&N Committee is responsible for reviewing all director nominees and making recommendations to the full Board. Shareholders who wish to do so may recommend candidates for consideration by the G&N Committee. Shareholders also have the right under our By-laws to directly nominate candidates to stand for election at annual meetings, without any action or recommendation on the part of the G&N Committee or our Board. Shareholders who wish to recommend candidates for consideration by the G&N Committee or to directly nominate candidates for election may do so pursuant to the applicable procedures summarized below.

Shareholder Recommendations for Directors.    The G&N Committee considers director candidates recommended by other directors, employees and shareholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified or express mail to the Corporate Secretary of Valvoline at 3499 Blazer Parkway, P.O. Box 14000, Lexington, KY 40512-9987. Recommendations should be received no later than September 1, 2017, to be considered by the G&N Committee in connection with its review of candidates for election at our 2018 Annual Meeting. Suggestions for director candidates should include the information described in Section 3.03 of our Amended and Restated By-laws (“By-laws”), and any other relevant information, as to the proposed candidate. The G&N Committee will review all director candidates in accordance with its charter and Valvoline’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board of Directors. As further described in its charter, the G&N Committee seeks candidates of the highest personal and professional integrity who exhibit the following personal and professional qualifications: (1) significant experience in the lubricants, automobile or consumer marketing industries, (2) experience in product or process innovation, (3) international business expertise, (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to the Company’s global business and strategy, (5) an inquisitive and objective nature, practical wisdom and mature judgment and (6) the ability to work with the Company’s existing directors and management. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors.    Our By-laws permit eligible shareholders to directly nominate candidates for election at annual meetings of shareholders. Our By-laws require that the Company be given advance written notice of shareholder nominations for election to the Board of Directors. Such notice must contain the information required by our By-laws with respect to the nominee and the shareholder and must be timely. To be timely for purposes of an annual meeting, such notice must be received at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting; provided, however, if the annual meeting is to be held more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made. Based on the January 24, 2017, date for our upcoming Annual Meeting, shareholder nominations must be received no earlier than September 26, 2017, and no later than October 26, 2017, to be considered timely for our 2018 Annual Meeting, assuming our 2018 Annual Meeting will be held no more than 30 days before and no more than 60 days after January 24, 2018. The chairman of an annual meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with our By-laws. Shareholders should send all director nominations for the 2018 Annual Meeting via registered, certified or express mail to the Corporate Secretary of Valvoline at 3499 Blazer Parkway, P.O. Box 14000, Lexington, KY 40512-9987.

A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, or may be obtained by written request to: Valvoline’s Corporate Secretary, 3499 Blazer Parkway, Lexington, KY 40509.

Certain Relationships and Related Person Transactions

Relationship with Ashland

Prior to the IPO, we were a wholly owned subsidiary of Ashland and Ashland held all of the historical assets and liabilities related to our business. In September 2016, we completed our initial public offering of 34,500,000 shares of Common Stock, representing approximately 17% of Common Stock. As a result of the IPO and certain related transactions, as of October 31, 2016, Ashland owned 170 million shares of Common Stock, representing approximately 83% of Common Stock. Immediately prior to the completion of the IPO, we and Ashland entered several agreements relating to the IPO and our relationship with Ashland after the

IPO. These agreements, the material terms of which are summarized below, include a separation agreement, a transition services agreement, a reverse transition services agreement, a tax matters agreement, a registration rights agreement and an employee matters agreement. These agreements were prepared while we were still a wholly owned subsidiary of Ashland. Accordingly, during the period in which the terms of those agreements were prepared, we did not have an independent Board of Directors or a management team that was independent of Ashland. As a result, the terms of the agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties. Copies of these agreements have been filed as exhibits to our Annual Report on Form 10-K for fiscal 2016, which was filed with the SEC on December 19, 2016. The following descriptions are qualified in their entirety by reference to the full text of such agreements.

Separation Agreement

On September 22, 2016, Valvoline entered into a separation agreement with Ashland to facilitate the separation of Valvoline and Ashland into two separate companies (the “Separation”). The separation agreement sets forth the agreements between Valvoline and Ashland regarding the principal actions to be taken in connection with the Separation. It also sets forth other agreements that govern aspects of the relationship between Valvoline and Ashland following the Separation.

Transfer of Assets and Assumption of Liabilities.    The separation agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of the Separation so that Valvoline and Ashland retain the assets of, and the liabilities associated with, their respective businesses. However, certain liabilities that are not associated with Ashland’s and Valvoline’s respective businesses have been allocated regardless of which business they are associated with (if any). For example, Valvoline has assumed responsibility for certain Ashland qualified and nonqualified pension and retirement plans as well as a portion of the trusts or other funding vehicles that have been established to fund such plans. Ashland has retained, or assumed from Valvoline, substantially all liabilities arising from or relating to the exposure of any person to asbestos from the manufacture, production, sale, distribution, conveyance or placement in the stream of commerce on or prior to the date of the Separation of any product or other item, as well as from repair, use, abatement or disposal on or prior to the date of the Separation of any building material or equipment containing asbestos, regardless of whether related to Ashland’s business or Valvoline’s business. In addition, Ashland has retained, or assumed from Valvoline, all environmental liabilities, known or unknown, arising from or relating to Ashland’s business or any other historical business of Ashland, other than Valvoline’s business, arising or relating to events, conduct or conditions occurring prior to, or after, the date of the Separation.

The separation agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between Valvoline and Ashland.

Internal Transactions.    The separation agreement provides for certain internal transactions related to the Separation that have occurred prior to the Separation.

Intercompany Arrangements.    All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between Valvoline, on the one hand, and Ashland, on the other hand, have terminated effective as of the Separation, except specified agreements and arrangements that are intended to survive the Separation.

Shared Liabilities.    The tax matters agreement, employee matters agreement and shared environmental liabilities agreement describe certain liabilities that will be shared between Valvoline and Ashland following the Separation. These agreements respectively specify the portion of the economic costs of such liabilities between Valvoline and Ashland and establish a process for managing, defending and resolving, as well as sharing the costs related to, such liabilities between Valvoline and Ashland.

Credit Support.    Valvoline has agreed to use reasonable best efforts to arrange, prior to the Separation, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support currently provided by or through Ashland or any of its affiliates for the benefit of Valvoline’s business.

Representations and Warranties.    In general, neither Valvoline nor Ashland have made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the separation agreement, all assets have been transferred on an “as is,” “where is” basis.

Further Assurances.    Valvoline and Ashland have agreed to use reasonable best efforts to affect any transfers contemplated by the separation agreement that have not been consummated prior to the Separation as promptly as practicable. In addition, Valvoline and Ashland have agreed to use reasonable best efforts to affect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Separation.

The Initial Public Offering.    The separation agreement governs Valvoline’s and Ashland’s respective rights and obligations regarding Valvoline’s recently completed IPO. Ashland has the sole and absolute discretion to determine the terms of, and whether to proceed with, any subsequent stock distribution or other disposition of Valvoline stock by Ashland.

Exchange of Information.    Valvoline and Ashland have agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, regulatory, litigation and other similar requests. Valvoline and Ashland also have agreed to use reasonable best efforts to retain such information in accordance with Ashland’s record retention policies as in effect on the date of the separation agreement. Each party also has agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligation for an agreed period of time.

Release of Claims.    Valvoline and Ashland each have agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Separation have been the other’s shareholders, directors, officers, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Separation. These releases are subject to exceptions set forth in the separation agreement.

Indemnification.    Valvoline and Ashland each have agreed to indemnify the other and each of the other’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Separation and Valvoline’s and Ashland’s respective businesses. The amount of either Valvoline’s or Ashland’s indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The separation agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Valvoline entered into a transition services agreement pursuant to which Ashland provides Valvoline with various corporate support services, including certain accounting, human resources, information technology, office and building, risk, security, tax and treasury services. Ashland may also provide Valvoline with additional services that Valvoline and Ashland may identify from time to time in the future. In general, the services began following the completion of the IPO and cover a period not expected to exceed 24 months.

Ashland agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to the Valvoline business during the preceding year. Valvoline and Ashland agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Valvoline’s or Ashland’s operations, and Ashland agreed to use commercially reasonable efforts, at Valvoline’s expense, to obtain any third-party consents required for the performance of the services.

The services are being provided by Ashland without representation or warranty of any kind. Ashland has no liability with respect to its furnishing of the services except to the extent occasioned by its bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the transition services agreement, Valvoline and Ashland are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the transition services agreement, subject to certain exceptions. Valvoline and Ashland retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The transition services agreement specifies the costs to Valvoline for the services. These costs are consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

Reverse Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Valvoline entered into a reverse transition services agreement pursuant to which Valvoline provides Ashland with various corporate support services, including certain human resources, information technology, office and building, security and tax services, as well as certain regulatory compliance services required during the period in which Valvoline remains a majority-owned subsidiary of Ashland. Valvoline may also provide Ashland with additional services that Valvoline and Ashland may identify from time to time in the future. In general, the services began following the completion of the IPO and cover a period not expected to exceed 24 months.

Valvoline agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to Ashland’s specialty ingredients and performance materials businesses (collectively, the “Chemicals business”) during the preceding year. Valvoline and Ashland agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Valvoline’s or Ashland’s operations, and Valvoline agreed to use commercially reasonable efforts, at Ashland’s expense, to obtain any third-party consents required for the performance of the services.

The services are being provided by Valvoline without representation or warranty of any kind. Valvoline has no liability with respect to its furnishing of the services except to the extent occasioned by Valvoline’s bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the reverse transition services agreement, Valvoline and Ashland are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the reverse transition services agreement, subject to certain exceptions. Valvoline and Ashland retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The reverse transition services agreement specifies the costs to Ashland for the services. These costs are consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

Tax Matters Agreement

On September 22, 2016 Valvoline entered into a tax matters agreement with Ashland that governs the rights, responsibilities and obligations of Valvoline and Ashland with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests) (the “Tax Matters Agreement”).

Valvoline will be included in the U.S. federal consolidated group tax return, and possibly certain combined or similar group tax returns, with Ashland (the “Ashland Group Returns”) for the period starting approximately on the date of the closing of the IPO and through the date of the distribution by Ashland to its shareholders of Ashland’s remaining shares of Common Stock. This period is referred to as the “Interim Period” and this distribution is referred to as the “stock distribution” or “final separation.” Under the Tax Matters Agreement, Ashland will generally make all necessary tax payments to the relevant tax authorities with respect to the Ashland Group Returns, and Valvoline will make tax sharing payments to Ashland. The amount of Valvoline’s tax sharing payments will generally be determined as if Valvoline and each of its relevant subsidiaries included in the Ashland Group Returns filed its own consolidated, combined or separate tax returns for the Interim Period that include only Valvoline and/or its relevant subsidiaries, as the case may be.

For taxable periods that begin on or after the day after the date of the stock distribution, Valvoline will no longer be included in any Ashland Group Returns and will file tax returns that include only Valvoline and/or its subsidiaries, as appropriate. Valvoline will not be required to make tax sharing payments to Ashland for those taxable periods. Nevertheless, Valvoline has (and will continue to have following the stock distribution) joint and several liability with Ashland to the Internal Revenue Service for the consolidated U.S. federal income taxes of the Ashland consolidated group for the taxable periods in which Valvoline was part of the Ashland consolidated group.

The Tax Matters Agreement also generally provides that Valvoline will indemnify Ashland for the following taxes:

•	Taxes of Valvoline for all taxable periods that begin on or after the day after the date of the stock distribution;

•	Taxes of Valvoline for the Interim Period that are not attributable to Ashland Group Returns;

•	Taxes for any tax period prior to the completion of the IPO (the “Pre-IPO Period”) that arise on audit or examination and are directly attributable to the Valvoline business;

•

Certain U.S. federal, state or local taxes for the Pre-IPO Period of Ashland and/or its subsidiaries for that period that arise on audit or examination and are directly attributable to neither the Valvoline business nor the Chemicals business; and

•	Transaction Taxes (as described below) that are allocated to Valvoline under the Tax Matters Agreement.

The Tax Matters Agreement also provides that Valvoline indemnify Ashland for any taxes (and reasonable expenses) resulting from the failure of the stock distribution to qualify for non-recognition of gain and loss or certain reorganization transactions related to the Separation or the stock distribution to qualify for their intended tax treatment (“Transaction Taxes”), where the taxes result from (1) breaches of covenants that Valvoline has agreed to in connection with these transactions (including covenants containing the restrictions described below that are designed to preserve the tax-free nature of the stock distribution), (2) the application of certain provisions of U.S. federal income tax law to the stock distribution with respect to acquisitions of Common Stock or (3) any other actions that Valvoline knows or reasonably should expect would give rise to such taxes. The Tax Matters Agreement also requires Valvoline to indemnify Ashland for a portion of certain other Transaction Taxes allocated to Valvoline based on its market capitalization relative to the market capitalization of Ashland.

Valvoline will generally have either sole control, or joint control with Ashland, over any audit or examination related to taxes for which Valvoline is required to indemnify Ashland.

The Tax Matters Agreement imposes certain restrictions on Valvoline and its subsidiaries (including restrictions on share issuances or repurchases, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free nature of the stock distribution. These restrictions will apply for the two-year period after the stock distribution. However, Valvoline will be able to engage in an otherwise restricted action if Valvoline obtains an appropriate opinion from counsel or ruling from the IRS.

Employee Matters Agreement

On September 22, 2016, Valvoline entered into an employee matters agreement with Ashland that addresses employment, compensation and benefits matters, including the allocation and treatment of assets and liabilities relating to Valvoline’s employees and the compensation and benefit plans and programs in which Valvoline’s employees participate prior to the stock distribution, as well as other human resources, employment and employee benefit matters.

Employment-Related Liabilities.    Valvoline generally has assumed responsibility for all employment-related liabilities of or relating to Valvoline’s current and former employees and, to the extent incurred prior to August 1, 2016, former employees who were employed by a terminated, divested or discontinued Valvoline business, former U.S. employees of any other terminated, divested or discontinued business and former U.S. employees of a shared resource group.

Benefit and Welfare Plans.    Following the completion of the IPO and prior to the stock distribution, Valvoline will establish benefit plans for its employees that generally will recognize all service, compensation and other factors affecting benefit determinations to the same extent recognized under the corresponding Ashland benefit plan. Until such time, claims incurred by Valvoline’s employees will continue to be covered under Ashland’s benefit plans, and Valvoline will reimburse Ashland for such costs if they are not otherwise charged to Valvoline in the ordinary course.

Pension and Retirement Plans.    Valvoline has assumed responsibility for certain Ashland qualified and nonqualified pension and retirement plans as well as a portion of the trusts or other funding vehicles that have been established to fund such plans. Specifically, Valvoline has assumed all liabilities and assets relating to the Ashland Hercules Pension Plan, other than liabilities and assets relating to active employees who are covered by the Hopewell collective bargaining agreement. In addition, Valvoline has assumed responsibility for certain excess and supplemental pension plans and, prior to the stock distribution, Valvoline will assume responsibility for the portions of the Ashland nonqualified deferred compensation plans that relate to its employees and non-employee directors. Also prior to the stock distribution, Valvoline will establish one or more defined contributions plans that will accept a trust-to-trust transfer of its employees’ account balances from the Ashland 401(k) plan.

Labor Matters.    Valvoline will assume and comply with any collective bargaining arrangements that cover its employees.

Registration Rights Agreement

On September 22, 2016, Valvoline entered into a registration rights agreement with Ashland pursuant to which Valvoline has granted Ashland registration rights with respect to shares of Common Stock. Ashland may transfer these rights to any Ashland entity, or, in connection with an equity-for-debt exchange, to a third-party lender or any transferee that acquires at least 5% of the issued and outstanding shares of Common Stock and executes an agreement to be bound by the registration rights agreement.

Demand Registration Rights.    The registration rights agreement provides that Ashland and its transferees have the right to require Valvoline to use its commercially reasonable efforts to effect an unlimited number of registrations of Common Stock; however, Valvoline is not obligated to effect any registration unless it covers shares of Common Stock with an aggregate fair market value of at least $75 million.

The registration rights agreement requires Valvoline to pay the registration expenses in connection with each demand registration (other than any underwriting discounts and commissions and the fees, disbursements and expenses of the selling shareholder’s counsel and accountants). Valvoline is not required to honor any of these demand registrations if Valvoline has effected a registration within the preceding 60 days. In addition, if Valvoline’s general counsel determines, and its board of directors confirms, that in the good faith judgment of Valvoline’s general counsel, filing a registration statement would be significantly disadvantageous to Valvoline

(because such registration would require disclosure of material information for which Valvoline has a bona fide business purpose to preserve as confidential and the disclosure of which would have a material adverse effect on Valvoline or Valvoline is unable to comply with securities law requirements for effectiveness of such registration), Valvoline is entitled to delay filing such registration statement until the earlier of seven business days after the disadvantageous condition no longer exists and 75 days after Valvoline made such determination.

Piggyback Registration Rights.    In addition to Valvoline’s obligations with respect to demand registrations, if Valvoline proposes to register any of its securities, other than a registration (1) on Form S-8 or Form S-4, (2) relating to equity securities in connection with employee benefit plans, or (3) in connection with an acquisition of or an investment in another entity by Valvoline, Valvoline will give each shareholder party to the registration rights agreement the right to participate in such registration. Valvoline is required to pay the registration expenses in connection with each of these registrations (other than any underwriting discounts and commissions and the fees, disbursements and expenses of the selling shareholder’s counsel and accountants). If the managing underwriters in a piggyback registration advise Valvoline that the number of securities offered to the public needs to be reduced, Valvoline shall include securities in such registration in accordance with the following priorities (1) the securities Valvoline proposes to sell, (2) up to the number of shares requested to be included in such registration by Ashland, (3) up to the number of shares requested to be included in such registration, pro rata among the selling holders (other than Ashland) and (4) up to the number of any other securities requested to be included in such registration.

Holdback Agreements.    If any registration of Common Stock is in connection with an underwritten public offering, each holder of unregistered Common Stock party to the registration rights agreement will agree not to effect any public sale or distribution of any Common Stock during the seven days prior to, and during the 90-day period beginning on, the effective date of such registration statement.

Directed Share Program

At our request, the underwriters reserved up to 1,500,000 shares of the Common Stock offered in the IPO for sale to Ashland’s and our respective directors and officers, certain of our and Ashland’s employees and VIOC franchise owners, in each case, at the public offering price. The following Valvoline directors and officers purchased shares in the directed share program with a value in excess of $120,000:

•	Samuel J. Mitchell, Jr.;

•	Charles M. Sonsteby; and

•	William A. Wulfsohn.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Prior to the IPO, we operated as a business unit of Ashland and not as an independent company. The Compensation Committee met for the first time in November 2016. During this meeting, the Compensation Committee conducted a thorough review of current compensation practices and began to more fully develop Valvoline’s compensation philosophy, including both the principles and processes that will be foundational to ongoing compensation decisions.

Based on the timing of the IPO and the establishment of the Compensation Committee, Ashland has largely determined the compensation of those individuals who are designated as our named executive officers for fiscal 2016. In compliance with SEC rules, much of the information included in this section is historical. We will implement changes to our executive compensation policies and programs going forward to more closely reflect Valvoline as a separate public company.

For purposes of this Compensation Discussion and Analysis and the tabular executive compensation disclosures that follow, the individuals listed below are collectively referred to as Valvoline’s “named executive officers” based on fiscal 2016 compensation paid by both Ashland and Valvoline. They include:

•	Samuel J. Mitchell, Jr., Chief Executive Officer;

•	Mary Meixelsperger, Chief Financial Officer;

•	Craig A. Moughler, Senior Vice President, International & Product Supply;

•	Heidi J. Matheys, Chief Marketing Officer; and

•	Frances E. Lockwood, Chief Technology Officer.

As described above, this Compensation Discussion and Analysis discusses many of the historical compensation practices of Ashland. Since Mr. Mitchell was an executive officer of Ashland prior to the IPO, his fiscal 2016 compensation was determined by the Personnel & Compensation Committee of Ashland’s Board of Directors (the “Ashland P&C Committee”). The fiscal 2016 compensation of Mses. Meixelsperger, Matheys, and Lockwood and Mr. Moughler was generally determined by Mr. Mitchell with the review and approval of the Chief Executive Officer of Ashland, as discussed further in this Compensation Discussion and Analysis.

Executive Summary

Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve short-term and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of the following types of compensation: base pay, short-term incentive compensation awards and long-term incentive equity compensation awards which are composed primarily of stock appreciation rights (“SARs”), restricted stock (“RS”), performance units (“Performance Units”) and, beginning in fiscal 2016, restricted stock units (“RSUs”) in lieu of RS.

Key Executive Compensation Objectives

Ashland aligns executive compensation and shareholder value by providing competitive incentives composed of time-based and performance-based incentives to achieve short-term and long-term performance goals. Indicative of this alignment is the mix of at-risk compensation (annual incentive, SARs, RS/RSUs and Performance Units) for Mr. Mitchell and the other Valvoline named executive officers. Assuming target performance, 69% of Mr. Mitchell’s fiscal 2016 total direct compensation is at risk, allocated as follows: (i) 41% to long-term incentives (SARs, RS/RSUs and Performance Units), (ii) 28% to short-term incentives and (iii) 31% to base salary.

The metrics used in the short-term and long-term performance based incentives are as follows:

Annual Incentive Compensation Plan.    The 2016 Annual Incentive Compensation Plan is composed of two financial components, Operating Income and Working Capital Efficiency (as each is defined in “—Annual Cash Compensation-Annual Incentive Compensation”), and a safety modifier. These performance measures are company-wide and/or specific to the business segment to which an executive is assigned. These financial performance measures are structured so that the cash compensation of most Ashland employees, including Valvoline named executive officers, is aligned with key business objectives.

Long-Term Incentive Performance Plan (“LTIPP”).    The 2016-2018 LTIPP, granted as Performance Units, has two financial performance measures, Return on Investment (“ROI”) and Total Shareholder Return (“TSR”). For eligible executives, these performance measures apply at the Ashland level, not at the business segment levels. This provides a strong alignment between long-term executive compensation and shareholder value.

Ashland also has several governance practices in place to align executive compensation with shareholder interests and mitigate risks in its plans. These practices include: stock ownership guidelines, limited perquisites, an anti-hedging policy, an anti-pledging policy and a clawback policy.

Compensation Decisions for Fiscal 2016

Base Pay.    Ashland has historically utilized merit increase guidelines based on an individual’s performance and his or her position relative to the competitive market to formulate merit increase recommendations. All employees, including the Valvoline named executive officers, are generally subject to the same merit increase guidelines.

Annual Incentive Compensation Plan.    With the exception of Ms. Meixelsperger, who joined Valvoline during fiscal 2016, target incentive opportunities for all Valvoline named executive officers remained the same as fiscal 2015. The Ashland P&C Committee established performance targets for two financial performance measures and the safety modifier at the beginning of the fiscal year. Based on Ashland’s performance in fiscal 2016 compared to the performance goals established at the beginning of the fiscal year and consideration of the safety modifier, the Ashland P&C Committee approved incentive compensation payouts at 120.0%, 120.0%, 103.9%, 138.4% and 120.0% of the target incentive opportunity for Mr. Mitchell, Ms. Meixelsperger, Mr. Moughler, Ms. Matheys, and Ms. Lockwood, respectively.

Long-Term Incentive Plan.    The Performance Units paid under the LTIPP for the performance period of fiscal 2014 through fiscal 2016 were approved by the Ashland P&C Committee in November 2016. This LTIPP paid out at a weighted score of 118.5% of Performance Units granted.

Long-Term Incentive Equity Awards.    For fiscal 2016, the long-term incentive equity grant was composed of SARs, RSUs and Performance Units. The number of SARs granted was determined using a Black-Scholes methodology. The number of RSUs and Performance Units granted was determined by using the average closing stock price for the 20 business days ending on September 30 of the prior fiscal year. For Valvoline’s named executive officers, total long-term incentive equity grant date target values have an allocation of 25% to SARs, 25% to RSUs and 50% to Performance Units.

Executive Performance Incentive and Retention Program.    In fiscal 2016, in connection with the adoption of new change in control agreements and in consideration of the decision to separate Ashland and its Valvoline business into two independent, publicly traded companies, the Ashland P&C Committee approved special grants of performance-based restricted shares to certain executives, including Mr. Mitchell, pursuant to an Executive Performance Incentive and Retention Program under the Amended and Restated 2015 Ashland Global Holdings Inc. Incentive Plan (the “Ashland 2015 Incentive Plan”). These grants were intended to help retain the recipients during the critical period up to and following the final separation of Ashland and Valvoline into two independent, publicly traded companies (the “final separation”). The awards also provide increased alignment between executives and stockholders by vesting based on both relative TSR and the participant’s continued service and requiring the completion of the final separation in order to vest.

Principles and Objectives of Ashland’s Executive Compensation Program

The core principles of Ashland’s approach to executive compensation design and evaluation are as follows:

•

Programs should create alignment between the interests of the executives and the shareholders by providing compensation opportunities for executives that are linked to building long-term shareholder value through the achievement of the financial and strategic objectives.

•	Programs should provide competitive, market-driven compensation to attract and retain executive talent for the long term.

•

Compensation should generally be targeted at the median of the market when compared to the compensation of individuals in similar-sized organizations in the chemical industry as well as in the general industry.

•	The concept of opportunity is important. Individuals should have the opportunity to do well when Ashland does well and total compensation should vary in relation to Ashland’s performance.

•

There should be a balance between fixed and variable compensation, with variable compensation constituting a larger portion of an executive’s total compensation the more senior the executive. The targeted pay mix for an executive should also be aligned with market competitive practices.

•	Programs should promote ownership of Ashland stock to further align the interests of management and shareholders.

•	Incentive compensation should not promote unreasonable or excessive risk taking that could threaten the short- or long-term value of Ashland.

The Ashland P&C Committee is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The Ashland P&C Committee frequently reviews Ashland’s compensation practices, and its decisions take into consideration, among other things, Ashland’s compensation philosophy, its financial and operating performance, individual performance, practices and compensation levels of peer companies and the voting guidelines of certain proxy advisory firms and shareholders.

The Chief Executive Officer of Ashland (and, in certain instances, the other members of the Ashland Executive Committee), in consultation with the Ashland P&C Committee’s independent executive compensation consultant and Ashland’s Chief Human Resources and Communications Officer, develops compensation recommendations for the Ashland P&C Committee’s consideration, including:

•	Business performance targets and objectives that are tied to Ashland’s annual and long-term incentive plans;

•	Plan design changes based on competitive analysis of executive pay practices;

•	Individual performance evaluations;

•	Recommendations on base salary and target bonus opportunities;

•	The mix of RS/RSUs, SARs and Performance Units;

•	Recommendations on adjustments to the reported financial results for purposes of determining annual and long-term incentive payments; and

•	Recommendation of special performance-based retention programs as appropriate.

Ashland’s Chief Executive Officer takes various factors into consideration when making individual compensation recommendations including: the relative importance of the executive’s position within the organization; the individual tenure and experience of the executive; and the executive’s individual performance and contributions to Ashland’s financial and operating results.

Role of Independent Executive Compensation Consultant

The Ashland P&C Committee directly engages Deloitte Consulting LLP (“Deloitte” or the “compensation consultant”) to serve as the outside advisor on executive compensation matters and to review Ashland’s executive compensation program. The assessment consists of reviews of:

•	The competitiveness of compensation provided to Ashland’s key executives;

•	Ashland’s executive stock ownership guidelines;

•	Ashland’s executive change in control agreements for key executives;

•	Ashland’s incentive compensation programs for risk;

•	The degree of difficulty of the performance targets under the incentive compensation plan; and

•	The alignment of pay for performance by analyzing the targets to actual compensation.

Deloitte’s engagement includes the following ongoing work on behalf of the Ashland P&C Committee: review of competitive pay practices for outside board members; as needed, reviews of other components of Ashland’s compensation programs including: benefits, perquisites, deferred compensation plans, severance policies and change in control provisions; updates regarding trends in executive and outside board compensation practices; and updates regarding changes in regulatory and legislative developments. On January 27, 2016, the Ashland P&C Committee approved the engagement of Deloitte to serve as an outside advisor on the design of compensation programs for Ashland and Valvoline in connection with the separation of Ashland into two independent, publicly traded companies, which increased the fees paid to Deloitte in fiscal 2016. Deloitte’s aggregate fees for Ashland executive and director compensation services in fiscal 2016 were $876,000.

In addition to the compensation services provided by Deloitte to the Ashland P&C Committee, Deloitte affiliates provided certain services to both Ashland and Valvoline at the request of management consisting of (i) tax services and other tax-related services, including those related to the separation; (ii) auditing services; and (iii) assistance with preparation of the executive compensation tables for Valvoline’s registration statement on Form S-1 for the IPO. Ashland paid $10.6 million to Deloitte in fiscal 2016 for these other services. The Ashland P&C Committee believes that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the Ashland P&C Committee concerning Ashland executive compensation matters. In making this determination, the Ashland P&C Committee considered, among other things, the following factors: (i) the types of non-compensation services provided by Deloitte, (ii) the amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte’s total revenues for the period, (iii) Deloitte’s policies and procedures concerning conflicts of interest, (iv) Deloitte representatives who advise the Ashland P&C Committee do not provide any non-compensation related services to Ashland, (v) there are no other business or personal relationships between Ashland management or members of the Ashland P&C Committee, on the one hand, and any Deloitte representatives who provide compensation services to Ashland, on the other hand, and (vi) neither Deloitte nor any of the Deloitte representatives who provide compensation services to Ashland own any common stock or other securities of Ashland.

Factors Considered in Determining Executive Compensation

Ashland Competitive Benchmarking

The Ashland P&C Committee annually reviews competitive compensation information in order to evaluate if executive pay levels are market competitive and consistent with Ashland’s stated compensation philosophy. Competitive compensation information is composed of both industry-specific and general industry company data because Ashland competes for executive talent among a broad array of companies, both within and outside of the chemical industry. The competitive data is size-adjusted based on revenues and a statistical regression analysis that is consistent with the corporate or business segment responsibilities for each executive. The general industry and industry specific data are weighted equally in developing the competitive market data for each position. The competitive pay data has been gathered from the Towers Watson 2015 CDB General Industry Executive Compensation Survey. The industry specific companies that participated in the survey, which had revenues ranging from $1.0 billion to $10.0 billion in calendar year 2015, are set forth below:

• Agrium Inc.	• Ecolab Inc.
• Air Products and Chemicals, Inc.	• EMD Millipore
• Americas Styrenics LLC	• Hexion Inc.
• Axiall Corporation	• International Flavors & Fragrances Inc.
• Cabot Corporation	• Mosaic Company
• CF Industries Holdings, Inc.	• PolyOne Corporation
• Chemtura Corporation	• Potash Corporation of Saskatchewan Inc.
• Dow Corning Corporation	• Praxair, Inc.
• Eastman Chemical Company	• Univar Inc.

Valvoline Competitive Benchmarking

Given the differences between the expected revenues of Valvoline and Ashland, as well as other relevant factors that impact executive compensation, our and Ashland’s management worked with Deloitte to establish a preliminary set of peer companies, which is set forth below, against which we could evaluate pay levels and practices. In developing this peer group, financial size, industry, peer of peer analysis, input from investment bankers, and input from management were considered. Publicly disclosed compensation data from the preliminary peer group was used to benchmark total compensation for Mr. Mitchell and Ms. Meixelsperger.

• Newell Brands	• The Church and Dwight Company
• LKQ Corporation	• Scotts Miracle-Gro Company
• Dr. Pepper Snapple Group	• Tupperware Brands Corporation
• The Clorox Company	• NewMarket Corporation
• Spectrum Brands Holdings	• Energizer Holdings
• Fortune Brands Home & Security, Inc.	• Monro Muffler Brake, Inc.
• Olin Corporation	• Pep Boys—Manny Moe & Jack
• Valspar Corporation	• Innospec, Inc.
• Snap-On Inc.

We also utilized published survey data to develop benchmark data for other named executive officers. The survey data focused on consumer products and general industry companies with approximate revenue of $2 billion. These data sources were used in developing fiscal 2017 compensation recommendations that were approved by the Ashland P&C Committee in July 2016 (see “Valvoline FY17 Compensation Decisions” section of this proxy statement).

Individual Performance Evaluations

At the beginning of each fiscal year, Mr. Mitchell has historically set his annual, individual performance objectives with the Chief Executive Officer of Ashland. Mr. Mitchell’s performance against his objectives is reviewed periodically throughout the year. At the end of each fiscal year, the Chief Executive Officer of Ashland conducts a final review with Mr. Mitchell and rates his performance using a scale that ranges between “Greatly Exceeds Expectations” and “Does Not Meet Expectations”. In January 2016, the Chief Executive Officer of Ashland submitted a performance assessment and compensation recommendation for Mr. Mitchell to the Ashland P&C Committee for review and approval. The performance evaluations were based on factors such as achievement of company and individual objectives, as well as contributions to the financial performance of Ashland. Individual performance of Mr. Mitchell is used by the Chief Executive Officer of Ashland in consideration of a merit-based salary increase for Mr. Mitchell.

At the beginning of each fiscal year, the other Valvoline named executives officers set their individual performance objectives with Mr. Mitchell. Each Valvoline named executive officer’s performance against his or her objectives is reviewed periodically throughout the year. At the end of each fiscal year, Mr. Mitchell conducts a final review with each Valvoline named executive officer and rates his or her performance using a scale that ranges between “Greatly Exceeds Expectations” and “Does Not Meet Expectations”. In March 2016, Mr. Mitchell submitted a performance assessment and compensation recommendation for each of the Valvoline named executive officers (other than himself and Ms. Meixelsperger, who joined Valvoline during fiscal 2016) to the Chief Executive Officer of Ashland for review and approval. The performance evaluations were based on factors such as achievement of company and individual objectives, as well as contributions to the financial performance of Valvoline. Individual performance of the Valvoline named executive officers (other than Mr. Mitchell’s) is used by Mr. Mitchell in consideration of individual merit-based salary increases.

Elements of Ashland’s Executive Compensation Program

Ashland’s executive compensation program includes the following elements:

•	Annual Cash Compensation

•	Base Salary

•	Annual Incentive Compensation

•	Long-Term Incentive Equity Compensation

•	Performance Units

•	Stock Appreciation Rights

•	Restricted Stock/Restricted Stock Units

•	Retirement Benefits

•	Health and Welfare Benefits

•	Executive Perquisites

•	Severance Pay Plan

•	Change in Control Agreements

Annual Cash Compensation

Annual cash compensation consists of market competitive base salary and short-term incentive compensation.

Base Salary

Base salaries are the foundation for the compensation programs provided to the Valvoline named executive officers, as short-term incentive payments, long-term incentive grants and other employee benefits are linked to base salary. Base salary is designed to compensate executives for services rendered during the fiscal year and for their sustained performance. Base salaries are targeted at the 50th percentile of salaries paid to individuals having similar jobs in similarly sized companies in the specialty chemical and general industries.

FY 2016 Base Salary Increases

In determining fiscal 2016 base salary increases, the Ashland P&C Committee reviewed the market data provided by the compensation consultant relative to the peer group (described above) in consideration of Mr. Mitchell’s future role as Chief Executive Officer of Valvoline. As a result of this review and upon the recommendation of Ashland’s Chief Executive Officer, Mr. Mitchell’s base salary was increased from $435,600 to $539,200, effective April 2016.

In accordance with the broader merit guidelines, Mr. Mitchell recommended base salary increases of 3.0%, 2.0% and 2.7%, respectively, for Mr. Moughler, Ms. Matheys and Ms. Lockwood, effective April 2016. With the exception of Ms. Meixelsperger (who was hired in anticipation of the IPO and whose compensation was initially determined in light of the final separation), each of Valvoline’s named executive officers received an additional base salary increase, effective October 1, 2017, in consideration of their expanded roles and responsibilities attributable to Valvoline becoming a separate public company (see “Valvoline FY17 Compensation Decisions” section of this proxy statement).

Annual Incentive Compensation

The annual cash incentive compensation plan is designed to compensate executives, including the Valvoline named executive officers, for the achievement of primarily short-term performance goals, including annual goals. The plan provides an opportunity for each participant to earn a targeted percentage of base salary based on achievement of company-wide or business unit performance targets. The table below reflects targeted annual incentive opportunity for fiscal 2016.

Named Executive Officer	Annual Incentive Target as a Percentage of Base Salary	Target Annual Incentive
Mr. Mitchell	90%	$485,280
Ms. Meixelsperger*	75%	$401,250
Mr. Moughler	50%	$146,095
Ms. Matheys	50%	$134,000
Ms. Lockwood	50%	$134,880

*	Ms. Meixelsperger’s full-year incentive target opportunity is reflected above. Actual award pro-rated based on hire date.

In November 2015, the Ashland P&C Committee reviewed and approved measures and target performance levels for the 2016 Annual Incentive Compensation Plan. The approved performance measures were Operating Income and Working Capital Efficiency. The Operating Income measurement is an indication of the profitability of Ashland and each business unit. Operating Income may be adjusted by the Ashland P&C Committee for unplanned or one-time items, such as gains or losses on the disposition of assets, impairment or restructuring charges or gain on divestitures of major businesses. The Working Capital Efficiency measurement focused on three key cash flow drivers (accounts receivable, inventory and accounts payable) and was measured as a percentage of sales. This measurement was chosen because Working Capital Efficiency, like Operating Income, was viewed as an important measure of Ashland’s ability to optimize cash flow and value.

The Ashland P&C Committee believes the use of both of these measures helps balance management decision-making on both profit growth and working capital management. The Ashland P&C Committee also believes that these objectives represent measures that are important to Ashland’s shareholders. The weighting and business unit focus of the measures for Mr. Mitchell and Mses. Meixelsperger and Lockwood for fiscal 2016 was 20% on Ashland’s Operating Income Performance, 70% on Valvoline’s Operating Income Performance and 10% on Valvoline’s Working Capital Efficiency Performance. The weighting and business unit focus of the measures for Mr. Moughler for fiscal 2016 was 10% on Ashland’s Operating Income Performance, 40% on Valvoline’s Operating Income Performance, 40% on Valvoline’s International & OEM Operating Income Performance and 10% on Valvoline’s Working Capital Efficiency Performance. The weighting and business unit focus of the measures for Ms. Matheys for fiscal 2016 was 10% on Ashland’s Operating Income Performance, 40% on Valvoline’s Operating Income Performance, 40% on Valvoline’s Do-It Yourself Operating Income Performance and 10% on Valvoline’s Working Capital Efficiency Performance.

For each of the measures described above, the Ashland P&C Committee established a minimum (hurdle), target and maximum performance level. For fiscal 2016, the target annual incentive opportunity was positioned at approximately the 50th percentile in order to drive financial performance and align compensation with market competitive practices. To assess the rigors of the goals under the 2016 Annual Incentive Plan, the Ashland P&C Committee compared Ashland’s 2015 performance targets to actual fiscal 2015 results, to the fiscal 2015 operating plan and to EBITDA goals. Based on this review, the Ashland P&C Committee confirmed that Ashland’s targeted level of performance required high levels of performance in order to achieve target-level incentive award payouts.

Consistent with past practice and based on a core set of principles and adjustment criteria established at the beginning of the performance period, the Ashland P&C Committee adjusted the results on which fiscal 2016 operating income incentives were determined to account for key items and management adjustments such as the effect of foreign exchange, pension actuarial gain, restructuring severance costs and the acquisition of Oil Can Henry’s. The adjustments were structured so that award payments represent the underlying performance of the business and are not artificially inflated or deflated due to such items. Adjustments are reviewed thoroughly as soon as practical after they are identified. Working Capital Efficiency was adjusted for the effect of foreign currency fluctuations.

On an adjusted basis, Operating Income performance for fiscal 2016 relative to target was as follows:

Operating Income Performance and Incentive Compensation Scores

FY2016—Adjusted

($, Thousands)

Operating Unit	Hurdle (20% Payout)	Target (100% Payout)	Maximum (155.5% Payout)*	Adjusted Operating Income	Operating Income Component Percent of Target Award Earned
Valvoline Inc.	$329,346	$387,466	$426,213	$404,248	124.0%
Ashland Global Holdings Inc.	$645,069	$803,194	$896,628	$735,942	66.0%

*

The maximum payout for Operating Income is 155.5% because the maximum payout for Working Capital Efficiency is 100% (see below). If Ashland or a business unit achieved maximum performance for both measures, the maximum payout would be 150%.

For fiscal 2016, the Working Capital Efficiency measure was limited to a 100% payout. The 100% payout level is both the targeted performance level and maximum payout of the component. Working Capital Efficiency performance for fiscal 2016 relative to target was as follows:

Working Capital Efficiency (“WCE”) Performance and Incentive Compensation Scores

FY2016—Adjusted

Operating Unit	Hurdle (20% Payout)	Target and Maximum (100% Payout)	WCE	WCE Component Percent of Target Award Earned
Valvoline Inc.	14.49%	13.93%	12.18%	100.0%
Ashland Global Holdings Inc.	20.30%	19.52%	19.08%	100.0%

To reflect the importance of safety matters within Ashland, a safety modifier may be added or deducted up to 10 percentage points based on a combination of the Operating Unit’s Total Recordable Rate (“TRR”) and safety activity based performance by the executive. The safety modifier may not increase the incentive paid above 150% of target. The safety modifier adjusted the incentive compensation earned by the Valvoline named executive officers as follows:

Named Executive Officer	Positive 10 Percentage Points added if TRR was less than	No adjustment if TRR is between	Negative 10 Percentage Points added if TRR was more than	TRR Achieved	Safety Modifier Percentage Points Earned
Mr. Mitchell	1.66	1.67 - 2.05	2.06	1.11	10 pts.
Ms. Meixelsperger	1.66	1.67 - 2.05	2.06	1.11	10 pts.
Mr. Moughler	1.66	1.67 - 2.05	2.06	1.11	10 pts.
Ms. Matheys	1.66	1.67 - 2.05	2.06	1.11	10 pts.
Ms. Lockwood	1.66	1.67 - 2.05	2.06	1.11	10 pts.

Based on these results, the annual incentives earned for fiscal 2016 were as follows:

Named Executive Officer*	Annual Incentive Target as a Percentage of Base Salary	Target Annual Incentive	Percent of Target Annual Incentive Earned *	Actual Annual Incentive Paid
Mr. Mitchell	90%	$485,280	120.0%	$582,336
Ms. Meixelsperger**	75%	$401,250	120.0%	$135,505
Mr. Moughler	50%	$146,095	103.9%	$151,822
Ms. Matheys	50%	$134,000	138.4%	$185,457
Ms. Lockwood	50%	$134,880	120.0%	$161,856

*	Includes safety modifier for all named executive officers.

**	Ms. Meixelsperger’s annual incentive payment was pro-rated based on the date Ms. Meixelsperger joined the company, which was June 20, 2016.

The actual payout levels for the annual incentive compensation plan vary from year to year and have averaged 76% at the Ashland Inc. level for the last five years, as shown in the chart below. The Ashland P&C Committee believes the variability in actual payouts demonstrates the degree of rigor built into the annual performance targets.

Incentive Compensation (Fiscal Year)	Weighted Score as a % of Target (100% Payout) at Ashland Level*
2016	79.4%
2015	98.9%
2014	105.4%
2013	7.2%
2012	91.2%

*	Weighted Score as a % of target includes the safety modifier discussed above, if earned.

Long-Term Incentive Equity Compensation Program

Ashland’s long-term incentive equity compensation program is designed to reward key employees for achieving and exceeding long-term goals and driving shareholder return. It is also designed to foster stock ownership among executives. The performance measures used in Ashland’s long-term program are different than those used in the annual incentive program. This is an intentional design element. The Ashland P&C Committee believes that shareholders’ interests are best served by balancing the focus of executives’ decisions between short-term and long-term measures. In fiscal 2016, long-term incentive equity compensation was composed primarily of three elements: SARs, RS/RSUs and Performance Units.

A total equity target opportunity is established based on competitive data, current base salaries and pay band or position. The total long-term incentive equity target guideline for Mr. Mitchell for fiscal 2016 was 135% of base salary. The target long-term incentive opportunity for each of Mr. Moughler and Mses. Lockwood and Matheys was $142,000. The total fiscal 2016 long-term incentive equity target was allocated 25% to SARs, 25% to RSUs and 50% to Performance Units. Ms. Meixelsperger did not participate in the long-term incentive equity compensation program in fiscal 2016 because she joined Valvoline during fiscal 2016.

Performance Units - LTIPP

The LTIPP for certain Ashland key employees, including the Valvoline named executive officers, is a long-term equity incentive plan tied to Ashland’s overall financial and total shareholder return performance. It is designed to encourage and reward executives for achieving long-term performance that meets or exceeds absolute and/or relative financial and total shareholder return performance targets.

Performance Units awarded under the LTIPP are made annually, with each grant subject to a three-year performance cycle. The number of units granted is based on either a fixed dollar amount or the greater of a targeted percentage of the employee’s base salary and a market competitive benchmark, and valued by the average of the closing prices of Ashland common stock over the last 20 business days of the prior fiscal year. Grants under the LTIPP are not adjusted for, nor entitled to receive, cash dividends during the performance period.

2016-2018 LTIPP Performance Units

Actual grants under the fiscal 2016-2018 LTIPP to the Valvoline named executive officers were as follows:

Named Executive Officers	Number of LTIPP Units Granted
Mr. Mitchell	3,250
Ms. Meixelsperger	-
Mr. Moughler	700
Ms. Matheys	700
Ms. Lockwood	700

In November 2015, the Ashland P&C Committee reviewed and approved measures and target performance levels for the fiscal 2016-2018 LTIPP. The performance period for this LTIPP began on October 1, 2015 and ends on the earlier of September 30, 2018 and the date of the final separation. For all participants, including the Valvoline named executive officers, the performance measures are Ashland’s ROI and a combined relative TSR over the performance period. Each of the performance measures is weighted equally and evaluated separately. In choosing these measures, the Ashland P&C Committee considered the performance measures used in the other components of Ashland’s executive compensation programs. The Ashland P&C Committee believes that ROI and the combined relative TSR measure represent an appropriate balance to the shorter-term operating income and working capital efficiency measures used in the annual incentive plan. By balancing the performance measures used, the overall program design encourages management to focus on the overall performance of Ashland and on value creation for Ashland’s shareholders.

In the event the final separation occurs prior to October 1, 2018, the performance measures will apply to a pro-rated portion of the Performance Units, with such proration determined based on the period elapsed between October 1, 2015 and the closing of the final separation, but in all events will apply to at least two-thirds of the Performance Units. The Performance Units will convert following the final separation into time-based restricted stock units. As a result, the number of Performance Units that will be subject to the performance measures, and subsequently convert to time-based restricted stock units, will depend on the timing of the final separation. The Performance Units (up to one-third) that are not subject to the performance goals will convert at the final separation into time-based restricted stock units at “Target” level. The time-based restricted stock units will generally cliff vest upon the third anniversary of the grant date (i.e. November 18, 2018), so long as the participant remains employed through the vesting date.

ROI is an absolute performance measurement of the effective use of capital, and it is generally determined by dividing net income over a specified performance period (excluding certain key items as disclosed in Ashland’s financial statements and management exceptions) by the average equity and debt outstanding over such period. Consistent with past practice and based on a core set of principles and adjustment criteria established at the beginning of the performance period, the Ashland P&C Committee adjusted the results on which fiscal 2016 operating income incentives were determined to account for the effect of foreign exchange, pension actuarial gain, restructuring severance costs, integration expenses and the acquisition of Oil Can Henry’s. These adjustments are consistent with established policy. The adjustments were intended to ensure that award payments represent the underlying performance of the business and are not artificially inflated or deflated due to such items. Adjustments are reviewed thoroughly as soon as practical after they are identified.

TSR is a measure of shareholder value creation. The TSR measure will be a combined weighted-average relative TSR over the period beginning on October 1, 2015 and ending on the 120th day immediately following the consummation of the final separation of (1) Ashland as of October 1, 2015 and (2) each of Ashland and Valvoline on the 120th day immediately following the consummation of the final separation, against the TSR of the materials companies in the midcap 400 and S&P 500 indices (the “Performance Peer Group”). The weighting of the post-final separation Ashland TSR and Valvoline TSR will be based on the market cap of each of Ashland and Valvoline on the date of final separation. TSR will be measured utilizing the applicable 20-day average stock price preceding the applicable calculation date. In the event of a change in control of Ashland or Valvoline within the 120-day period immediately following the final separation, the relative TSR of Ashland or Valvoline, as applicable, will be calculated as soon as practicable following such change in control, based on the consideration received by the shareholders of Ashland or Valvoline, as applicable, in connection with such change in control. In the event the final separation occurs after October 1, 2018, the TSR will be measured using Ashland’s TSR over the performance period beginning on October 1, 2015 and ending on September 30, 2018.

The TSR Target (100% of the Performance Units awarded) is the 50th percentile. The TSR Threshold (25% of the Performance Units awarded) is the 35th percentile. The maximum award is 200% of the Performance Units awarded when performance is at the 90th percentile. The number of Performance Units earned will be interpolated in the event percentile performance is achieved between the values shown below.

Each of the performance measures has a minimum performance hurdle that must be achieved to earn a payout under the stated objectives. To earn the target award for the fiscal 2016-2018 LTIPP, Ashland’s TSR performance must be at the 50th percentile (median) relative to the Performance Peer Group and Ashland’s ROI performance must score at 9.7%. If the maximum performance is achieved for both ROI and TSR, the award earned is 200% of the award opportunity at target.

The following chart illustrates these award percentages based on performance levels:

Performance Level	Percent of Target Award Earned
Hurdle	25%
Target	100%
Maximum	200%

2014-2016 LTIPP Performance Unit Award Results and Payment

The fiscal 2014-2016 LTIPP was paid in November 2016 for the performance period of October 1, 2013 to September 30, 2016. The following charts illustrate these award levels and the corresponding relative TSR and ROI performance required:

Performance Level	Percentile Performance Relative to Performance Peer Group (TSR)	Percent of Target Award Earned
Hurdle	35th percentile	25%
Target	50th percentile	100%
Maximum	90th percentile	200%

Performance Level	ROI	Percent of Target Award Earned
Hurdle	7.3%	25%
Target	9.7%	100%
Maximum	11.6%	200%

For this performance period, relative TSR performance was at the 60th percentile of the applicable performance peer group, which resulted in a payout of 124.5% for the TSR performance. ROI as measured against internal goals yielded a score of 9.9%. This resulted in a total weighted average of 118.5%. The chart below provides the actual 2014-2016 LTIPP payout amounts:

Named Executive Officer	Number of LTIP Units Granted	LTIP Award as a % of Target	Number of Shares Paid
Mr. Mitchell	3,300	118.5%	3,911
Ms. Meixelsperger	-	-	-
Mr. Moughler	800	118.5%	948
Ms. Matheys	800	118.5%	948
Ms. Lockwood	800	118.5%	948

The LTIPP is a performance-based plan. Actual payout levels have averaged 114.8% of target the last five years, which the Ashland P&C Committee believes reflect the rigor of the goals set during these performance periods and Ashland’s strong relative TSR. The chart below reflects the LTIPP weighted scores for each of the last five plan years:

LTIPP Plan Year	Date of Payment	Weighted Score as a % of Target (100% Payout)
2014-2016	November, 2016	118.50%
2013-2015	November, 2015	97.81%
2012-2014	December, 2014	117.25%
2011-2013	November, 2013	128.55%
2010-2012	November, 2012	111.75%

Stock Appreciation Rights

Ashland’s SARs program is a long-term equity incentive plan designed to link executive compensation with increased shareholder value over time. The grants of SARs typically occur annually in November. SARs are awarded using a variable approach based on a target value determined as a fixed dollar amount or the greater of a percentage of the employee’s base salary and a market competitive benchmark. The actual number of SARs granted is then determined by taking the target value for each participant and dividing by the Black-Scholes value for SARs using the average of the closing prices of Ashland common stock over the last twenty business days of the prior fiscal year.

Actual SAR grants for fiscal 2016 to the Valvoline named executive officers were as follows:

Named Executive Officer	Number of SARs Granted
Mr. Mitchell	8,550
Ms. Meixelsperger	-
Mr. Moughler	1,800
Ms. Matheys	1,800
Ms. Lockwood	1,800

All SARs are based on an exercise price equal to the closing price of Ashland common stock on the NYSE on the date of grant and are not re-valued if the stock price declines below the exercise price. SARs expire on the tenth anniversary plus one month from the date of grant. SARs vest over a three-year period as follows: 50% vest on the first anniversary of the grant date; an additional 25% vest on the second anniversary of the grant date; and the final 25% vest on the third anniversary of the grant date.

Restricted Stock / Restricted Stock Units

Ashland’s RS/RSU program is a long-term equity incentive plan designed to link executive compensation with increased shareholder value over time. RSU awards typically occur annually in November. Beginning in fiscal 2016, Ashland began issuing RSUs instead of RS for administrative convenience.

The number of shares awarded is based on either a fixed dollar amount or the greater of a targeted percentage of the employee’s base salary and a market competitive benchmark. The actual number of RSUs granted is then determined by taking the target value for each participant and dividing by the average of the closing prices of Ashland common stock over the last 20 business days of the prior fiscal year. RS/RSU awards accrue dividends in the form of additional RS/RSUs subject to the same vesting requirements as the underlying grant.

Actual RS/RSUs grants for fiscal 2016 to the Valvoline named executive officers were as follows:

Named Executive Officer	Number of RS/RSUs Granted(2)
Mr. Mitchell	1,650
Ms. Meixelsperger(1)	4,500
Mr. Moughler	350
Ms. Matheys	350
Ms. Lockwood	350

(1)

The RS award for Ms. Meixelsperger was made in conjunction with her hire as Valvoline’s Chief Financial Officer as described in the section below entitled “Valvoline Chief Financial Officer Letter Agreement.”

(2)	With the exception of Ms. Meixelsperger’s RS award, each of the awards in the table above represents RSUs.

Ashland Stock Ownership Guidelines

Equity compensation encourages executives to have a long-term shareholder’s perspective in managing Ashland. Consistent with this philosophy, the Ashland P&C Committee has established stock ownership guidelines for Ashland’s executive officers and designated key employees, including the Valvoline named executive officers. Employees are subject to the stock ownership requirements if they are eligible to participate in Ashland’s LTIPP. Under these guidelines, each employee has five years from the date he or she becomes subject to a particular guideline to reach the minimum levels of Ashland common stock ownership identified by the Ashland P&C Committee.

The current Ashland ownership guidelines are the lesser of the following two metrics:

Named Executive Officer	Dollar Value of Ashland Common Stock	or	Number of Shares of Ashland Common Stock
Mr. Mitchell	3 x salary		25,000
Mr. Moughler and Mses. Meixelsperger, Matheys, and Lockwood	1 x salary		4,000
Other LTIPP participants	1 x salary		3,500

Ashland common stock ownership includes the following: shares held in Ashland’s 401(k) plan and LESOP; equivalent shares held in the non-qualified deferred compensation plan; unvested RS/RSUs that will vest within five years of the ownership guidelines date; and shares held by employees outside of Ashland plans.

The Ashland P&C Committee reviews progress toward achieving the ownership guidelines for the covered employees on an annual basis. If an executive officer has not reached his or her ownership requirement under the guidelines, the Ashland P&C

Committee has discretion to reduce or to not make future award grants until ownership guidelines are reached. As further described below, in future periods Ms. Meixelsperger and our other named executive officers will be subject to the Valvoline Stock Ownership Guidelines, which have been adopted by Valvoline’s Compensation Committee

Valvoline Stock Ownership Guidelines

In November 2016, Valvoline’s Compensation Committee adopted the Valvoline Stock Ownership Guidelines in order to further align the interests of its leadership team, including each of the named executive officers and non-employee Directors, with those of its shareholders. The Valvoline Stock Ownership Guidelines require that Valvoline executive officers and Directors maintain a minimum ownership stake in the company. Each individual covered by the guidelines will have five years from the later of (a) the effective date of the guidelines or (b) the date such individual is hired or promoted into a covered role before they will be required to meet the requirements under the Valvoline Stock Ownership Guidelines.

Role	Multiple of Salary or Annual Retainer
Chief Executive Officer	5 x
Chief Financial Officer	3 x
Other Executive Officers	2 x
Non-Employee Directors	5 x

Until met, individuals covered by the guidelines will be required to retain 50% of the net share proceeds from any vesting or exercise activity. Once met, the ownership guideline will convert to a share equivalent in order to mitigate the impact of future share price fluctuations and/or base salary changes.

Risk Assessment of Ashland’s Executive Compensation Program

Ashland’s compensation program is designed to motivate and reward employees and executive officers for their performance during the fiscal year and over the long term and for taking appropriate business risks. The Ashland P&C Committee asked its compensation consultant to conduct a risk assessment of Ashland’s incentive compensation plans in May 2016. Based on its review of the consultant’s risk assessment, a review of Ashland’s internal controls and the risk mitigating components of Ashland’s compensation programs, the Ashland P&C Committee determined that Ashland’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on Ashland.

Compensation-Related Governance Policies

Certain of Ashland’s Compensation-Related Governance Policies

Clawback Policy.    Ashland has an Executive Compensation Recovery Policy (“Clawback Policy”), effective for plan years beginning on or after October 1, 2009, for executive officers, including the Valvoline named executive officers. This policy further strengthens the risk mitigation program by defining the economic consequences that misconduct has on the executive officer’s incentive related compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct as determined by the board of directors, the culpable executive officer is required to reimburse Ashland for incentive-related compensation paid to him or her. In addition, the board of directors has the discretion to determine whether an executive will be required to repay incentive-related compensation, whether or not such officer was involved in the fraudulent activity or misconduct. Ashland has a period of three years after the payment or award is made to seek reimbursement.

Anti-Hedging and Anti-Pledging Policies.    Ashland’s insider trading policy prohibits any director or officer from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of Ashland: (i) granted to such person by Ashland as part of the person’s compensation or (ii) held, directly or indirectly, by such person. Ashland also prohibits all of its directors and officers from directly or indirectly pledging equity securities of Ashland. Under the policy, the term “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise. The equity securities attributable to a director or officer for these purposes shall include equity securities attributable to the director or officer under applicable securities laws.

Certain of Valvoline’s Compensation-Related Governance Policies

Valvoline’s Board of Directors adopted a Valvoline Executive Compensation Recovery Policy, as well as a comprehensive insider trading policy (which includes an anti-hedging policy and an anti-pledging policy). These policies are substantially similar to

Ashland’s corresponding policies, which are described above. See the “Corporate Governance” section of this proxy statement for further information about our compensation-related governance practices, including the role of our Compensation Committee in the oversight of executive compensation policies and practices.

Retirement Benefits

Ashland has historically offered a combination of tax-qualified and non-qualified retirement plans designed to assist executives, including the Valvoline named executive officers, in building savings for retirement over the term of their employment. Ashland’s pension and 401(k) plans are tax-qualified vehicles to provide retirement benefits to employees, including the Valvoline named executive officers, and their families. The benefits in these plans are available to most U.S.-based employees. The benefits are funded through trusts separate from company assets. By law, these assets are protected from Ashland’s creditors. In fiscal 2016, Ashland made the decision to freeze benefit accruals under the pension plan and transferred its primary U.S. pension plan to Valvoline in connection with the separation. The benefits that may be provided under the tax-qualified plans are limited by the Internal Revenue Service Code. These plans, standing alone, do not provide sufficient retirement income to the Valvoline named executive officers when compared to their pay as an active employee. To make up for this gap in potential replacement income in retirement, Ashland has historically offered its executives, including the Valvoline named executive officers, non-qualified retirement plans that complement each other and the tax-qualified plans. A detailed description of the non-qualified plans, and a description of recent amendments to such plans, for the applicable Valvoline named executive officers is included in the Pension Benefits section of this proxy statement.

The 401(k) plan contributions are also limited by law, which means their potential matching contributions from Ashland are also limited. The Ashland match that could not be made to the 401(k) plan is paid to the Valvoline named executive officers (as well as any affected employee) as additional compensation.

Ashland also has employee deferral plans that allow the Valvoline named executive officers to annually make a separate deferral election so that the Valvoline named executive officers can save amounts from their own pay in addition to amounts they are allowed to save in the savings plans.

Health and Welfare Benefits

The health of all employees is important to Ashland and Valvoline, as is the need to provide for financial security to the families of employees who may become ill, disabled or die during active employment. To these ends, Ashland provides a wide variety of health and welfare benefit plans to a majority of its active U.S. workforce, including the Valvoline named executive officers. These plans include medical, dental, vision, life, accidental death and dismemberment and business travel and accident coverage. These benefits are targeted at median competitive levels.

Valvoline has established its own health and welfare benefit plans to be effective January 1, 2017. Coverage under these plans will be comparable to that offered to Ashland employees, including the Valvoline named executive officers, under the Ashland plans as described above.

Executive Perquisites of Ashland’s Executive Compensation Program

Ashland provides its named executive officers and other selected executives with financial planning services (including tax preparation). Messrs. Mitchell and Moughler and Ms. Meixelsperger participated in the financial planning program during fiscal 2016.

Valvoline is currently in the process of reviewing perquisite practices and may establish certain benefits during fiscal 2017.

Severance Pay Plan

During fiscal 2016, the Valvoline named executive officers were covered by the Ashland Severance Pay Plan that provides benefits in the event of a covered termination in the absence of a change in control. A covered termination is the direct result of the permanent closing of a facility, job discontinuance or other termination action of Ashland’s initiative as determined by Ashland. The plan excludes certain terminations such as, but not limited to, termination for cause and voluntary resignation.

A detailed description of this plan is included in the “Potential Payments upon Termination or Change in Control for Fiscal 2016” section of this proxy statement.

Change in Control Agreements and Plans under Ashland’s Executive Compensation Program

Mr. Mitchell has a change in control agreement that sets forth the economic consequences and entitlements for termination without cause or for good reason after a change in control. The primary purpose of these protections is to align executive and shareholder interests by enabling Mr. Mitchell to assess possible corporate transactions without regard to the effect such transactions could have on his employment.

A detailed description of Mr. Mitchell’s agreement is included in the “Potential Payments upon Termination or Change in Control for Fiscal 2016” section of this proxy statement.

On October 5, 2015, the Ashland P&C Committee approved new executive change in control agreements for certain of the Ashland executive officers, including Mr. Mitchell. The new change in control agreements narrow the circumstances in which the executives will have “good reason” to resign and become entitled to receive severance following a change in control. Also, Mr. Mitchell’s previous change in control agreement entitled him to a tax “gross-up” for excise taxes payable on certain payments made to him in connection with a change in control of Ashland. The new change in control agreements exclude all excise tax “gross-up” provisions and instead provide for a “best-after-tax” cutback. Except for the modifications described above, the new change in control agreements are substantially the same as the prior change in control agreements.

None of the Valvoline named executive officers other than Mr. Mitchell have entered into a change in control agreement as of the date of this filing. Effective August 1, 2016, the Valvoline named executive officers, other than Mr. Mitchell became entitled to certain benefits in the event of a change in control under the Ashland Salary Continuation Plan. In the event of a qualifying termination within two years following a change in control, these benefits would include one year’s base salary and target bonus, in addition to continued coverage under group health and welfare plans (based on years of service) and an allowance for outplacement benefits. These benefits are reflected in the “Potential Payments upon Termination or Change in Control for Fiscal 2016” section of this Proxy statement.

Double-Trigger Award Agreements entered under Ashland’s Executive Compensation Program

On July 15, 2015, the Ashland P&C Committee approved the Ashland 2015 Incentive Plan, which permits the Ashland P&C Committee to grant awards under the Ashland 2015 Incentive Plan with double-trigger change in control provisions set forth in an award agreement. The default under the Ashland 2015 Incentive Plan is a single-trigger change in control provision. In connection with this amendment, the Ashland P&C Committee also approved forms of the award agreements containing the double-trigger change in control provision (the “Double-Trigger Award Agreements”). All awards granted under the Ashland 2015 Incentive Plan since this amendment have used the Double-Trigger Award Agreements.

Deductibility of Compensation

Ashland attempts to maximize the tax deductibility of the compensation paid to its executives. However, tax rules may limit the tax deductibility of certain types of non-performance based compensation paid to the Valvoline named executive officers.

Ashland considers the tax deductibility of compensation awarded to the Valvoline named executive officers, and weighs the benefits of awarding compensation that may be nondeductible against contingencies required by the tax laws. The Ashland P&C Committee believes that in certain circumstances the benefits of awarding nondeductible compensation exceed the benefits of awarding deductible compensation that is subject to contingencies derived from the tax laws.

In addition, Ashland considers various other tax rules governing Valvoline named executive officer compensation including (but not limited to) tax rules relating to fringe benefits, qualified and non-qualified deferred compensation and compensation triggered by a change in control.

Executive Performance Incentive and Retention Program

In connection with the adoption of the new change in control agreements as described above, and in consideration of the previously announced intent to separate Ashland into two independent, publicly traded companies, on October 5, 2015, the Ashland P&C Committee approved the Executive Performance Incentive and Retention Program (“EPIRP”) for certain Ashland executive officers and other key employees, including Mr. Mitchell.

The EPIRP is designed to provide an additional incentive to remain employed by Ashland in the critical period up to the stock distribution and by Valvoline following the stock distribution, and to provide increased alignment between executives and shareholders by providing equity-based compensation that vests based on both relative TSR and the participant’s continued service.

On November 18, 2015, the Ashland P&C Committee approved a grant of 31,616 performance-based restricted shares to Mr. Mitchell at the “maximum” performance level. This grant represented two times his base salary and target incentive compensation (15,808 performance-based restricted shares) at the “target” performance level:

Name	Dollar Value of Performance-Based Restricted Stock at Target	Number of Shares of Performance-Based Restricted Stock at Target	Grant Amount: Number of Shares of Performance-Based Restricted Stock at Maximum
Mr. Mitchell	2x base salary and target incentive compensation	15,808	31,616

In connection with the final separation, a pro-rated portion of the performance-based restricted shares (“PBRS”) (such proration to be determined based on the period elapsed between October 1, 2015 and the closing of the final separation, but in any event no less than two-thirds of the shares) can convert into a number of time-vested restricted shares (“TVRS”) of either Ashland or Valvoline (depending on which entity employs the executive officer immediately following the final separation) based on the combined weighted-average TSR of Ashland and Valvoline, relative to the TSR of a group of peer companies, over the period beginning October 1, 2015 and ending on the 120th day following the closing of the final separation. If the transaction occurs after November 18, 2018, 100% of the grant will be subject to the TSR performance metric.

The PBRS were granted at the “Maximum” performance level, and some or all of the shares will be forfeited or earned below the maximum level to the extent that TSR performance is below maximum or if the transaction occurs prior to November 18, 2018. “Maximum” performance is defined as 90th percentile or greater TSR performance relative to the peer group and will result in 100% of performance-based restricted shares subject to the performance goal converting into TVRS. “Target” performance is defined as 50th percentile TSR performance relative to the peer group and will result in 50% of the performance-based restricted shares subject to the performance goal converting into TVRS. “Threshold” performance is defined as 35th percentile TSR performance relative to the peer group and will result in 12.5% of the performance-based restricted shares subject to the performance goal converting into TVRS. TSR performance below the 35th percentile will result in 0% of the performance-based restricted shares that are subject to the performance goal converting into TVRS. Any PBRS subject to the TSR performance goal that are not converted into TVRS will be forfeited.

As described above, the number of shares that are subject to the TSR performance goal will depend on the timing of the final separation. The shares that are not subject to the TSR performance goal will convert into TVRS at “Target” level. In no event will more than one-sixth of the maximum shares awarded convert into TVRS without being subject to the TSR performance goal.

The TVRS will generally cliff vest upon the third anniversary of the grant date, so long as the participant remains employed through the vesting date. If the Board decides in its discretion that the Company should not go forward with the final separation, all awards under this EPIRP will be forfeited. The award agreements contain change in control and other termination provisions governing the EPIRP Awards and the awards are excluded from coverage under the 2015 change in control agreements.

Dividends are paid on the EPIRP awards with additional restricted shares subject to the same vesting requirements as the underlying restricted shares to which they relate (including performance vesting, if any).

Effect of Valvoline Initial Separation on Executive Compensation

In connection with the initial separation of Ashland and Valvoline, which was effected by the IPO, and pursuant to an Employee Matters Agreement entered into between Ashland and Valvoline, Valvoline will reimburse Ashland the fair market value of equity compensation paid to the Valvoline named executive officers in the period prior to the final separation, including LTIPP awards settled in shares of Ashland common stock for the fiscal 2014-2016 LTIPP, vestings of RS/RSUs and shares of Ashland common stock issued in settlement of exercised SARs.

Valvoline Chief Financial Officer Letter Agreement

In May 2016, Ms. Meixelsperger and Ashland entered into a letter agreement, pursuant to which Ms. Meixelsperger began serving as our Chief Financial Officer prior to the IPO. Under the terms of the letter agreement, Ms. Meixelsperger will receive an annual base salary of $535,000 and will have an annual target incentive opportunity of 75% of her annual base salary. In addition, Ms. Meixelsperger received a one-time grant of 4,500 restricted shares of Ashland common stock, which we refer to as the “Sign-On Restricted Shares”. The Sign-On Restricted Shares have a vesting schedule of 25% on the second anniversary of the grant date and 75% on the third anniversary of the grant date. In the event that the stock distribution does not occur within 18 months of Ms.

Meixelsperger’s start date and she chooses to resign within the 60-day period following such 18-month anniversary, she will be entitled to a cash payment equal to 78 weeks’ of her annual base salary and a cash payment equal to the product of the number of Sign-On Restricted Shares that remain outstanding and unvested at the time of such termination multiplied by the market price of Ashland common stock on the date the Sign-On Restricted Shares were granted. The letter agreement also provides that Ms. Meixelsperger will participate in the long-term incentive equity program for 2017 at a target performance level of 140% of her annual base salary.

2016 Valvoline Incentive Plan

The Valvoline Board of Directors has adopted the 2016 Valvoline Incentive Plan, which we refer to as the “2016 Incentive Plan” and which is filed to this Proxy Statement and our Annual Report.

Valvoline FY17 Compensation Decisions

In consideration of Valvoline becoming a new public company, Ashland management engaged Deloitte to conduct a competitive review of the compensation paid to Valvoline’s senior leadership team, including the named executive officers. As a result of this analysis, the Ashland P&C Committee approved specific compensation actions relating to the named executive officers during fiscal 2016. These compensation actions were intended both to recognize the expanded size and scope of each executive’s respective role as well as motivate a continued high level of performance through the separation from Ashland. The resulting pay levels are more closely aligned to the competitive market for similar roles at publicly traded companies, as evaluated relative to both the preliminary Valvoline preliminary peer group (discussed in the “Factors Considered in Determining Executive Compensation—Valvoline Competitive Benchmarking” section of this proxy statement) as well available published survey data reflecting companies of similar size.

These actions were implemented in connection with the IPO and effective for fiscal year 2017.

Fiscal Year 2017 Base Salary Adjustments

The following base salary adjustments were effective October 1, 2017.

Named Executive Officer	FY16 Year-End Salary	Salary Effective October 1, 2016	Increase
Mr. Mitchell	$539,200	$800,000	48.4%
Ms. Meixelsperger	$535,000	$535,000	-
Mr. Moughler	$292,190	$350,000	19.8%
Ms. Matheys	$268,000	$310,000	15.7%
Ms. Lockwood	$269,760	$290,000	7.5%

Fiscal Year 2017 Annual Incentive Target Adjustments

Mr. Mitchell’s annual incentive target was increased from 90% to 100% of base salary for fiscal 2017. None of the other named executive officers received a change to his or her annual incentive targets for fiscal 2017.

Fiscal Year 2017 Long-Term Incentive Awards

In addition to base salary adjustment, the named executive officers also received long-term incentive awards in November 2016 as a part of Ashland’s annual award cycle. Long-term incentive awards will continue to play an instrumental role in Valvoline’s executive compensation program going forward, as we believe our programs will more closely align the interests of Valvoline executives with shareholders.

The table below represents the target grant date value of awards made to Valvoline’s named executive officers. These awards were made in Ashland equity and will be adjusted as appropriate in conjunction with the final separation and described further in the section entitled “Effect of the Final Separation on Equity”.

Named Executive Officer	FY17 LTI Value as % of Base Salary	Target Award Value
Mr. Mitchell	175%	$1,400,000
Ms. Meixelsperger	140%	$749,000
Mr. Moughler	50%	$175,000
Ms. Matheys	50%	$155,000
Ms. Lockwood	50%	$145,000

For the named executives, fiscal 2017 long-term incentive awards were made in 50% performance-based restricted stock units, 25% time-based RSUs and 25% SARs. The performance-based restricted stock units are aligned to certain EPS goals, both annually and over the cumulative performance period, and have a modifier attached that may adjust the number of shares that ultimately vest based on relative TSR during the performance period. The time-based RSUs vest ratably over a three-year period from the date of grant. The number of units for each type of award was determined in alignment with Ashland’s historical methodology.

Effect of the Final Separation on Equity

Outstanding long-term incentive equity compensation awards held by Ashland and Valvoline employees at the time of the final separation generally will be converted entirely into equivalent awards with respect to Ashland common stock or Common Stock, respectively, with adjustments to preserve the approximate aggregate value of the award. Outstanding fiscal 2015-2017 LTIPP Performance Units held by Ashland’s and Valvoline’s respective employees at the time of the final separation will be converted into time-based restricted stock units of the respective employer based on performance achieved as of the final separation. Outstanding fiscal 2016-2018 LTIPP Performance Units and Mr. Mitchell’s EPIRP award will be converted into time-based restricted stock units and time-vested restricted shares, respectively, based on performance achieved through the end of the applicable performance period, in accordance with the terms of the award and as described in more detail above. In addition, in November 2016, Ashland awarded employees of both Ashland and Valvoline Performance Units under Ashland’s fiscal 2017-2019 LTIPP, with such award to be paid in cash upon vesting in November 2019. Performance Units awarded under this plan will remain denominated as Performance Units of the respective participant’s employer following the final separation.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed the Compensation Discussion and Analysis appearing on pages 29 through 46 of this proxy statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Valvoline’s Annual Report on Form 10-K for fiscal 2016 and Valvoline’s proxy statement for its 2017 Annual Meeting of Shareholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Stephen F. Kirk, Chair

Richard J. Freeland

Stephen E. Macadam

Vada O. Manager

Charles M. Sonsteby

Mary J. Twinem

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Compensation Committee report by reference.

Summary Compensation Table

The following table is a summary of compensation information for the fiscal year ended September 30, 2016 for the Valvoline named executive officers. With the exception of Ms. Meixelsperger, who became a named executive officer in fiscal 2016, compensation information for the years ended September 30, 2015 and 2016 is also provided.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Compen- sation (3) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Mitchell (6)	2016	504,154	—	2,352,864	224,352	582,336	786,486	55,117	4,505,309
Chief Executive Officer	2015	427,652	—	1,444,723	181,071	485,816	578,176	53,845	3,171,283
	2014	411,078	—	442,609	216,752	384,551	449,292	47,109	1,951,391

Ms. Meixelsperger	2016	144,038	—	517,365	—	135,505	—	20,838	817,746
Chief Financial Officer

Mr. Moughler	2016	304,296	—	116,183	47,232	151,822	335,827	21,184	976,544
Senior Vice President,	2015	286,019	—	124,828	44,501	175,436	118,295	21,446	770,524
International & Product Supply	2014	278,931	—	106,212	52,440	138,300	252,653	14,005	842,541

Ms. Matheys	2016	270,220	—	116,183	47,232	185,457	—	36,697	655,789
Chief Marketing Officer	2015	254,313	—	124,828	44,501	183,088	—	33,324	640,053
	2014	247,546	—	106,212	52,440	125,127	—	20,829	552,154

Ms. Lockwood	2016	276,312	—	116,183	47,232	161,856	55,370	46,826	703,779
Chief Technology Officer	2015	259,209	—	124,828	44,501	162,745	72,412	44,430	708,124
	2014	251,626	—	507,812	52,440	130,086	12,807	33,562	988,334

(1)

The values in column (e) represent the aggregate grant date fair value of fiscal 2016-2018 LTIPP Performance Units and performance-based restricted shares granted to Mr. Mitchell under the EPIRP computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (e) and the grant date fair values can be found in the footnotes to the Grants of Plan-Based Awards table. Assuming the maximum level of performance, the aggregate grant date fair value with respect to the fiscal 2016-2018 performance period are as follows: Mr. Mitchell, $715,195; Mr. Moughler, $154,042; Ms. Matheys, $154,042; and Ms. Lockwood, $154,042. The value for Mr. Mitchell also reflects $1,810,648 pertaining to his target EPIRP award. The maximum numbers of shares as awarded would reflect a value of $3,621,297. Ms. Meixelsperger did not receive any LTIPP Performance Units.

(2)

The values in column (f) represent the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (f) and the grant date fair values can be found in the footnotes to the Grants of Plan-Based Awards table.

(3)	The values in column (g) represent the amounts earned with respect to 2016 annual incentive awards.

(4)

Ashland’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, for 2016 the amounts in column (h) represent only the one-year change between September 30, 2015 and September 30, 2016 in the present value of accrued benefits under Ashland’s qualified and non-qualified defined benefit plans. These plans are more fully discussed in narrative to the Pension Benefits table.

(5)	Amounts reported in column (i) for fiscal 2016 are composed of the following items:

	Ashland 401(k) Plan Match (a)	Supplemental Ashland 401(k) Plan Match (b)	Ashland Contribution to Non-Qualified Defined Contribution Plan (c)	Life Insurance Premiums (d)	Other (e)	Total
Mr. Mitchell	$40,964	$-	$-	$1,545	$12,608	$55,117
Ms. Meixelsperger	$-	$-	$-	$473	$20,365	$20,838
Mr. Moughler	$17,707	$-	$-	$2,482	$995	$21,184
Ms. Matheys	$21,366	$-	$14,830	$501	$-	$36,697
Ms. Lockwood	$39,857	$2,829	$-	$4,140	$-	$46,826

(a)	The amounts in this row represent the contributions by Ashland to the accounts of each of the Valvoline named executive officers in the Ashland 401(k) plan.

(b)

The amounts in this row represent payments by Ashland to the Valvoline named executive officers that would have been made as matching contributions to the Ashland 401(k) plan, but for the limitations placed on such contributions under the Code.

(c)	The amounts in this row represent payments by Ashland to the Valvoline named executive officers pursuant to the Non-Qualified Defined Contribution Plan.

(d)	The amounts in this row represent the value of life insurance premiums paid on behalf of the Valvoline named executive officers.

(e)

The amounts in this row represent the amount of aggregate incremental cost with respect to any tax and financial planning services. For Ms. Meixelsperger, this amount also includes moving-related expenses.

(6)

Amounts reported for Mr. Mitchell for fiscal 2016 will also be included in Ashland’s Summary Compensation Table. These amounts represent compensation in respect of services performed for Valvoline while Mr. Mitchell served as executive officer of Ashland.

Grants of Plan-Based Awards for Fiscal 2016

The following table sets forth certain information regarding the annual and long-term incentive awards, SARs and RSUs awarded during fiscal 2016 to each of the Valvoline named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock And Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)	Options (#) (4)	Awards ($/Sh)	Awards ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Mr. Mitchell		97,056	485,280	727,920
	11/18/15					15,808	31,616				1,810,648
	11/18/15				813	3,250	6,500				357,598
	11/18/15							1,650			184,619
	11/18/15								8,550	$111.89	224,352

Ms. Meixelsperger		22,584	112,920	169,380
	06/20/16							4,500			517,365

Mr. Moughler		29,219	146,095	219,143
	11/18/15				175	700	1,400				77,021
	11/18/15							350			39,162
	11/18/15								1,800	$111.89	47,232

Ms. Matheys		26,800	134,000	201,000
	11/18/15				175	700	1,400				77,021
	11/18/15							350			39,162
	11/18/15								1,800	$111.89	47,232

Ms. Lockwood		26,976	134,880	202,320
	11/18/15				175	700	1,400				77,021
	11/18/15							350			39,162
	11/18/15								1,800	$111.89	47,232

(1)

The dollar amounts in these columns represent the potential annual incentive payouts for fiscal 2016. The actual dollar amounts earned were paid in December 2016 and are included in column (g) in the fiscal 2016 row of the Summary Compensation Table.

(2)

The amounts in these columns represent potential payments under LTIPP Performance Units for the fiscal 2016-2018 performance period under the 2015 Incentive Plan. For Mr. Mitchell, these columns also include the performance-based restricted shares granted as part of the EPIRP.

(3)	RSU awards made on November 18, 2015, vest one-third on each anniversary following the grant date.

(4)

The amounts in column (j) represent the number of shares of Ashland common stock that may be issued to Valvoline named executive officers upon exercise of SARs granted under the 2015 Incentive Plan in fiscal 2016. All SARs were granted at an exercise price of $111.89 per share, the closing price of Ashland Stock as reported on the NYSE on November 18, 2015, the date of grant.

(5)

The dollar amounts in column (1) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of Performance Units at target ($108.11 per unit for the ROI portion and $111.95 per unit for the TSR portion based on a Monte Carlo simulation) for a weighted average price of $110.03 per unit), (ii) valuation of all SARs using the Black-Scholes valuation model (assuming a $26.24 weighted average fair value per SAR granted on November 18, 2015, based on a risk-free interest rate of 1.8%, an expected dividend yield of 1.4%, an expected volatility of 27.7% and an expected life of five years), (iii) the grant date fair value of RSUs using the closing price of Ashland common stock of $111.89 on November 18, 2015, (iv) the grant date fair value of RS using the closing price of Ashland common stock of $[114.97] on June 20, 2016 and (v) the valuation of EPIRP shares awarded to Mr. Mitchell of $114.54 per unit (one-third at $111.89 for the non-TSR portion, and two-thirds at $115.86 for the TSR portion) using the following key assumptions: (i) risk-free interest rate of ..49%—1.68% and (ii) volatility of 21.1%.

Treatment of Outstanding Long-Term Incentive Equity Compensation in the IPO

No adjustments were made to outstanding Ashland long-term incentive equity compensation awards in connection with the IPO.

Outstanding Ashland long-term incentive equity compensation awards held by Valvoline employees upon the final separation will generally be treated as described above in the section entitled “Effect of the Final Separation on Equity”.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table sets forth certain information regarding SARs, Performance Units and RS held by each of the Valvoline named executive officers as of September 30, 2016.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
S.J. Mitchell		8,550	(4)		111.89	12/18/2025
	2,950	2,950	(5)		112.91	12/12/2024
	4,650	1,550	(6)		89.69	12/13/2023
	11,500				70.37	12/14/2022
	9,700				55.56	01/02/2022
	9,300				51.86	12/17/2020
	12,300				65.78	12/15/2016
							15,274	1,770,986
									21,924	2,542,030

M.E. Meixelsperger							4,514	523,398

C.A. Moughler		1,800	(4)		111.89	12/18/2025
	725	725	(5)		112.91	12/12/2024
	1,125	375	(6)		89.69	12/13/2023
	1,050				70.37	12/14/2022
	1,200				55.56	01/02/2022
							1,677	194,451
									1,400	162,330

H.J. Matheys		1,800	(4)		111.89	12/18/2025
	725	725	(5)		112.91	12/12/2024
	1,125	375	(6)		89.69	12/13/2023
	400				70.37	12/14/2022
							1,677	194,451
									1,400	162,330

F.E. Lockwood		1,800	(4)		111.89	12/28/2025
	725	725	(5)		112.91	12/12/2024
	1,125	375	(6)		89.69	12/13/2023
	3,100				70.37	12/14/2022
	1,000				55.56	1/2/2022
							3,744	434,119
									1,400	162,330

(1)	The numbers in columns (b) and (c) relate to SARs, 50% of which vest on the first anniversary of the grant date and 25% of which vest on each of the second and third anniversaries of the grant date.

(2)

The numbers in column (g) and the dollar values in column (h) represent the number of shares earned for the fiscal 2014-2016 LTIPP performance period (which is payable in stock or cash) and/or unvested RS and RSUs.

The number of shares of Ashland common stock earned for the fiscal 2014-2016 LTIPP awards was determined by the Ashland P&C Committee in November 2016 and became vested when paid in November 2016. For Messrs. Mitchell and Moughler and Mses. Matheys and Lockwood, respectively, the amount reported in columns (g) and (h) represent 3,911; 948; 948; and 948 shares of Ashland common stock, respectively.

The following paragraphs list the unvested RS as of September 30, 2016 for each named executive officer. Unless otherwise noted, the RS vests 33.3% at the end of the first anniversary of grant, 33.3% at the second anniversary of grant and 33.4% at the third anniversary of grant.

For Mr. Mitchell, the amounts reported in columns (g) and (h) include the following: (a) 567 RS remaining from a grant of 1,700 RS granted November 13, 2013, and 24 RS earned from dividends; (b) 934 RS granted on November 12, 2014 and 22 RS earned from dividends; (c) 8,000 RS granted on July 15, 2015, that will vest 100% on July 15, 2018, and 142 RS earned from dividends; and (d) 1,650 RSUs granted on November 18,2015 and 22 RSUs earned from dividends.

For Ms. Meixelsperger, the amounts reported in column (g) and (h) represent 4,500 RSUs granted June 20, 2016 and 14 RSUs earned from dividends.

For Mr. Moughler, the amounts reported in columns (g) and (h) include the following: (a) 134 RS remaining from a grant of 400 RS granted November 13, 2013, and 4 RS earned from dividends; (b) 233 RS granted on November 12, 2014 and 3 RS earned from dividends; and (c) 350 RSUs granted November 18, 2016 and 4 RSUs earned from dividends.

For Ms. Matheys, the amounts reported in columns (g) and (h) include the following: (a) 134 RS remaining from a grant of 400 RS granted November 13, 2013, and 4 RS earned from dividends; (b) 233 RS granted on November 12, 2014 and 3 RS earned from dividends; and (c) 350 RSUs granted November 18, 2015 and 4 RSUs earned from dividends.

For Ms. Lockwood the amounts reported in columns (g) and (h) include the following: (a) 134 RS remaining from a grant of 400 RS granted November 13, 2013, and 4 RS earned from dividends; (b) 1,954 remaining from a grant of 4,000 RS granted April 1, 2014 and 113 RS earned from dividends; (c) 234 RS granted on November 12, 2014 and 2 RS earned from dividends; and (d) 350 RSUs granted November 18, 2015 and 4 RSUs earned from dividends.

(3)

The numbers in column (i) represent the estimated units granted through September 30, 2016, under the LTIPP for the fiscal 2015-2017 and the fiscal 2016-2018 performance periods. The estimated number is computed assuming that the target performance goals are achieved. The dollar amounts in column (j) correspond to the units identified in column (i). The dollar value is computed by converting the units to shares of Ashland common stock on a one-for-one basis. The number of shares is then multiplied by the closing price of Ashland common stock of $115.95 as reported on the NYSE on September 30, 2016. Payment, if any, under the LTIPP will generally be made in Ashland common stock for the fiscal 2015-2017 and the fiscal 2016-2018 performance periods other than for LTIPP awards that convert into Valvoline equity awards upon closing of the final separation, as described in the Compensation Discussion and Analysis section of this proxy statement

(4)	These numbers relate to SARs granted on November 18, 2015 that vest over the three-year period referenced in footnote (1) above.

(5)	These numbers relate to SARs granted on November 12, 2014 that vest over the three-year period referenced in footnote (1) above.

(6)	These numbers relate to SARs granted on November 13, 2013 that vest over the three-year period referenced in footnote (1) above.

Option Exercises and Stock Vested for Fiscal 2016

The following table sets forth certain information regarding the value realized by each Valvoline named executive officer during fiscal 2015 upon the exercise of SARs and Performance Units and the vesting of RS.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)(3)	Value Realized on Vesting (2)(3)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
S.J. Mitchell	-	-	4,468	496,580

M. Meixelsperger	-	-	-	-

C.A. Moughler	5,500	578,055	1,228	136,596

H.J. Matheys	-	-	739	81,882

F.E. Lockwood	1,700	113,254	3,274	361,881

(1)	The amounts in column (b) represent the gross number of shares acquired on exercise of SARs. The amounts in column (c) represent the value realized on exercise.

(2)

For Messrs. Mitchell and Moughler and Mses. Matheys and Lockwood, the amounts in column (d) represent 3,423; 978; 489; and 978 shares of Ashland common stock received in settlement of the fiscal 2013-2015 LTIPP. The dollar amounts in column (e) represent the value of the fiscal 2013-2015 LTIPP (computed by multiplying the number of shares awarded by $111.89, the closing price of Ashland common stock as reported on November 18, 2015, the date the Ashland P&C Committee approved the payment). The weighted score for the 2013-2015 LTIPP was 97.8%.

(3)	The amounts in column (d) also include the following RS vesting:

(i)

Mr. Mitchell received 468 shares with the value included in column (e) using the Ashland common stock closing price of $108.06 on November 12, 2015 and 577 shares, with the value included in column (e) using the Ashland common stock closing price of $109.20 on November 13, 2015;

(ii)

Mr. Moughler received 116 shares with the value included in column (e) using the Ashland common stock closing price of $108.06 on November 12, 2015 and 34 shares, with the value included in column (e) using the Ashland common stock closing price of $109.20 on November 13, 2015;

(iii)

Ms. Matheys received 116 shares with the value included in column (e) using the Ashland common stock closing price of $108.06 on November 12, 2015 and 134 shares, with the value included in column (e) using the Ashland common stock closing price of $109.20 on November 13, 2015; and

(iv)

Ms. Lockwood received 116 shares with the value included in column (e) using the Ashland common stock closing price of $108.06 on November 12, 2015; 134 shares, with the value included in column (e) using the Ashland common stock closing price of $109.20 on November 13, 2015; and 2,046 shares, with the value received in column (e) using the Ashland common stock closing prices of $110.11 on April 1, 2016.

Pension Benefits for Fiscal 2016

The following table shows the actuarial present value of the Valvoline named executive officers’ (other than Mses. Meixelsperger and Matheys) accumulated benefits under each of Ashland’s qualified and non-qualified pension plans, calculated as of September 30, 2016. Mses. Meixelsperger and Matheys are not eligible to participate in the Pension Plan, the Excess Plans or the SERP.

Name (a)	Plan Name (1) (b)	Number of Years Credited Service (2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
S.J. Mitchell	Ashland Hercules Pension Plan	18 years 5 months	225,849	0

	Ashland Inc. Excess Benefit Pension Plan	18 years 5 months	83,448	0

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	19 years 5 months	4,181,581	0

C.A. Moughler	Ashland Hercules Pension Plan	27 years 6 months	1,508,241	0

	Ashland Inc. Excess Benefit Pension Plan	27 years 6 months	71,490	0

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	872,047	0

F.E. Lockwood	Ashland Hercules Pension Plan	22 years 5 months	501,937	0

	Ashland Inc. Excess Benefit Pension Plan	22 years 5 months	16,636	0

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	823,897	0

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”) is a tax-qualified plan under Section 401(a) of the Code. The Ashland Inc. Excess Benefit Pension Plan (the “Ashland Excess Plan”) is a non-qualified plan that is coordinated with the tax-qualified plan. The Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below.

(2)

The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plans is measured from the date the named executive officer began participating in the Pension Plan.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2016, based on the earliest age a participant could receive an unreduced benefit under the qualified Pension Plan and the non-qualified Ashland Excess Plan because his or her qualified Pension Plan benefits are calculated under the cash balance pension formula.

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the Pension Benefits table for the SERP benefit for applicable Valvoline named executive officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the “Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP)” section below.

Under the SERP, the earliest age a Valvoline named executive officer could receive a benefit is the earlier of age 55 or when the sum of the officer’s age and service equals at least 80, provided that the officer has at least 20 years of service under the plan.

Post-Employment Obligations Following Separation

In conjunction with the separation of Valvoline from Ashland, sponsorship of several qualified and non-qualified plans previously sponsored by Ashland was transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under these plans were frozen with regard to future accruals. The Ashland Hercules Pension Plan, The Non-Qualified Excess Defined Benefit Pensions Plans, and the Supplemental Early Retirement Plan for Certain Employees are discussed below based on the fact that certain Valvoline named executive officers were participants in, and accumulated additional benefits under these plans during fiscal 2016.

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account. On March 16, 2016, Ashland’s Board and the Ashland P&C Committee decided to freeze future benefit accruals effective as of September 30, 2016. Additionally, in connection with the separation, sponsorship of the Pension Plan for all participants was transferred to Valvoline on September 1, 2016.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the “—Traditional Benefit/Annuity Formula” section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits (see the description in the “—Retirement Growth Account Benefit/Cash Balance Formula” section below). In general, participants who were actively employed by Ashland on June 30, 2003, with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election.

If a participant has a benefit payable from the LESOP, then the participant’s LESOP offset account reduces the amount payable to the participant, regardless of the formula under which the participant’s benefit is paid. At termination from employment, the participant may elect to transfer the LESOP offset account to the Pension Plan and receive an unreduced Pension Plan benefit. Sponsorship of the LESOP was transferred to Valvoline as of September 1, 2016. The LESOP was amended to freeze the benefit value as of September 30, 2016 and set the share price for pension coordination at the closing stock price on the last business day preceding the pension freeze date.

The Pension Plan was frozen effective September 30, 2016. Historically, years of service in addition to what is actually earned under the Pension Plan were not awarded. However, in the case of an acquisition, prior service with the acquired business has often counted for purposes of vesting and eligibility, but not for purposes of benefit accrual under the annuity benefit formula. These same rules apply equally to the Excess Plans.

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum allowed under Code Section 401(a)(17). For all other participants, compensation includes bonus amounts. This applies to both the annuity formula and the cash balance formula.

The final average compensation formula is the average for a 48 consecutive month period producing the highest average for the last 120 months of credited service. For participants who were employees of Hercules prior to the acquisition, the final average compensation is the average for the 60 consecutive month period producing the highest average for the last 120 months of credited service.

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

x

(years of credited service, which means years as a participant in the plan up to a maximum of 35 years)

For participants who were employees of Hercules prior to the acquisition, the annual annuity benefit formula is:

(1.2% x final average compensation up to $53,400) + (1.6% x final average compensation exceeding $53,400)

x

(years of credited service)

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Retirement Growth Account Benefit/Cash Balance Formula

Under this formula, contribution credits are accumulated in a notional account. Interest credits are allocated to each participant’s account monthly. The interest rate is from a minimum of 4.0% to a maximum of 7.0% and is set at the beginning of each plan year. The interest rate for fiscal 2015 was 4.0%.

The accrued benefit under this formula is the balance in the retirement growth account. The benefit is payable in the same forms that apply to the annuity benefit formula or may be paid as a single lump sum.

The normal retirement age under the retirement growth account formula is also age 65. The earliest that a participant can receive an unreduced benefit is at age 55 with at least five years of service.

Non-Qualified Excess Defined Benefit Pension Plans (“Excess Plans”) and Non-Qualified Supplemental Defined Contribution Plan (“NQDC Plan”)

The Excess Plans are unfunded, non-qualified plans providing a benefit payable, based on the applicable named executive officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

The Excess Plans cover employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan is limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plans. For purposes of computing the Excess Plans’ benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plans.

The benefit under the Excess Plans is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. A benefit payable to certain highly compensated participants cannot be paid for six months following separation from service. Messrs. Mitchell and Moughler and Ms. Lockwood participate in an Excess Plan. In conjunction with the freezing of the Pension Plan, the Excess Plans were frozen effective September 30, 2016. Sponsorship of the Excess Plans was also transferred to Valvoline effective September 1, 2016.

The NQDC Plan is an unfunded, non-qualified plan that provides a contribution equivalent to Ashland’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. The account balance may be invested in the mutual funds available in the Employees’ Deferral Plan (see “—Employee Deferral Plans” section below). The benefit payable under the NQDC Plan will be made in installments or as a lump sum based on distribution elections. Named executive officers and certain other highly compensated participants cannot begin to receive distributions for six months following separation from service. Ms. Matheys participates in the NQDC Plan. The NQDC Plan was amended on May 13, 2015 to fix the Substitute Contribution at four percent of Participant’s Incentive Compensation, Excess Base Compensation and Excess Base Compensation Deferrals for the Plan Year (each as defined in the NQDC Plan). In addition, the one-year service requirement was removed from the NQDC Plan allowing immediate participation in the NQDC Plan upon hire. On September 22, 2016, the Ashland P&C Committee took action to freeze the NQDC Plan to future benefits as of September 30, 2016. In connection with such freeze, Valvoline adopted the Valvoline Non-Qualified Defined Contribution Plan for Certain Employees to continue to provide benefits for a select group of management or highly compensated Valvoline employees that supplements the limitation on compensation imposed by Section 401(a)(17) of the Code (including successor provisions thereto) on qualified Ashland 401(k) Plans.

Supplemental Early Retirement Plan for Certain Employees (“SERP”)

The SERP is an unfunded, non-qualified plan allowing designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. The SERP is a supplemental retirement arrangement for a select group of management participating in the SERP as of December 31, 2010. Beginning January 1, 2011, the eligibility for this program was restricted to employees participating in the Pension Plan who were subsequently promoted into an executive level position, on or after January 1, 2011. Employees not eligible for the Pension Plan who would have otherwise been eligible to participate in the SERP participated only in the NQDC Plan during fiscal 2016.

In conjunction with the separation of Valvoline from Ashland, sponsorship of the SERP was transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under the SERP were frozen with regard to future accruals. The final average compensation used in determining the value of a participant’s benefit was fixed as of this date. Final average bonus as defined under the plan will include fiscal 2016 annual incentive payments made in December 2016.

The SERP benefit formula covering the applicable named executive officers and certain other designated executive level participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average.

The applicable named executive officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	the participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan);

•	the participant’s Excess Plans benefit; and

•	50% of any shares of Ashland common stock that could not be allocated to the participant’s account in the LESOP due to Code limits.

SERP benefits become vested upon attaining three years of service. Messrs. Mitchell and Moughler and Ms. Lockwood are vested in the SERP. Mses. Meixelsperger and Matheys are not eligible to participate in the SERP.

The SERP benefit is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. Distributions to certain highly compensated participants cannot begin until six months after separation from service.

The SERP was amended on July 15, 2015 to stipulate designated employees participating in the SERP as of December 30, 2010 shall continue to have their benefit calculated on 36 months out of the 84 months before retirement that produces the highest average. Designated employees entering the SERP on or after January 1, 2011 shall have their benefit calculated on 60 months out of 120 months before retirement that produces the highest average. On November 18, 2015, the Ashland P&C Committee took action to close the SERP to those participating in the Pension Plan who receive an executive level promotion. The SERP is now closed to all new participants.

Non-Qualified Deferred Compensation for Fiscal 2016

The following table sets forth certain information for each of the Valvoline named executive officers regarding non-qualified deferred compensation for fiscal 2016.

Name (a)	Executive Contributions in Last FY (1) ($) (b)	Registrant Contributions in Last FY (2) ($) (c)	Aggregate Earnings/ (Investment Change) in Last FY (3) ($) (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2016 ($) (f)
S.J. Mitchell	23,455	-	818,727	-	7,206,413

M. Meixelsperger	-	-	-	-	-

C.A. Moughler	-	-	53,027	(3,710)	577,880

H.J. Matheys	-	12,595	(67)	-	27,375

F.E. Lockwood	-	-	67,074	-	792,658

(1)	The value for Mr. Mitchell included in column (b) relates to the deferral of a portion of his compensation in fiscal 2016 and is included in the Summary Compensation Table.

(2)

The value in column (c) for Ms. Matheys relates to a contribution equivalent to the company match and supplemental company contributions on annual incentive compensation and base pay in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan. This amount is reported in column (i) of the Summary Compensation Table (inclusive of taxes).

(3)

Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the Summary Compensation Table in this proxy statement.

Employee Deferral Plans

Ashland’s Employee Deferral Plan

The Ashland Employees’ Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of base pay and up to 100% of their incentive compensation and/or Performance Units contributed to the plan. Elections to defer compensation must be made in the calendar year prior to the calendar year in which payment is received.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Ashland common stock fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. Beginning October 1, 2000, investments in Ashland common stock units must remain so invested and must be distributed as Ashland common stock. Beginning with January 2016, LTIPP deferrals paid in stock must be invested in Ashland common stock and must remain unchanged. In all other events, participants may freely elect to change their investments. Withdrawals are allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as lump sum or installments per election) and at a specified time (paid as single sum). In addition, for pre-2005 contributions, participants may elect to have withdrawals paid in a lump sum (subject to a penalty of up to 10%).

A description of the NQDC Plan is included in the narrative to the Pension Benefits table.

Valvoline’s Employee Deferral Plans

In September 2016, the Valvoline Board approved the Valvoline Inc. 2016 Deferred Compensation Plan for Employees (the “Valvoline Employee Deferral Plan”), which is substantially similar to Ashland’s Employees’ Deferral Plan, described above. We anticipate that eligible Valvoline employee elective deferrals will begin in calendar year 2017. A copy of the Valvoline Employee Deferral Plan was filed as an exhibit to our Annual Report on Form 10-K for fiscal 2016, which was filed with the SEC on December 19, 2016

Potential Payments upon Termination or Change in Control for Fiscal 2016 Table

The following table summarizes the estimated amounts payable to each Valvoline named executive officer in the event of a termination from employment or change in control of Ashland as of September 30, 2016. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each Valvoline named executive officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2016, the last day of the 2016 fiscal year. The equity incentive-based components are based on the closing price of Ashland’s common stock as of September 30, 2016 ($115.95). Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a Valvoline named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement (8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason (10) ($) (g)
S. J. Mitchell
Cash severance	870,497					2,110,657
Accelerated SARs (1)(12)	75,706				49,671	34,713
RS / RSUs (11)(12)	308,752				179,375	1,138,131
Performance-Restricted Stock (13)	617,376	617,376				1,852,127
LTIPP (2)	787,745	787,745		787,745	892,100	251,225
Incentive compensation (3)	582,336	582,336		582,336	582,336
Welfare benefit	12,715					17,891
Outplacement	7,000					7,000
Financial planning	5,000					5,000
280G excise tax gross-up (4)
Present value of retirement benefits (5)						134,983

Total	$3,267,127	$1,987,457	$0	$1,370,081	$1,703,482	$5,551,727

M. Meixelsperger
Cash severance	836,452					970,202
Accelerated SARs (1)(12)						523,398
RS / RSUs (11)(12)
LTIPP (2)
Incentive compensation (3)	135,505	135,505		135,505	135,505
Welfare benefit	3,188					3,636
Outplacement	7,000					7,000
Financial planning	5,000					5,000
280G excise tax gross-up (4)
Present value of retirement benefits (5)

Total	$987,145	$135,505	$0	$135,505	$135,505	$1,509,236

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement (8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason (10) ($) (g)
C.A. Moughler
Cash severance	474,528					474,528
Accelerated SARs (1)(12)	14,604				12,052	7,308
RS / RSUs (11)(12)	43,405				43,365	41,165
LTIPP (2)	191,086	191,086		191,086	218,141	54,110
Incentive compensation (3)	151,822	151,822		151,822	151,822
Welfare benefit	12,028					11,577
Outplacement	7,000					7,000
Financial planning	1,500					1,500
280G excise tax gross-up (4)
Present value of retirement benefits (5)

Total	$895,973	$342,908	$0	$342,908	$425,380	$597,188

H.J. Matheys
Cash severance	430,346					430,346
Accelerated SARs (1)(12)					12,052	7,308
RS / RSUs (11)(12)					43,365	41,165
LTIPP (2)	191,086	191,086		191,086	218,141	54,110
Incentive compensation (3)	185,457	185,457		185,457	185,457
Welfare benefit	1,942					2,070
Outplacement	7,000					7,000
Financial planning	1,500					1,500
280G excise tax gross-up (4)
Present value of retirement benefits (5)

Total	$817,331	$376,543	$0	$376,543	$459,015	$543,499

F.E. Lockwood
Cash severance	438,101					438,101
Accelerated SARs (1)(12)	14,604				12,052	7,308
RS / RSUs (11)(12)	283,073				283,034	41,165
LTIPP (2)	191,086	191,086		191,086	218,141	54,110
Incentive compensation (3)	161,856	161,856		161,856	161,856
Welfare benefit	12,906					10,845
Outplacement	7,000					7,000
Financial planning	1,500					1,500
280G excise tax gross-up (4)
Present value of retirement benefits (5)

Total	$1,110,126	$352,942	$0	$352,942	$675,083	$560,029

(1)

A change in control without termination results in unvested SARs becoming immediately vested for SARs granted under the 2011 Incentive Plan (see the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement for the number of SARs outstanding for each named executive officer). As discussed below and in footnote 11, grants of SARs for fiscal 2016 under the 2015 Incentive Plan after the July 15, 2015 amendment have been made using the Double-Trigger Award Agreements.

(2)

The LTIPP amounts identified in all of the columns except for columns (f) and (g) are based on the actual results for the fiscal 2014-2016 performance period and pro-rata payments under the LTIPP for the fiscal 2015-2017 and fiscal 2016-2018 performance periods at their respective targets (to the extent the named executive officer received a grant). If one of the events represented by columns (b), (c) or (e) occurred, the pro-rata payments would be based on actual results, rather than target.

Pursuant to the 2011 Incentive Plan and the related award agreements, in the event of a change in control without termination as of September 30, 2016, as reported in column (f), the calculation would be based on the actual results for the fiscal 2014-2016 performance period. The fiscal 2015-2017 performance period would be accelerated and payment would be made based on actual results up to the date of the change in control. For purposes of this table, column (f) is calculated based on achievement of target for the fiscal 2015-2017 and fiscal 2016-2018 performance periods.

The amounts in columns (f) and (g) pertain to the fiscal 2016-2018 LTIPP Performance Units. Pursuant to the 2015 Ashland Incentive Plan and the Double-Trigger Award Agreements, for the fiscal 2016-2018 LTIPP Performance Units, if the change in control occurs during the first twelve (12) months of the performance period, a pro-rata portion of the Performance Units will become vested at target as of the date of the change in control (column (f)) and the remaining Performance Units will be converted at target to time-based, stock-settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without “cause”, and not as a result of the participant’s disability or death, during the one-year period beginning on the date of the change in control (column (g)). If the change in control occurs after the first twelve (12) months of the performance period, a pro-rata portion of the Performance Units will become vested as of the date of the change in control based on the performance goals through the date of the change in control and the remaining Performance Units will be converted to time-based, stock-settled RSUs, and will continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without cause, and not as a result of the Participant’s disability or death, during the one-year period beginning on the date of the change in control.

(3)

The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2016 annual incentive compensation based on actual results for the entire performance period. Upon a change in control, the performance period relating to any incentive award will be accelerated and payment will be made based upon achievement of the performance goals up to the date of the change in control. The amounts identified in the Incentive Compensation row of column (f) reflect this payment, based on actual results for the fiscal year.

(4)

Section 280G of the Code applies if there is a change in control of Ashland, compensation is paid to a named executive officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals the average W-2 income for the five-calendar-year period immediately preceding the change in control. If Section 280G applies, then the named executive officer is subject to an excise tax, under Section 4999(a) of the Code, equal to 20% of the amount of the parachute payments in excess of the base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, Ashland is denied a federal income tax deduction for the excess parachute payments (see below for a discussion of the 2015 change in control agreements, which eliminated all legacy gross-up provisions in Ashland’s change in control agreements).

(5)

The present value of each applicable named executive officer’s retirement benefits as of September 30, 2016 (absent a change in control), is in the Pension Benefits table. The account balances for each named executive officer as of September 30, 2016 in the Employees’ Deferral Plan are identified in the Non-Qualified Deferred Compensation table.

A change in control results in an additional three years each of age and service being credited to the calculation of Mr. Mitchell’s benefit under the SERP. The present value of this incremental additional benefit is identified in the Present Value of Retirement Benefits row of this table in column (f). Mr. Mitchell gains a benefit from the additional age and service because he has less than the 20 years necessary for a full SERP benefit, therefore, the additional service credit brings him closer to a full SERP benefit. For the purposes of this table, it is assumed that Mr. Mitchell gains additional age and service benefits in the amount of $134,983 despite the fact that Valvoline assumed sponsorship of the SERP on September 1, 2016.

(6)

For purposes of column (c), it is assumed that the named executive officer incurred a disabling event and termination on September 30, 2016. Subject to coordination with other income received while disabled, the Long Term Disability Plan provides a benefit equal to 60% of base compensation. The compensation covered by the plan is limited in 2016 to $10,000 per month. If the named executive officer died, his beneficiaries would receive the same accelerated vesting of the Performance Unit as the named executive officer would in the event of disability. Under the EPIRP, if Mr. Mitchell is terminated due to death or disability prior to final separation for a reason other than change in control, a pro rate portion of the his EPIRP award will vest subject to the achievement of the performance criteria. The named executive officers also participate in a group variable universal life plan that is available to certain highly compensated employees. In the event of death, the executive receives the same benefits as identified with regard to disability in addition to the face amount of the policy plus their own invested amounts.

(7)	Neither Ashland nor Valvoline not maintains any plans or arrangements that would provide additional or enhanced benefits to the named executive officers solely as a result of a voluntary termination.

(8)	The requirements for retirement and receiving benefits under the retirement plans are described under the Pension Benefits table to this proxy statement.

(9)

Under the Employee Deferral Plan, in an event of a change in control, the named executive officers will receive an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on or after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. To the extent that an executive’s account is invested in hypothetical shares of Ashland common stock, those shares would be valued at the highest price for which Ashland common stock closed during the 30 days preceding the change in control.

(10)

A termination after a change in control assumes a termination at September 30, 2016 and the change in control occurring at an earlier time. Therefore, column (f) would have already been received by the named executive officer.

(11)

As described below, the Ashland P&C Committee approved Double-Trigger Award Agreements that can be used under the 2015 Incentive Plan and provide benefits upon a change in control and qualifying termination.

(12)

Because Messrs. Mitchell and Moughler and Ms. Lockwood are retirement eligible, under the Severance Pay Plan they would be eligible for payroll continuation. As such, during the payroll continuation period, their SARs would continue to vest and any RS that would have vested during that time would be accelerated pursuant to authorization of the Ashland P&C Committee.

(13)

The EPIRP award agreements contain change in control provisions governing the Executive Incentive Performance and Retention Program Awards and the awards are excluded from coverage under the 2015 change in control agreements. If Mr. Mitchell terminates employment following a change in control, other than for Good Reason, the EPIRP award would be forfeited in its entirety. If prior to a change in control and prior to the final separation, Mr. Mitchell terminates without “cause” or due to death or disability the award will vest pro rata subject to the achievement of the performance conditions. If after the final separation, the Mr. Mitchell terminates without “cause”, due to death or disability or, solely, after a change in control, for “good reason”, the award will vest in full.

Severance Pay Plan

The Valvoline named executive officers are covered by the Ashland Severance Pay Plan, which provides benefits in the event of a covered termination from employment in the absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, or other termination at Ashland’s initiative for which Ashland elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation).

In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment and the termination. In addition, the executive must agree to refrain from engaging in competitive activity against Ashland and refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business for a stated period of time following the termination. The executive must also agree not to disclose Ashland’s confidential information.

The benefit payable under the Severance Pay Plan to the Valvoline named executive officers is 78 weeks of base pay. Payments will be made as payroll continuation in bi-weekly increments if the executive is retirement eligible (or would be at the end of the payroll continuation period). If the executive is not retirement eligible or paying the benefit as payroll continuation will not make the executive retirement eligible, the benefit is paid as a lump sum. Payment of such amounts may be subject to a six-month deferral in order to comply with Section 409A of the Code.

Any executive who receives payroll continuation may also remain in the medical, dental, vision, group life and pension plans for the executive’s benefit continuation period. The benefit continuation period in that case is two weeks for each completed year of service, with a maximum of 52 weeks. Any executive who receives a lump sum severance benefit will be eligible to elect COBRA continuation of coverage at active employee rates for a period of three months and at full cost thereafter.

Executive Change in Control Agreement and Plan

Mr. Mitchell has a change in control agreement with Ashland. This agreement describes the payments and benefits to which Mr. Mitchell is entitled if terminated after a change in control. The agreement in effect as of September 30, 2016 are described below.

If within two years after a Change in Control (as defined in the “Definitions” section below) Mr. Mitchell’s employment is terminated without Cause or the executive terminates employment for Good Reason (each as defined in the “Definitions” section below), he will be entitled to the following:

•

payment of two times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•	continued participation in Ashland’s medical, dental and group life plans through December 31 of the second calendar year following the calendar year in which he was terminated;

•	full payment at target in cash of any Performance Units granted under LTIPP outstanding as of his termination (less any amounts already paid under the LTIPP because of the change in control);

•	payment in cash of all prior existing incentive compensation not already paid and pro-rata payment of any incentive compensation for the fiscal year in which he terminates at target level;

•	outplacement services and financial planning services for one year after termination;

•	payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination; and

•	immediate vesting of all outstanding RS/RSUs, SARs and stock options.

As a condition to receiving the benefits and compensation payable under the agreement, Mr. Mitchell has agreed for a period of 24 months following termination following a change in control other than by reason of death or disability, for cause voluntary termination, absent prior written consent of Ashland’s General Counsel, to refrain from engaging in competitive activity against Ashland; and to refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business relationships. Pursuant to the agreement, Mr. Mitchell has also agreed not to disclose confidential information. If Mr. Mitchell breaches the agreement, Ashland has the right to recover benefits that have been paid to him. Finally, Mr. Mitchell may recover legal fees and expenses incurred as a result of Ashland’s unsuccessful legal challenge to the agreement or Mr. Mitchell’s interpretation of the agreement.

On October 5, 2015, the Ashland P&C Committee approved new executive change in control agreements for certain Ashland named executive officers, including Mr. Mitchell. The new change in control agreements narrow the circumstances in which the executive will have “good reason” to resign and become entitled to receive severance following a change in control. Also, Mr. Mitchell’s change in control agreement entitled him to a tax “gross-up” for excise taxes payable on certain payments made to him in connection with a change in control of Ashland. The new change in control agreements exclude all excise tax “gross-up” provisions and instead provide for a “best-after-tax” cutback. Except for the modifications described above, the new change in control agreements are substantially the same as the prior change in control agreements.

Per the terms of Mr. Mitchell’s agreement, Valvoline assumed the agreement, including all its provisions, upon its separation from Ashland.

None of the Valvoline named executive officers other than Mr. Mitchell have entered into a change in control agreement as of the date of this filing. Effective August 1, 2016, the Valvoline named executive officers, other than Mr. Mitchell became entitled to certain benefits in the event of a change in control under the Ashland Salary Continuation Plan. In the event of a qualifying termination within two years following a change in control, these benefits would include one year’s base salary and target bonus, in addition to continued coverage under group health and welfare plans (based on years of service) and an allowance for outplacement benefits. These benefits are reflected in the “Potential Payments upon Termination or Change in Control for Fiscal 2016” section of this Proxy statement.

Definitions

“Cause” is any of the following:

•	willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•	willfully engaging in gross misconduct demonstrably injurious to Ashland after a written request to cease such misconduct; or

•	conviction or plea of nolo contendere for a felony involving moral turpitude.

•	To be terminated for cause, the board of directors must pass a resolution by three quarters vote finding that the termination is for cause.

“Good reason” includes any of the following that occurs after a change in control:

•	adverse change in position, duties or responsibilities;

•	reduction to base salary;

•	relocation exceeding 50 miles;

•	failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Ashland securities; or

•	material breach of the executive change in control agreement or a failure to assume such agreement.

“Change in control” is a complex definition, but may be summarized to include any of the following:

•

the consolidation or merger of Ashland into an unrelated entity in which the former Ashland shareholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the shareholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•	the sale, lease, exchange or other transfer of 80% or more of Ashland’s assets;

•	a shareholder approved liquidation or dissolution;

•	the acquisition of 25% or more of the outstanding shares of Ashland by an unrelated person without approval of the board of directors; or

•

changes to the Ashland board of directors during two consecutive years that result in a majority of the Ashland board of directors changing from its membership at the start of such two consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes.

SARs/Stock Options, Incentive Compensation, Restricted Stock/Restricted Stock Units and Performance Units

The following table summarizes what may happen to SARs, stock options, incentive compensation, RS/RSUs and Performance Units granted under LTIPP upon termination from employment; death; disability or retirement; or in the event of a change in control under the 2011 Ashland Incentive Plan and the 2015 Ashland Incentive Plan, absent Double-Trigger Award Agreements.

	Termination from Employment*	Death, Disability or Retirement*	Change in Control
SARs/Stock Options	Termination within one year of grant results in forfeiture; otherwise lesser of 30 days or the exercise period within which to exercise the vested SARs/stock options	May exercise vested SARs/stock options during the remainder of the exercise period	Immediately vest

Incentive Compensation	In general, termination before the last business day of the month prior to payment results in forfeiture	Pro-rata payment based on actual achievement for entire performance period	Accelerate the performance period and pay based on actual achievement through the date of the change in control

Restricted Stock/Restricted Stock Units	Termination before vesting results in forfeiture	Occurrence of event before payment results in forfeiture	Immediately vest

Performance Units	In general, termination before the last business day of the month prior to payment results in forfeiture	Pro-rata payment based on actual achievement for entire performance period	Accelerate the performance period and pay based on actual achievement for the period through the date of the change in control

*	Ashland P&C Committee has discretion to accelerate vesting of these benefits.

For purposes of the above table, the term “change in control” is defined in the applicable plan and has substantially the same meaning as it does in the executive change in control agreements. In addition, the award agreements and incentive plans provide for forfeiture and clawbacks in the event the participant breaches certain non-compete, non-solicitation and confidentiality (subject to whistleblower protections) covenants.

Executive Performance Incentive and Retention Program

In the event of a change in control prior to the final separation, Mr. Mitchell’s EPIRP award will convert into a number of time-vested shares of Ashland common stock having the same terms and conditions (other than performance vesting), determined based on actual achievement of the performance goals as if the performance period ended on the date of the change in control, as determined by the Ashland P&C Committee.

Such time-vested shares of Ashland common stock will remain subject to service-based vesting conditions if they are assumed or replaced by the surviving or resulting entity in such change in control. If Mr. Mitchell’s EPIRP award was not assumed or replaced by the surviving or resulting entity in a change in control (whether prior to or following the final separation) will immediately vest.

If Mr. Mitchell were terminated without “cause” or due to his death or disability prior to the final separation and outside the context of a change in control, a pro rata portion of his award would vest subject to the achievement of the performance goal. If a participant is terminated without “cause” or due to Mr. Mitchell’s death or disability after the final separation and outside the context of a change in control, then the award will vest in full. If following a change in control (whether prior to or following the final separation) Mr. Mitchell is terminated without “cause” or due to his death or disability, or the participant terminates employment for “good reason” (as described below), then the award will vest in full.

For purposes of the EPIRP, “good reason” means (1) a 15% or greater reduction in a participant’s base salary as in effect as of immediately prior to a change in control, (2) the relocation of a participant’s principal work location to a location outside a 50-mile radius from the participant’s principal work location as of a change in control.

Dividends are paid on the EPIRP awards with additional restricted shares subject to the same vesting requirements as the underlying restricted shares to which they relate (including performance vesting, if any).

Double-Trigger Award Agreements under the 2015 Incentive Plan

On July 15, 2015, the Ashland P&C Committee approved the 2015 Incentive Plan, which provides for the Ashland P&C Committee to have the option to grant awards under the 2015 Incentive Plan with double-trigger change in control provisions set forth in an award agreement. The default under the 2015 Incentive Plan is a single-trigger change in control provision. In connection with this amendment, the Ashland P&C Committee also approved forms of the award agreements containing the double-trigger change in control provision. All awards granted to the named executive officers under the 2015 Incentive Plan since this amendment have used the Double-Trigger Award Agreements.

In November 2015, the Ashland P&C Committee approved new form of award agreements that also exclude the plan to separate Ashland into two independent, publicly traded companies from the definition of “Change in Control”. Other than these changes, the Double-Trigger Agreements are substantially similar to the prior award agreements discussed above.

SERP, Excess Plans, Qualified Pension Plan and Employees’ Deferral Plan

For payments and benefits under the SERP, the Excess Plans and the qualified Pension Plan, except in the event of a change in control, see the Pension Benefits table and the narrative thereunder in this proxy statement. For payments and benefits under the Employees’ Deferral Plan, except in the event of a change in control, see the Non-Qualified Deferred Compensation table and the narrative thereunder in this proxy statement.

The SERP contains a non-compete provision. Any executive who, within a period of five years after his or her termination of employment, accepts a consulting or employment engagement that is in direct and substantial conflict with the business of Ashland will be deemed to have breached the SERP provisions. A breach of the SERP provisions requires the executive to reimburse Ashland for any distributed benefits and to forfeit benefits that have not yet been paid under the plan.

After a Change in Control

The term “change in control” is defined in the applicable plan and has substantially the same meaning as it does in the executive change in control agreements.

The occurrence of a change in control under the SERP for the applicable named executive officers has the following consequences:

•	Accelerates vesting;

•	Nullifies the non-compete;

•	Distributes benefits upon a participant’s termination from employment without cause or resignation for good reason; and

•	Adds three years each to age and service computation.

For the qualified Pension Plan and the Excess Plans, no enhanced benefit results from a change in control. Under the Employees’ Deferral Plan, a change in control results in an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on and after January 1, 2005, will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution.

COMPENSATION OF DIRECTORS

Valvoline’s non-employee directors received no compensation for the fiscal year ended September 30, 2016.

Fiscal 2017 Director Compensation Program

The following is a description of our director compensation program for the fiscal year ending September 30, 2017. Neither Mr. Wulfsohn, Non-Executive Chairman and Director, nor Mr. Mitchell, Chief Executive Officer and Director, will receive compensation as a director of Valvoline.

2017 Annual Retainer

Valvoline’s non-employee director compensation program provides: (a) an annual retainer of $100,000 for each director; (b) an additional annual retainer of $20,000 for the Chair of the Audit Committee; and (c) an additional annual retainer of $15,000 for other committee chairs.

Non-employee directors may elect to receive part or all of each retainer in cash or in shares of Common Stock. They may also elect to have a portion or all of each retainer deferred and paid through Valvoline’s Directors’ Deferral Plan. The directors who make an election to defer part of any retainer may have the deferred amounts held as common stock units (share equivalents) in the hypothetical Common Stock fund or invested under the other available investment options under the plan. The payout of the deferred retainers occurs upon termination of service by a director. Directors may elect to have the payout in a single lump sum or in installments not to exceed 15 years. Distributions for deferrals will be made pursuant to each director’s election and valued at the time of the distribution.

2017 Restricted Shares/Units

On October 1, 2016, each new non-employee director received a one-time initial grant under the 2016 Incentive Plan of a number of restricted shares of Common Stock with a grant-date value equal to the value of 1,000 shares of Ashland common stock on the date of grant. The restricted shares may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors; (ii) death or disability of the director; (iii) any removal or involuntary separation following a change in control (as defined in Valvoline’s Directors’ Deferral Plan); or (iv) voluntary early retirement to enter governmental service. The G&N Committee has discretion to limit a director’s forfeiture of these shares or restricted stock units if the non-employee director leaves the Board of Directors for reasons other than those listed above.

Each non-employee director also received an annual award of deferred restricted stock units under Valvoline’s Directors’ Deferral Plan with a grant date value of $110,000 (pro-rated as applicable for less than a full-year of service). The restricted stock units vest one year after date of grant or, if the director does not seek reelection as a director, upon the date of the annual shareholder meeting that precedes such one-year anniversary, in each case subject to the director’s continued service. Dividends are credited and reinvested in additional restricted stock units. Upon a “change in control” of Valvoline, the restricted stock units immediately vest.

2017 Stock Ownership Guidelines for Directors

The Board of Directors considers Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Valvoline’s future and aligns their interests with those of Valvoline’s other shareholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own Common Stock having a value of at least five times his or her base annual cash retainer. Each current non-employee director of Valvoline has five years from the year elected to reach this ownership level.

AUDIT COMMITTEE MATTERS

Policy on Pre-Approval of Audit Firm Services

Prior to the IPO, we were a wholly owned subsidiary of Ashland, and the Audit Committee of Ashland’s Board of Directors (the “Ashland Audit Committee”) had responsibility for appointing, determining compensation of and overseeing the work of the independent registered public accounting firm that audited our financial statements. Services provided by that firm were subject to pre-approval under guidelines adopted by Ashland’s Audit Committee. Under these guidelines, prior to engagement, the Ashland Audit Committee pre-approved the audit and non-audit services to be rendered by the independent registered public accounting firm, in each case, including all engagement fees and terms. If, during the year, it became necessary to engage the independent registered public accounting firm for additional services, such additional services had to be specifically pre-approved by the Chair of the Ashland Audit Committee prior to the engagement of the firm for those services and had to be subsequently approved by the Ashland Audit Committee at its next meeting. We have been advised that all of the services performed by EY for Valvoline in fiscal 2016 were pre-approved in accordance with the Ashland Audit Committee’s policies.

Following the IPO, consistent with requirements of the SEC and Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, Valvoline’s Audit Committee now has responsibility for appointing, determining compensation of and overseeing the work of the Company’s independent registered public accounting firm. In recognition of this responsibility, the Audit Committee adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In circumstances where the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services is required by the Audit Committee Chair prior to the engagement of the independent auditors for those services and must be subsequently approved by the Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee currently is composed of three independent directors and operates under a written charter adopted by the Board of Directors. At its November 2016 meeting, the Board determined that all current Audit Committee members—Messrs. Manager and Sonsteby and Ms. Twinem—are independent as defined by SEC rules, the listing standards of NYSE, which apply to Valvoline, and Valvoline’s Director Independence Standards. The Board also determined that each member of the Audit Committee is an audit committee financial expert as defined by SEC rules. A description of each committee member’s financial experience is contained in their biographies under Proposal One—Election of Directors.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process, the integrity of the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications, independence and audit of the Company’s financial statements, the Company’s risk management policies and processes, the Company’s financial affairs, legal and regulatory compliance requirements and the Company’s policies, programs and practices with respect to environmental, health and safety risks. Since its inception in September 2016, the Audit Committee has met three times, including teleconferences to discuss and review Valvoline’s quarterly financial performance and associated news releases.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP (“EY”), an independent registered public accounting firm, was engaged by Ashland to audit Valvoline’s consolidated financial statements for fiscal 2016 and to issue an opinion on whether such statements present fairly, in all material respects, Valvoline’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. Prior to any engagement of EY by Valvoline the engagement was approved in accordance with Ashland’s established policies and procedures. The Audit Committee reviewed and discussed with management and EY the audited financial statements. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Valvoline’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee received and reviewed EY’s independence from management and Valvoline including the matters in the written disclosures required by the PCAOB.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In circumstances where the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services is required by the Audit Committee Chair prior to the engagement of the independent auditors for those services and must be subsequently approved by the Audit Committee at its next meeting. In fiscal 2016, approval was sought and granted from the Ashland Audit Committee for EY to perform certain non-audit related services. The Audit Committee has considered whether the provision of audit-related and other non-audit services by EY is compatible with maintaining EY’s independence and has concluded that EY’s independence is not compromised by providing such services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Valvoline’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for filing with the SEC.

AUDIT COMMITTEE

Charles M. Sonsteby, Chair

Vada O. Manager

Mary J. Twinem

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Audit Committee Report by reference therein.

MISCELLANEOUS

Stock Ownership Information

Stock Ownership of Directors, Director Nominees and Executive Officers

The following table presents, as of October 31, 2016, information relating to the beneficial ownership of Common Stock and Ashland common stock by (i) each of our current directors, (ii) each of our executive officers and (iii) all of our current directors and executive officers as a group. A person is deemed to have beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Valvoline Common Stock Beneficially Owned	Percentage of Class*	Number of Shares of Ashland Common Stock Beneficially Owned	Percentage of Class*
Samuel J. Mitchell, Jr.	25,000	*	118,201	*	(1)(2)(3)(4)(6)(8)
Mary E. Meixelsperger	2,500	*	4,514	*	(4)(8)
Craig A. Moughler	5,000	*	10,036	*	(1)(2)(3)(4)(6)(8)
Heidi J. Matheys	400	*	5,581	*	(1)(3)(4)(6)(8)
Frances E. Lockwood	2,500	*	15,046	*	(1)(2)(3)(4)(6)(8)
Julie M. O’Daniel	200	*	1,147	*	(1)(3)(4)(8)
Thomas A. Gerrald II	0	*	3,000	*	(1)(2)(3)(4)(6)
Anthony R. Puckett	2,500	*	3,884	*	(1)(2)(3)(4)(6)(8)
Victor T. Rios	4,400		0	*	(8)
David J. Scheve	0	*	25	*
Sara K. Stensrud	3,000	*	0	*	(8)
Richard A. Freeland	4,937	*	0	*	(7)
Stephen F. Kirk	4,937	*	3,527	*	(2)(5)(7)
Stephen E. Macadam	9,937	*	0	*	(7)(8)
Vada O. Manager	5,187	*	27,045	*	(2)(5)(7)(8)
Charles M. Sonsteby	11,937	*	0	*	(7)(8)
Mary J. Twinem	9,937	*	0	*	(7)(8)
William A. Wulfsohn	45,500	*	149,263	*	(2)(4)(8)

All directors and executive officers as a group (17 people)	137,872	0.067%	341,269	0.549%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

As of October 31, 2016, there were 204,529,622 shares of Common Stock outstanding and 62,174,301 shares of Ashland common stock outstanding. None of the listed individuals owned more than 1% of Valvoline’s or Ashland’s Common Stock outstanding as of October 31, 2016. All directors and executive officers as a group owned 137,872 shares of Valvoline Common Stock, which equaled 0.067% of the Common Stock outstanding as of October 31, 2016, and 341,269 shares of Ashland common stock, which equaled 0.549% of the Ashland common stock outstanding as of October 31, 2016. Certain shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (e.g., upon exercise of an option) within 60 days of the date as of which the information is provided. Any such shares deemed to be beneficially owned are deemed to be outstanding shares for purposes of computing the percentage ownership of a person deemed to beneficially own such shares, but not for purposes of computing the percentage ownership of other persons. As of October 31, 2016, no directors or officers had the right to acquire any shares of Valvoline Common Stock within 60 days of October 31, 2016.

(1)

Includes shares of Ashland Common Stock held under the Ashland Employee Savings Plan and/or the LESOP by executive officers: as to Mr. Mitchell, 1,913 shares; as to Mr. Moughler, 2,376 shares; as to Ms. Lockwood, 2,288 shares; as to Mr. Gerrald, 1,127 shares; as to Mr. Puckett, 127 shares; as to Ms. O’Daniel, 314 shares; and as to all executive officers as a group, 8,428 shares. Participants can vote the Employee Savings Plan and the LESOP shares.

(2)

Includes grants of Ashland restricted stock units to executive officers that vest within 60 days of October 31, 2016, and common stock units and/or restricted stock units (share equivalents) held by executive officers in the Ashland Common Stock Fund under Ashland’s non-qualified deferred compensation plans for employees or by directors under the Ashland non-qualified deferred compensation plans for non-employee directors: as to Mr. Mitchell, 35,023 units; as to Mr. Moughler, 802 units; as to Ms. Matheys, 116 units; as to Ms. Lockwood, 3,064 units, as to Mr. Gerrald, 116 units; as to Mr. Puckett, 268 units; as.to Mr. Kirk 2,069 units; as to Mr. Manager, 24,593 units; as to Mr. Wulfsohn, 3,649 units; and as to all directors and executive officers as a group, 66,118

(3)

Includes shares of Ashland Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after October 31, 2016, through the exercise of stock appreciation rights (“SARs”): as to Mr. Mitchell, 20,398 shares; as to Mr. Moughler, 1,288 shares; as to Ms. Matheys, 444 shares; as to Ms. Lockwood, 1,169 shares; as to Mr. Gerrald, 435 shares; as to Mr. Puckett, 1,884 shares; as to Ms. O’Daniel, 565 shares; and as to all executive officers as a group, 26,183 shares through SARs. All SARs included in this table are reported on a net basis based on the closing price for Ashland Common Stock as reported on the New York Stock Exchange (“NYSE”) Composite Tape on October 31, 2016. All SARs are stock settled and are not issued in tandem with an option.

(4)

Includes restricted shares of Ashland Common Stock: as to Mr. Mitchell, 9,689 shares and 31,947 performance based restricted shares; as to Ms. Meixelsperger, 4,514 shares; as to Mr. Moughler, 4,622 shares; as to Ms. Matheys, 374 shares; as to Ms. Lockwood, 2,441 shares; as to Mr. Gerrald, 374 shares; as to Mr. Puckett, 374 shares; as to Ms. O’Daniel, 202 shares; and as to all executive officers as a group, 18,342 shares and 31,947 performance based restricted shares.

(5)	Includes 1,000 restricted shares of Ashland Common Stock for each of Mr. Kirk and Mr. Manager and, as to Mr. Wulfsohn, 32,837 shares and 95,963 performance based restricted shares

(6)

Includes shares of Ashland Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after October 31, 2016, from the vesting of the 2014-2016 Long Term Incentive Performance Plan shares: as to Mr. Mitchell, 3,911 shares; as to Mr. Moughler, 948 shares; as to Ms. Matheys, 948 shares; as to Ms. Lockwood, 948 shares; and to Mr. Gerrald 948 shares; as to Mr. Puckett, 948 shares; and as to all executive officers as a group, 8,651 shares.

(7)	Includes 4,937 restricted shares of Valvoline Common Stock for each of the non-employee directors.

(8)

Includes shares of Valvoline Common Stock held under the Directed Share Program in connection with the initial public offering; as to Mr. Mitchell, 25,000 shares; as to Ms. Meixelsperger, 2,500 shares; as to Mr. Moughler, 5,000 shares; as to Ms. Matheys, 400 shares; as to Ms. Lockwood, 2,500 shares; as to Ms. O’Daniel, 200 shares; as to Mr. Puckett, 2,500 shares; as to Mr. Rios, 4,400 shares; as to Ms. Stensrud, 3,000 shares; as to Mr. Macadam, 5,000 shares; as to Mr. Manager, 250 shares; as to Mr. Sonsteby, 7,000 shares; as to Ms. Twinem, 5,000 shares; as to Mr. Wulfsohn, 45,500 shares; and which provides participants with voting power with respect to such shares.

Stock Ownership of Certain Beneficial Owners

The following table presents, as of October 31, 2016, information relating to the beneficial ownership of Common Stock by each person known by Valvoline to own more than 5% of the outstanding shares of Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class*
Ashland Global Holdings Inc.	170,000,000	83.12%
50 E RiverCenter Blvd. Covington, Kentucky 40111

Section 16(a) Beneficial Ownership Reporting

Pursuant to Section 16 of the Exchange Act, the Company’s directors and certain executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, are required to report, within specified due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates.

The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based solely on a review of copies of such forms and/or written representations that no additional forms were required, the Company believes that all of the Company’s directors, executive officers and greater than 10% beneficial owners subject to these reporting requirements satisfied such requirements in fiscal 2016.

Proxy Solicitation Costs

Valvoline is soliciting the proxies to which this proxy statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the proxy statement and any accompanying material, will be borne by Valvoline. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Valvoline, who will not be additionally compensated for such activity. Valvoline has arranged for the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies. Georgeson’s fees will be paid by Valvoline and are estimated to be $7,500, excluding out-of-pocket expenses.

Shareholder Proposals for the 2018 Annual Meeting

Under our By-laws, shareholders must follow certain procedures to propose an item of business at an annual meeting. Pursuant to these procedures, the Company must be given advance written notice of such proposals, which must contain the information required by our By-laws with respect to the shareholder and the proposal and must be timely. To be timely, written notice must be received by our Corporate Secretary at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting; provided, however, if the annual meeting is to be held more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made (such applicable notice deadline, the “By-law Notice Deadline”). Based on the January 24, 2017, date for our upcoming Annual Meeting, written notice of any shareholder proposal must be received no earlier than September 26, 2017, and no later than October 26, 2017, to be considered timely for our 2018 Annual Meeting, assuming our 2018 Annual Meeting will be held no more than 30 days before and no more than 60 days after January 24, 2018. The chairman of an annual meeting of shareholders may refuse to acknowledge the proposal of any person not made in compliance with our By-laws. A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, or may be obtained by written request to: Valvoline’s Corporate Secretary, 3499 Blazer Parkway, Lexington, KY 40509.

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our proxy statement for the 2018 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive officers no later than September 5, 2017, which is 120 calendar days before the one-year anniversary of the release date of our proxy statement for the 2017 Annual Meeting. If we change the date of our 2018 Annual Meeting by more than 30 days from the one-year anniversary of the 2017 Annual Meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2018 Annual Meeting. Any such proposal must comply with all of the requirements of Exchange Act Rule 14a-8.

Shareholders should send all proposals for the 2018 Annual Meeting via registered, certified or express mail to the Corporate Secretary of Valvoline at 3499 Blazer Parkway, P.O. Box 14000, Lexington, KY 40512-9987.

Other Matters

As of the date of this proxy statement, Valvoline does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this proxy statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the proxies named therein.

If you wish to vote by proxy, please do so by visiting the website listed on your proxy card, by calling the telephone number specified on your proxy card or by mailing a completed, signed and dated proxy card. You may also vote by attending the Annual Meeting and voting your shares in person. We appreciate your prompt attention to these matters, and your continued confidence in Valvoline.

JULIE M. O’DANIEL

General Counsel and Corporate Secretary

APPENDIX A 2016 VALVOLINE INC. INCENTIVE PLAN

The 2016 Valvoline Inc. Incentive Plan was approved by the Board of Directors on September 27, 2016.

SECTION 1. PURPOSE

The purpose of the 2016 Valvoline Incentive Plan is to promote the interests of the Company and its shareholders by providing incentives to its directors, officers and employees (including prospective directors, officers and employees). Accordingly, the Company may grant to selected officers and employees Option Awards, Stock Appreciation Rights Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Incentive Awards, Performance Unit Awards and Recognition Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with the Company, devote their best efforts to the Company and improve the Company’s economic performance, thus enhancing the value of the Company for the benefit of shareholders. This Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with Option Awards, Stock Appreciation Rights Awards, Restricted Stock Awards or Restricted Stock Unit Awards.

SECTION 2. DEFINITIONS

“Agreement” shall mean either: (i) an agreement, either in written or electronic format, entered into by the Company and a Recipient setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Recipient describing the terms and provisions of such Award, which need not be signed by the Recipient.

“Assumed Valvoline Award” shall mean a stock option, stock appreciation right, restricted stock, restricted stock unit, performance unit, merit or other incentive compensation award granted pursuant to the Amended and Restated 2015 Ashland Inc. Incentive Plan, the Amended and Restated 2011 Ashland Inc. Incentive Plan or any other long-term incentive compensation plan sponsored or maintained by Ashland Inc. (or its successor) and assumed under this Plan in connection with the Valvoline Stock distribution.

“Award” shall mean an Option Award, a Stock Appreciation Right Award, a Restricted Stock Award, a Restricted Stock Unit Award, an Incentive Award, a Performance Unit Award or a Recognition Award, in each case granted under this Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Beneficiary” shall mean the person or persons designated by a Recipient or, if no designation has been made, the person or persons entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Recipient’s death.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning assigned thereto in the applicable Agreement or, in the event the applicable Agreement does not assign a meaning to such term, “Cause” shall mean (i) the willful and continued failure of the Participant to substantially perform his or her duties with the Company or its Subsidiaries (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) willful engaging by the Participant in gross misconduct materially injurious to the Company or its Subsidiaries or (iii) the Participant’s conviction of or the entering of a plea of nolo contendere (or similar plea under the law of a jurisdiction outside the United States) to the commission of a felony (or a similar crime or offense under the law of a jurisdiction outside the United States).

“Change in Control” shall be deemed to have occurred if:

there shall be consummated (A) any consolidation or merger of the Company (a “Business Combination”), other than a consolidation or merger of the Company into or with a direct or indirect wholly-owned subsidiary, as a result of which the shareholders of the Company own(directly or indirectly), immediately after the Business Combination, less than 50% of the then outstanding shares of common stock that are entitled to vote generally for the election of directors of the corporation resulting from such Business Combination, or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a Business Combination in which the holders of the Company’s Common Stock immediately prior to the Business Combination have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting at least 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer;

the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

any Person shall become the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board; or

at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (1) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (2) the repurchase by the Company of outstanding shares of Common Stock or other securities pursuant to a tender or exchange offer or (3) the Valvoline Stock distribution.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Common Stock of the Company ($0.01 par value), subject to adjustment pursuant to Section 14 hereof. “Company” shall mean Valvoline Inc. or any successor thereto.

“Compensation Committee” shall mean the Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall, unless otherwise determined by the board, consist of three or more members, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 issued under the Exchange Act, an “outside director” within the meaning of the regulations issued under Section 162(m) of the Code and an “independent director” within the meaning of the applicable rules of the New York Stock Exchange or any other securities exchange upon which the Company’s Common Stock is listed, or such committee’s delegate.

“Credited Service” shall mean periods of employment with the Company and its Subsidiaries for which credit is given, as determined by the Compensation Committee in its sole discretion.

“Disability” shall have the meaning assigned thereto in the applicable Agreement or, in the event the applicable Agreement does not assign a meaning to such term, “Disability” shall mean, (i) in the case of a Participant, when he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option, he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code; and (ii) in the case of an Outside Director, when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

“Dividend Equivalents” shall mean the equivalent value (in cash, shares of Common Stock, shares of Restricted Stock or RSUs) of dividends that would otherwise be paid on the shares subject to an Award but that have not been issued or delivered, as described in Section 16(N).

“Effective Date” shall mean October 1, 2016.

“Employee” shall mean a regular, full-time or part-time employee of the Company or any of its Subsidiaries, provided, however, that for purposes of determining whether any individual may be a Participant for purposes of any grant of an Incentive Stock Option, the term “Employee” shall have the meaning given to such term in Section 3401(c) of the Code.

“Exercise Price” shall mean, with respect to each share of Common Stock subject to an Option or Stock Appreciation Right, the price fixed by the Compensation Committee at which such share may be purchased from the Company pursuant to the exercise of such Option or Stock Appreciation Right.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any date, (i) the closing sale price per share of Common Stock as reported on the Composite Tape of the New York Stock Exchange, or if there are no sales on such day, on the next preceding trading day during which a sale occurred and (ii) in the absence of such markets for the shares of Common Stock, the Fair Market Value shall be determined by the Compensation Committee, in its discretion, (which determination shall be made in a manner that complies with Section 409A of the Code to the extent required to avoid the imposition of taxes or penalties under Section 409A of the Code, as determined by the Committee), and such determination shall be conclusive and binding for all purposes.

“Incentive Award” shall mean an Award made pursuant to Section 7 hereof, the payment of which is contingent upon the achievement of performance goals (including Performance Goals) for the particular Performance Period.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Compensation Committee to meet the requirements of Section 422 of the Code or any successor provision.

“ISO Award” shall mean an Award of an Incentive Stock Option pursuant to Section 10 hereof.

“Nonqualified Stock Option” or “NQSO” shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

“NQSO Award” shall mean an Award of a Nonqualified Stock Option pursuant to Section 10 hereof.

“Option” shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Compensation Committee, in its discretion, or otherwise determined pursuant to this Plan. The Compensation Committee, in its discretion, shall designate an Option as a Nonqualified Stock Option or an Incentive Stock Option.

“Option Award” shall mean an Award of an Option pursuant to Section 10 hereof.

“Outside Director” shall mean a director of the Company, who is not also an Employee, who is selected by the Compensation Committee to receive an Award under this Plan.

“Participant” shall mean an Employee who is designated (whether individually or as a member of a specified group of Employees) by the Compensation Committee to receive an Award under this Plan.

“Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Goals” shall mean performance goals as may be established in writing by the Compensation Committee. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated, and/or may be relative to stock market indices or such other published or special indices as the Compensation Committee deems appropriate. Performance Goals may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, and/or the performance of the individual Participant. The Performance Goals applicable to any Award that is intended to qualify for the Performance-Based Exception shall be based on one or more of the following criteria (which may be measured either in the aggregate or on per share basis, and which may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss):

(i)

Earnings measures, including net earnings on either a LIFO, FIFO or other basis and including earnings, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization;

(ii)	Operating measures, including operating income, operating earnings, or operating margin;

(iii)	Income or loss measures, including net income or net loss, and economic profit;

(iv)	Cash flow measures, including cash flow or free cash flow;

(v)	Revenue measures;

(vi)	Reductions in expense measures;

(vii)	Operating and maintenance, cost management, and employee productivity measures;

(viii)	Company return measures, including return on assets, investments, equity, or sales;

(ix)

Share price (including attainment of a specified per-share price during the performance period, growth measures, total return to shareholders or attainment of a specified price per share for a specified period of time);

(x)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels, or cost targets;

(xi)	Accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions;

(xii)	Achievement of business or operational goals such as market share, business development and/or customer objectives, and debt ratings; or

(xiii)	Growth or rate of growth of any of the performance criteria set forth herein.

“Performance Period” shall mean the period designated by the Compensation Committee during which performance goals (including Performance Goals) shall be measured.

“Performance Unit Award” shall mean an Award made pursuant to Section 8 hereof, the payment of which is contingent upon the achievement of performance goals (including Performance Goals) for the particular Performance Period.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (iii) an underwriter temporarily holding securities pursuant to an offering on behalf of the Company.

“Personal Representative” shall mean the person or persons who, upon the Disability or incompetence of a Recipient, shall have acquired on behalf of the Recipient by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” shall mean this 2016 Valvoline Incentive Plan.

“Plan Share Limit” shall have the meaning given in Section 3(A) hereof. “Qualifying Termination” shall mean:

(i)

in the case of a Participant, termination of the Participant’s employment with the Company and its Subsidiaries at any time such that (A) the Participant is age fifty-five (55) or older and has at least ten (10) years of continuous service; and

(ii)	in the case of an Outside Director, termination of the Outside Director’s service on the Board as a result of a mandatory retirement date established by the Compensation Committee.

“Recipient” shall mean a Participant or an Outside Director, as appropriate.

“Recognition Award” shall mean an Award of Common Stock issued pursuant to Section 9 hereof.

“Restricted Period” shall mean the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals (including Performance Goals), or upon the occurrence of other events as determined by the Compensation Committee, in its discretion).

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement or designated by the Compensation Committee, in its discretion, in accordance with the Plan.

“Restricted Stock Award” shall mean an Award of Restricted Stock pursuant to Section 6 hereof.

“Restricted Stock Units” or “RSUs” shall mean units (or other Common Stock equivalents) issued pursuant to a Restricted Stock Unit Award which are valued in terms of shares of Common Stock and are subject to the restrictions, terms, and conditions set forth in the related Agreement or designated by the Compensation Committee, in its discretion, in accordance with the Plan.

“Restricted Stock Unit Award” or “RSU Award” shall mean an Award of Restricted Stock Units pursuant to Section 6 hereof.

“Stock Appreciation Right” or “SAR” shall mean a right pursuant to a Stock Appreciation Right Award to be paid an amount measured by the appreciation in the Fair Market Value of shares of Common Stock from the date of grant to the date of exercise of the SAR, with payment to be made wholly in cash, wholly in shares of Common Stock or a combination thereof as specified in the Agreement or determined by the Compensation Committee, in its discretion. A SAR may be granted only singly and may not be granted in tandem with an Option.

“Stock Appreciation Right Award” or “SAR Award” shall mean an Award of a Stock Appreciation Right pursuant to Section 10 hereof.

“Subsidiary” shall mean a corporation, company or other entity, whether U.S. or foreign, (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case, for example, in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interests representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and applicable law.

“Substitute Awards” shall have the meaning given in Section 14 hereof.

“Tax Date” shall mean the date the withholding tax obligation arises with respect to an Award.

“Valvoline Stock distribution” shall mean the transaction or series of transactions initially approved by the Board of Directors of Ashland, Inc. on September 16, 2015 intended to separate the Valvoline business from Ashland Inc.’s specialty chemical business and create two independent, publicly traded companies.

SECTION 3. STOCK SUBJECT TO THIS PLAN

(A) Subject to adjustment as provided under Section 14 hereof, there will be reserved for issuance under this Plan an aggregate of 7,000,000 shares of Common Stock (the “Plan Share Limit”), any or all of which may be delivered with respect to ISO Awards. Subject to adjustment as provided under Section 14 hereof, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of shares of Common Stock that may be subject to Options or SARs granted in any calendar year to any one Participant shall be 1,000,000 shares; (ii) the maximum aggregate number of Restricted Stock Awards and shares of Common Stock issuable or deliverable under Restricted Stock Unit Awards granted in any calendar year to any one Participant shall be 500,000 shares; and (iii) the maximum aggregate number of shares of Common Stock issuable or deliverable under Performance Unit Awards granted in any calendar year to any one Participant shall be 500,000 shares of Common Stock or, in the case of Performance Unit Awards established in cash, an amount of cash equal to the Fair Market Value (as of the date of grant) of 500,000 shares of Common Stock. Subject to adjustment as provided under Section 14 hereof, the maximum aggregate number of shares of Common Stock that may be issuable or deliverable under Awards granted in any calendar year to any one Outside Director shall be 25,000 shares or, in the case of Awards established in cash, an amount of cash equal to the Fair Market Value (as of the date of grant) of 25,000 shares of Common Stock.

(B) In the event that any Award is paid solely in cash, no shares shall be deducted from the Plan Share Limit by reason of such Award. Shares of Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Common Stock under the Plan (including cash settlement) will again be available for Awards under the Plan and credited toward the Plan Share Limit. Notwithstanding any other provision herein, the Plan Share Limit shall not be increased by: (i) shares of Common Stock tendered in full or partial payment of the Exercise Price of an Option, (ii) shares of Common Stock withheld by the Company or any Subsidiary to satisfy a tax withholding obligation in connection with the vesting or exercise of an Award, and (iii) shares of Common Stock that are repurchased by the Company with Option proceeds. Moreover, all shares of Common Stock covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued or delivered to the Recipient upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of the Plan Share Limit.

(C) Any shares of Common Stock underlying Restricted Stock Awards, Restricted Stock Unit Awards, Recognition Awards, Incentive Awards, Performance Unit Awards and Dividend Equivalents (collectively, “Full-Value Awards”) that are issued or delivered under the Plan shall reduce the Plan Share Limit by 4.5 shares for every one share of Common Stock issued or delivered in connection with such Full-Value Award, and any shares covered by an Award other than a Full-Value Award shall reduce the Plan Share Limit by one share for every one share of Common Stock issued or delivered under such Award. Any shares of Common Stock that again become available for issuance or delivery pursuant to Section 3(B) of the Plan shall be credited toward the Plan Share Limit in the same manner as such shares were originally deducted from the Plan Share Limit pursuant to this Section 3(C).

SECTION 4. ADMINISTRATION

The Compensation Committee shall have the exclusive authority to administer this Plan.

In addition to any implied powers and duties that may be needed to carry out the provisions hereof the Compensation Committee shall have all the powers vested in it by the terms hereof, including exclusive authority to select the Recipients, to determine the type, size and terms of the Awards to be made to each Recipient, to determine the time when Awards will be granted, and to prescribe the form of the Agreement embodying Awards made under this Plan. The Compensation Committee shall be authorized to interpret this Plan and the Awards (including Substitute Awards) granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, to provide for accelerated vesting of any outstanding Awards, to make any other determinations which it believes necessary or advisable for the administration hereof, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Compensation Committee, in its discretion, deems desirable to carry it into effect. To the extent permitted by applicable laws, the Compensation Committee may, in its discretion, delegate to one or more directors or Employees any of the Compensation Committee’s authority under this Plan. The acts of any such delegates shall be treated hereunder as acts of the Compensation Committee with respect to any matters so delegated.

The Compensation Committee shall have no obligation to treat Recipients or eligible Employees or non-employee directors uniformly, and the Compensation Committee may, in its discretion, make determinations under this Plan selectively among Recipients who receive, or Employees or directors who are eligible to receive, Awards (whether or not such Recipients or eligible Employees or directors are similarly situated). All determinations and decisions made by the Compensation Committee, in its discretion, pursuant to the provisions of this Plan and all related orders and resolutions of the Compensation Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, shareholders, Participants, Outside Directors, Employees, directors and their estates, Beneficiaries and Personal Representatives.

Notwithstanding any other provision of this Plan, the Board may reserve to itself any or all of the authority or responsibility of the Compensation Committee under this Plan or may act as the administrator of the Plan for any and all purposes. To the extent that the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Compensation Committee hereunder, and any reference herein to the Compensation Committee (other than in this paragraph) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action of the Compensation Committee, the action of the Board shall control.

SECTION 5. ELIGIBILITY

Awards may only be granted to Participants and Outside Directors, provided that Outside Directors may not be granted ISOs, Incentive Awards, Performance Unit Awards or Recognition Awards.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNIT (RSU) AWARDS

(A) Grant.    Any Recipient may receive one or more Restricted Stock Awards or RSU Awards, as the Compensation Committee, in its discretion, shall from time to time determine.

(B) Restricted Periods.

(1) Participants. The Restricted Period for each Restricted Stock Award or RSU Award to a Participant shall be set forth in the applicable Agreement. Except as otherwise provided in an Agreement upon a termination of employment or pursuant to Section 12 in the event of a Change in Control, a Restricted Stock Award or RSU Award granted to a Participant shall have a minimum Restricted Period of (i) one (1) year in the case of restrictions that lapse based on the achievement of performance goals (including Performance Goals); and (ii) three (3) years in the case of restrictions that lapse based solely on the passage of time, which period may, at the discretion of the Compensation Committee, lapse on a pro- rated, graded, or cliff basis (as specified in the Agreement); provided that in the Compensation Committee’s sole discretion, no more than five percent (5%) of the shares of Common Stock available for issuance as Restricted Stock Awards or pursuant to RSU Awards under the Plan may be granted with a Restricted Period of less than three (3) years.

(2) Termination of Employment or Service. Except as otherwise provided in the Agreement or as determined by the Compensation Committee, in its discretion, in the event that a Restricted Stock Award or RSU Award has been made to a Recipient whose employment or service as a director is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock or RSU shall be forfeited in its entirety by such Recipient.

(C) Certain Restricted Stock Award Provisions.

(1) Shareholder Rights; Restrictions on Transferability. Upon the granting of a Restricted Stock Award, a Recipient shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid in cash, shares of Restricted Stock or Dividend Equivalents, as set forth in the applicable Agreement or as determined by the Compensation Committee, in its discretion. Each such grant of Restricted Stock may be made without additional consideration or in consideration of a payment by such Recipient that may be less than the Fair Market Value per share of Common Stock at the date of grant. Subject to Section 16(B) hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period.

(2) Restrictions; Dividends on Restricted Stock. During the Restricted Period, (a) any certificates representing the Restricted Stock shall be registered in the Recipient’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in this Plan and the applicable Agreement, and (b) all uncertificated shares of Restricted Stock shall be held by the Company (or its transfer agent) in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock and the other terms and conditions provided in the Plan. Any such certificates shall be deposited by the Recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with this Plan and the applicable Agreement. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Notwithstanding the foregoing: (i) the Recipient will not be entitled to delivery of any stock certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all shares of Restricted Stock issued as a dividend or otherwise with respect to an Award of Restricted Stock (and such issued shares of Restricted Stock shall be subject to the same restrictions, terms and conditions as are applicable to the awarded Restricted Stock) until such time, if ever, as such shares of Restricted Stock shall have become vested, and Restricted Stock shall not bear interest or be segregated in separate accounts; (iii) subject to Section 16(B) hereof, the Recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of any Restricted Stock during the Restricted Period; and (iv) unless otherwise determined and directed by the Compensation Committee, in its discretion, a breach of any restrictions, terms, or conditions provided in this Plan, the applicable Agreement or established by the Compensation Committee with respect to any Restricted Stock will cause a forfeiture of such awarded Restricted Stock (including any Restricted Stock issued as a dividend or otherwise) with respect thereto. Notwithstanding anything contained in this Section 6(C)(2) to the contrary, cash dividends or other distributions with respect to Restricted Stock Awards that vest based on the achievement of performance goals (including Performance Goals) shall be accumulated until such Award is earned, and the cash dividends or other distributions shall not be paid if the performance goals (including Performance Goals) are not satisfied.

(D) Certain Restricted Stock Unit (RSU) Award Provisions.

(1) General. Each RSU Award shall constitute an agreement by the Company to issue or deliver shares of Common Stock or cash to the Recipient following the end of the applicable Restricted Period in consideration of the performance of services. Each such grant of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Recipient that may be less than the Fair Market Value per share of Common Stock at the date of grant.

(2) No Shareholder Rights; Dividend Equivalents. A Recipient who receives an RSU Award shall not have any rights as a shareholder with respect to the shares of Common Stock subject to such RSUs until such time, if any, that shares of Common Stock are delivered to the Recipient pursuant to the terms of the applicable Agreement. A Recipient who receives an RSU Award shall have such rights, if any, to Dividend Equivalents as shall be set forth in the applicable Agreement or as determined by the Compensation Committee, in its discretion.

(3) Payment. Unless otherwise determined by the Compensation Committee, in its discretion, each Agreement shall set forth the payment date for the RSU Award, which date shall not be earlier than the end of the applicable Restricted Period. Payment of earned Restricted Stock Units (and Dividend Equivalents, if applicable) may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, as determined by the Compensation Committee, in its discretion.

SECTION 7. INCENTIVE AWARDS

(A) Grant.    Any Participant may receive one or more Incentive Awards, as the Compensation Committee shall from time to time determine.

(B) Terms and Conditions.

(1) Performance Goals. No later than one hundred and twenty (120) days (or, in the case of Awards that are intended to qualify for the Performance-Based Exception, ninety (90) days or such shorter period as is required under the Performance-Based Exception) after the commencement of each Performance Period, the Compensation Committee shall establish in writing one or more performance goals (including Performance Goals) that must be reached by a Participant in order to receive an Incentive Award for such Performance Period. Except with respect to Awards that are intended to qualify for the Performance-Based Exception, the Compensation Committee shall have the discretion to later revise the performance goals (including Performance Goals) and the amount to be paid out upon the attainment of such goals for any reason, including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the performance goals (including Performance Goals) established for other Participants in the same or similar positions. Performance goals (including Performance Goals) established for Awards that are intended to qualify for the Performance-Based Exception may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the performance goals (including Performance Goals).

(2) Award Limits. The target Incentive Award shall be a fixed percentage of the Participant’s base salary paid during the year. The maximum aggregate compensation that can be paid pursuant to an Incentive Award granted in any calendar year to any one Participant shall be ten million dollars ($10,000,000) or a number of shares of Common Stock having an aggregate Fair Market Value (as of the date of grant) not in excess of such amount.

(C) Payment.    Payment of Incentive Awards may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the Compensation Committee. Except as otherwise provided in the applicable Agreement, payments shall be made no later than the fifteenth day of the third month following the later of (i) the end of the tax year of the Participant in which the Performance Period ends and (ii) the end of the tax year of the Company in which the Performance Period ends.

If payment of an Incentive Award shall be made all or partially in shares of Common Stock, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the dollar amount of such Incentive Award to be paid (or the part thereof determined by the Compensation Committee to be delivered in shares) by (y) the Fair Market Value on the date the Compensation Committee approves payment of the Incentive Award or as of such other date or dates as the Compensation Committee shall determine.

(D) Termination.    Unless otherwise provided in an Agreement or determined and directed by the Compensation Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company or any of its Subsidiaries until the last business day of the month immediately preceding the month in which such Incentive Award is otherwise payable. Unless otherwise provided in an Agreement or determined and directed by the Compensation Committee, in the event a Participant’s employment is terminated because of death, Disability, Qualifying Termination or other employment termination event determined in the discretion of the Compensation Committee, the Participant (or his or her Beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible, based upon the portion of the Performance Period during which he or she was so employed, at such time such Incentive Award is otherwise payable, so long as the performance goals (including Performance Goals) are subsequently achieved.

SECTION 8. PERFORMANCE UNIT AWARDS

(A) Grant.    Any Participant may receive one or more Performance Unit Awards, as the Compensation Committee shall from time to time determine. Each Performance Unit Award shall be established in dollars or shares of Common Stock, or a combination of both, as determined by the Compensation Committee.

(B) Performance Goals.    The performance goals (including Performance Goals) and Performance Period applicable to a Performance Unit Award shall be set forth in writing by the Compensation Committee no later than one hundred and twenty (120) days (or, in the case of Awards that are intended to qualify for the Performance-Based Exception, ninety (90) days or such shorter period as is required under the Performance-Based Exception) after the commencement of the Performance Period. Except with respect to Awards that are intended to qualify for the Performance- Based Exception, the Compensation Committee shall have the discretion to later revise the performance goals (including any Performance Goals) and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for Awards that are intended to qualify for the Performance-Based Exception may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

(C) Payment.

(1) General. The amount of payment with respect to Performance Unit Awards shall be determined by the Compensation Committee and shall be based on the original amount of such Performance Unit Award (including any Dividend Equivalents with respect thereto) adjusted to reflect the attainment of the Performance Goals during the Performance Period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the Compensation Committee. Except as otherwise provided in the applicable Agreement, payments shall be made no later than the fifteenth day of the third month following the later of (i) the end of the tax year of the Participant in which the Performance Period ends and (ii) the end of the tax year of the Company in which the Performance Period ends. Any payment may be subject to such restrictions and conditions as the Compensation Committee may determine.

(2) Payment in Common Stock. If payment of a Performance Unit Award established in dollars is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (i) the amount payable with respect to such Performance Unit Award by (ii) the Fair Market Value of the Common Stock on the date the Compensation Committee approves payment of the Performance Unit Award or as of such other date or dates as the Compensation Committee shall determine.

(3) Payment in Cash. If payment of a Performance Unit Award established in shares of Common Stock is to be made in cash or partly in cash, the amount of cash to be paid to a Participant on any payment date shall be determined by multiplying (i) the number of shares of Common Stock to be paid in cash with respect to such Performance Unit Award, by (ii) the Fair Market Value of the Common Stock on the date the Compensation Committee approves payment of the Performance Unit Award or as of such other date or dates as the Compensation Committee shall determine.

(D) Termination.    Unless otherwise provided in an Agreement or determined and directed by the Compensation Committee, a Performance Unit Award (including any Dividend Equivalents with respect thereto) shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company or any of its Subsidiaries until the last business day of the month immediately preceding the month in which such Performance Unit Award is otherwise payable. Unless otherwise provided in an Agreement or determined and directed by the Compensation Committee, a Participant (or his or her Beneficiaries or estate) whose employment was terminated because of death, Disability, Qualifying Termination or other employment termination event determined in the discretion of the Compensation Committee will receive a prorated portion of the payment of his or her Performance Unit Award (including any Dividend Equivalents with respect thereto), based upon the portion of the Performance Period during which he or she was so employed, at such time as such Performance Unit Award is otherwise payable, so long as the Performance Goals are subsequently achieved.

SECTION 9. RECOGNITION AWARDS

Any Participant may receive a Recognition Award under this Plan for such reasons and in such amounts as the Compensation Committee may from time to time determine.

SECTION 10. OPTIONS AND SAR AWARDS

(A) Grant. Any Recipient may receive one or more Option or SAR Awards, as the Compensation Committee, in its discretion, shall from time to time determine.

(B) Designation and Price.

(1) Any Option granted under this Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Compensation Committee, in its discretion, at the time of the grant of such Option. Only Participants may be granted ISOs. Each Option and SAR shall, at the discretion of the Compensation Committee, be evidenced by an Agreement, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Compensation Committee, in its sole discretion, may determine in accordance with this Plan.

(2) Every ISO shall provide for a fixed expiration date of not later than ten (10) years from the date such ISO is granted. Every NQSO and SAR shall provide for a fixed expiration date of not later than ten (10) years and one month from the date such NQSO or SAR is granted.

(3) The Exercise Price of Common Stock issued pursuant to each Option or SAR shall be fixed by the Compensation Committee at the time of the granting of the Option or SAR; provided, however, that such Exercise Price shall in no event ever be less than 100% of the Fair Market Value of the Common Stock on the date such Option or SAR is granted, subject to adjustment as provided in Section 14.

(C) Exercise.    The Compensation Committee may, in its discretion, provide for Options or SARs granted under this Plan to be exercisable in whole or in part. The specified number of shares of Common Stock will be issued after receipt by the Company of (i)

notice from the holder thereof of the exercise of an Option or SAR, and (ii) with respect to Options, payment to the Company (as provided in subsection (D) of this Section) of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed to the Company at such place and in such manner as the Company may designate from time to time.

(D) Payment.

(1) Options. Except as otherwise provided in this Section 10, the Exercise Price for the Common Stock issuable pursuant to an Option shall be paid in full when the Option is exercised. Subject to such rules as the Compensation Committee in its discretion may impose, the Exercise Price may be paid in whole or in part: (i) in cash; (ii) by tendering (either by actual delivery or attestation) unencumbered shares of Common Stock previously acquired by the Recipient exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a combination of such methods of payment; or (iv) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and approved by the Compensation Committee in its discretion (including, without limitation, effecting a cashless exercise of the Option with a broker or by having the Company withhold shares of Common Stock from the shares of Common Stock otherwise issuable pursuant to the exercise of the Option (for the avoidance of doubt, the shares of Common Stock so withheld shall be counted against the Plan Share Limit)).

(2) Stock Appreciation Rights. A SAR shall entitle the holder thereof, upon exercise, to surrender the SAR and receive in exchange therefore an amount equal to (i) the excess, if any, of (x) the Fair Market Value of a share of Common Stock at the time the SAR is exercised over (y) the Exercise Price specified in such SAR, (ii) multiplied by the number of shares of Common Stock covered by such SAR, or portion thereof, which is so surrendered. Such amount shall be paid to the holder in shares of Common Stock the number of which shall be determined by dividing such amount by the Fair Market Value of the Common Stock at the time the holder makes an effective exercise of the right to receive such amount; provided that, subject to Section 15 hereof, the exercise of any SAR may be settled wholly in cash or a combination of cash and shares of Common Stock as set forth in the Agreement or as determined by the Compensation Committee in its discretion.

(E) Expiration or Termination of Awards.

(1) Participants.

(a) Except as otherwise provided in the Agreement or as determined by the Compensation Committee, and subject to the provisions of Section 12(A) hereof, every Option and SAR granted to a Participant shall provide that it may not be exercised in whole or in part prior to the first anniversary of the date of its grant of granting such Option or SAR (unless otherwise determined by the Compensation Committee) and if the employment of the Participant shall terminate prior to the end of such first anniversary (or such other period determined by the Compensation Committee), the Option or SAR granted to such Participant shall immediately terminate.

(b) Except as otherwise provided in the Agreement or as determined by the Compensation Committee, in the event the Participant dies (i) while employed, (ii) during the periods in which Options or SARs may be exercised by a Participant determined to be Disabled, or (iii) after Qualifying Termination, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by the Beneficiaries of the decedent for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the Participant’s death.

(c) Except as otherwise provided in the Agreement or as determined by the Compensation Committee, in the event the employment of any Participant shall cease by reason of Disability, as determined by the Compensation Committee at any time during the term of the Option or SAR, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by such Participant or his or her Personal Representative for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the Participant’s Disability. The determination by the Compensation Committee of any question involving Disability of a Participant shall be conclusive and binding.

(d) Except as otherwise provided in the Agreement or as determined by the Compensation Committee, in the event the employment of any Participant shall cease by reason of Qualifying Termination, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to such Qualifying Termination.

(e) Notwithstanding any provision of this Plan to the contrary, any Option or SAR may, in the discretion of the Compensation Committee or as provided in the relevant Agreement, become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, for the full number of awarded shares or any part thereof, less such number as may have been theretofore acquired under the Option or SAR from and after the time the Participant ceases to be an Employee as a result of the sale or other disposition by the Company or any of its Subsidiaries of assets or property (including shares of any Subsidiary) in respect of which such Participant had theretofore been employed or as a result of which such Participant’s continued employment is no longer required.

(f) Except as provided in subsections (b), (c), (d) and (e) of this Section 10(E)(1) and Sections 12(A) and 16(H) hereof, every Option and SAR shall terminate on the earlier to occur of the fixed termination date set forth in the Option or SAR or ninety (90) days after cessation of the Participant’s employment for any reason in respect of the number of shares of Common Stock which the Participant could have acquired under the Option or SAR immediately prior to such cessation of employment; provided, however, that no Option or SAR may be exercised after the fixed termination date set forth in the Option or SAR, which shall be no more than ten (10) years from the date of grant.

(2) Outside Directors.

(a) Except as otherwise provided in the Agreement or as determined by the Compensation Committee, and subject to the provisions of Section 12(A) hereof, every Option and SAR granted to an Outside Director shall provide that, unless otherwise determined by the Compensation Committee, (i) it may not be exercised in whole or in part until the earlier to occur of (1) the one-year anniversary of the date of granting such Option or SAR and (2) the next annual meeting of shareholders immediately following the date of granting such Option or SAR and (ii) if the service of the Outside Director shall terminate prior to the end of such one year period (or such other period determined by the Compensation Committee), the Option or SAR granted to such Outside Director shall immediately terminate.

(b) Except as otherwise provided in the Agreement or as determined by the Compensation Committee, in the event the service of any Outside Director as a director of the Company ceases by reason of Qualifying Termination, death, Disability or other event as determined in the discretion of the Compensation Committee, then any unexercised Options or SARs granted to such Outside Director shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by such Outside Director, his or her Personal Representative or his or her Beneficiaries for the number of shares which the Outside Director could have acquired under the Option or SAR immediately prior to the Outside Director’s Qualifying Termination, death or Disability, as applicable. The determination by the Compensation Committee of any question involving Disability of an Outside Director shall be conclusive and binding.

SECTION 11. CONTINUED EMPLOYMENT

Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of, or service (as an Outside Director or otherwise) to, the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment with or service to the Company at any time.

SECTION 12. CHANGE IN CONTROL

(A) Treatment of Awards.    The following provisions of this Section 12(A) shall govern the treatment of Awards in the event of a Change in Control, except to the extent otherwise provided in an applicable Agreement:

(1) Outstanding Awards may be assumed, continued, converted or replaced by the surviving or resulting entity in connection with a Change in Control, as determined by the Compensation Committee in its sole discretion prior to such Change in Control in accordance with Section 12(A)(3), without the consent of the affected Recipient. Any outstanding Award that is assumed, continued, converted or replaced by the surviving or resulting entity in connection with a Change in Control shall continue to vest (and become exercisable, as applicable) subject to the Recipient’s continued employment or service with such surviving or resulting entity or its Subsidiaries in accordance with the vesting schedule and other terms set forth in the applicable Agreement; provided that, in the event of the termination of a Participant’s employment with such surviving or resulting entity or its Subsidiaries without Cause during the one-year period immediately following the date of the Change in Control, any such Award (or portion thereof) that is then unvested shall immediately vest (and become exercisable, as applicable) and become free of all other restrictions.

(2) Any outstanding Award that is not assumed, continued, converted or replaced by the surviving or resulting entity in connection with a Change in Control shall immediately vest and become free of all other restrictions upon the date of the Change in Control.

(3) An Award will not be considered to be assumed, continued, converted or replaced by the surviving or resulting entity in connection with a Change in Control unless, in each case as determined by the Compensation Committee in its sole discretion prior to such Change in Control, the number and kind of shares or other securities underlying the Award, and the exercise prices and performance goals (including Performance Goals) applicable thereto, if any, are adjusted (or, in the case of performance goals (including Performance Goals), measured or deemed achieved in full or in part as of immediately prior to such Change in Control) to prevent dilution of the Recipient’s rights hereunder and to preserve the intrinsic value and material terms and conditions of the Award as in effect as of immediately prior to the Change in Control.

(B) Cash-out of Awards.    In connection with a Change in Control, the Compensation Committee may, in its sole discretion, and without the consent of the affected Recipient, either by the terms of the Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the shares of Common Stock subject to the Award (less any Exercise Price), which amount may be zero (0), if applicable.

SECTION 13. WITHHOLDING TAXES

Federal, state, local, non-United States or other law may require the withholding of taxes applicable to gains resulting from the payment or vesting of an Award. Unless otherwise prohibited by the Compensation Committee, the Company may permit or require (subject to such conditions or procedures as may be established by the Compensation Committee in its discretion) any such tax withholding obligation of a Recipient to be satisfied by any of the following means, or by a combination of such means: (i) a cash payment from Recipient; (ii) withholding from the shares of Common Stock otherwise issuable to the Recipient pursuant to the vesting or exercise of an Award a number of shares of Common Stock having a Fair Market Value, as of the Tax Date, equal to the maximum amount that may be withheld under Financial Accounting Standards Board Accounting Standards Codification Topic 718 without creating an additional accounting charge; or (iii) having the Recipient deliver to the Company a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the withholding tax obligation (in whole or in part) arising from the vesting or exercise of an Award. If the payment specified in clauses (i) or (iii) of the preceding sentence is not paid by a Recipient, the Compensation Committee may refuse to issue Common Stock under this Plan.

SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, stock distribution, liquidation or other similar change in capitalization, or any distribution to common shareholders other than normal cash dividends, the number or kind of shares (or other property) that may be issued under this Plan pursuant to Section 3 hereof, the number or kind of shares (or other property) subject to any outstanding Award and the price per share and performance goals applicable to any outstanding Award shall be automatically adjusted, as determined by the Compensation Committee in its sole discretion, so that the proportionate interest of the Recipient shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes hereof.

Awards may, in the discretion of the Compensation Committee, be granted under this Plan in assumption of, or in substitution for, the Assumed Valvoline Awards and outstanding awards previously granted by a company acquired by the Company or any of its affiliates or with which the Company or any of its affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards (including the Assumed Valvoline Awards) shall not be counted against the Plan Share Limit; provided, however, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by a company that is acquired by the Company or any of its affiliates or with which the Company or any of its affiliates combines shall be counted against number of shares of Common Stock which may be delivered with respect to ISO Awards. Except as otherwise determined by the Compensation Committee, any Substitute Awards granted under this Plan in assumption of, or in substitution of, the Assumed Valvoline Awards shall be subject to the same terms and conditions as were in effect with respect to the Assumed Valvoline Awards as of immediately prior to such assumption or substitution.

SECTION 15. AMENDMENT AND TERMINATION

The Board may amend, alter, suspend or terminate this Plan in whole or in part and at any time; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the Securities and Exchange Commission or any other securities exchange on which shares of Common Stock are listed or any other applicable laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

Except for adjustments made pursuant to Section 14 hereof, the Board or the Compensation Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option or SAR to reduce the Exercise Price. No Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or for another Award or for cash without further approval of the shareholders of the Company, except as provided in Section 12 or 14 hereof. Furthermore, no Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 15 is intended to prohibit the cash-out or repricing of “underwater” Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 12 or 14 hereof.

Termination of this Plan shall not affect any Awards made hereunder which are outstanding on the date of termination and such Awards shall continue to be subject to the terms of this Plan notwithstanding its termination. Except as otherwise provided pursuant to this Plan, no amendment, suspension, or modification of this Plan or an Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Recipient holding such Award; provided that the Compensation Committee in its discretion may modify an ISO held by a Participant to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

SECTION 16. MISCELLANEOUS PROVISIONS

(A) Rights to Awards.    No Recipient or other person shall have any claim or right to be granted an Award under this Plan.

(B) Assignment and Transfer.    A Recipient’s rights and interests under this Plan (including any Awards granted hereunder) may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a Recipient’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such rights or interests of any Recipient in this Plan shall be subject to any obligation or liability of such individual; provided, however, that a Recipient’s rights and interests under this Plan (including any Awards granted hereunder) may, subject to the discretion and direction of the Compensation Committee, be made transferable by such Recipient during his or her lifetime. Except as specified in Section 6 hereof, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

(C) Compliance with Legal and Exchange Requirements.    The Plan, the granting and exercising of Awards hereunder, the issuance of Common Stock and other interests hereunder, and the other obligations of the Company under the Plan and any Agreement pursuant to the Plan, shall be subject to all applicable United States federal and state laws, rules and regulations, the applicable laws, rules and regulations of any other country or jurisdiction, and to such approvals by any regulatory or governmental agency as may be required. The Company or the Compensation Committee, in their respective discretion, may postpone the granting, vesting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Recipient to make such representations and furnish such information as the Compensation Committee may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the vesting or exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the vesting, exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor any of its Subsidiaries, directors or officers shall have any obligations or liability to any Recipient with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

(D) Ratification and Consent.    By accepting any Award under this Plan, each Recipient and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company or any of its Subsidiaries, the Board, or the Compensation Committee in its discretion.

(E) Additional Compensation.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

(F) Grant Date.    Each Recipient shall be deemed to have been granted any Award on the date the Compensation Committee took action to grant such Award under this Plan or such date as the Compensation Committee in its discretion shall determine at the time such Award is authorized. The grant date shall not be earlier than the date of the resolution and action therein by the Compensation Committee.

(G) Fractional Shares.    No fractional shares shall be issued or delivered pursuant to this Plan or any Award. The Compensation Committee in its discretion shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(H) Forfeiture Provision.    Unless the Agreement specifies otherwise, the Compensation Committee in its discretion may require a Recipient to forfeit all unexercised, unearned, unvested or unpaid Awards if:

(1) the Recipient, without written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its Subsidiaries, as determined by the Compensation Committee in its discretion;

(2) the Recipient performs any act or engages in any activity that is detrimental to the best interests of the Company or any of its Subsidiaries, as determined by the Compensation Committee in its discretion; or

(3) the Recipient breaches any agreement or covenant with, or obligation or duty to, the Company or any Subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Compensation Committee in its discretion.

(I) Compensation Recovery Policy.    Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

(J) Severability.    The validity, legality, or enforceability of the Plan will not be affected even if one or more of the provisions of this Plan shall be held to be invalid, illegal, or unenforceable in any respect.

(K) Section 409A.    The Company intends that Awards granted under the Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Compensation Committee in its discretion determines that any award granted under the Plan is subject to Section 409A of the Code, the Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Recipient. The Compensation Committee reserves the right to make amendments to any Award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. Notwithstanding any other provision of the Plan or any Agreement (unless the Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Recipient; and (ii) if an Award is subject to Section 409A of the Code, and if the Recipient holding the Award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount under the Award as a result of such Recipient’s “separation from service” (as defined in Section 409A of the Code) shall be made before a date that is six (6) months following the date of such separation from service or, if earlier, the date of the Recipient’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, non-United States or other law. The Company shall not be liable to any Recipient for any tax, interest, or penalties a Recipient might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(L) Awards to Participants Outside the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or otherwise to foster and promote achievement of the purposes of this Plan, the Compensation Committee, in its sole discretion, shall have the power and authority, without any amendment to the Plan, to: (i) determine which non-United States Subsidiaries shall be covered by this Plan; (ii) determine which foreign nationals and Employees outside the United States are eligible to participate in this Plan; (iii) modify the terms and conditions of any Award granted to Participants who are foreign nationals, who are employed outside the United States or who are otherwise subject to the laws of one or more non-United States jurisdictions; (iv) grant Awards to Participants who are foreign nationals, who are employed outside the United States or who are otherwise subject to the laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan; (v) modify exercise procedures and other terms and procedures with respect to such Participants, to the extent such actions may be necessary or advisable; and (vi) take any action, before or after an Award is made, that it deems necessary or advisable to obtain approval or comply with any local government regulatory exemptions, approvals or requirements.

Notwithstanding the above, the Compensation Committee may not take any actions hereunder, and no Awards shall be granted that would violate any applicable law.

(M) Headings.    The headings in this Plan are inserted for convenience only and shall not affect the interpretation hereof.

(N) Dividend Equivalents.    At the discretion of the Compensation Committee, Awards granted pursuant to the Plan may provide Recipients with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Recipients, and may be settled in cash and/or shares of Common Stock, as determined by the Compensation Committee in its sole discretion, subject in each case to such terms and conditions as the Compensation Committee shall establish. No Dividend Equivalents shall relate to shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Section 409A of the Code. Notwithstanding anything contained in this Plan to the contrary, Dividend Equivalents with respect to Restricted Stock Unit Awards, Incentive Awards, Performance Unit Awards and Recognition Awards that vest based on the achievement of Performance Goals shall be accumulated until such Award is earned, and the Dividend Equivalents shall not be paid if the Performance Goals are not satisfied.

(O) Deferrals.    Except with respect to Options and SARs, the Compensation Committee in its discretion may permit Recipients to elect to defer the issuance or delivery of shares of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Compensation Committee in its discretion also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(P) Successors.    All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Agreements shall be deemed to refer to such successors.

SECTION 17. EFFECTIVENESS OF THIS PLAN

This Plan shall be effective as of the Effective Date. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

SECTION 18. GOVERNING LAW

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

C /O CORPORATE ELECTION SERVICES P.O. BOX 1150 PITTSBURGH PA 15230 V O T E B Y T E L E P H O N E Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote. V OTE B Y I N T E R NE T Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote. V O T E B Y M A IL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. Vote by Telephone Vote by Internet Vote by Mail Call Toll-Free using a Access the Website and Return your proxy touch-tone telephone: cast your vote: in the postage-paid 1-888-693-8683 www.cesvote.com envelope provided Telephone and Internet access is available 24 hours a day, 7 days a week. In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Standard Time on January 24, 2017.    Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing. VALVOLINE INC. PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on January 24, 2017. The undersigned hereby appoints Samuel J. Mitchell, Jr. and Julie M. O’Daniel, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Valvoline Inc. Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 24, 2017, and at any adjournment thereof. Date:    (Sign Here) INSTRUCTIONS: Please sign exactly as your name appears on this proxy. When signing as a fiduciary or on behalf of a corporation, bank trust company, or other similar entity, your title or capacity should be shown. Please sign, date, and return your proxy promptly in the enclosed envelope.

Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.                VALVOLINE INC. PROXY If you do not provide voting instructions, your proxy will be voted FOR proposals 1, 2, 3, 5 and 1 YEAR for proposal 4. The Board of Directors recommends a vote FOR proposals 1, 2, 3, 5 and 1 YEAR for proposal 4. 1. Election of 8 Directors to serve until the following annual meeting of Valvoline’s shareholders and until their successors have been duly elected and qualified, as set forth in the Proxy Statement.    Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Richard J. Freeland ? ? ? 5. Samuel J. Mitchell, Jr. ? ? ? 2. Stephen F. Kirk ? ? ? 6. Charles M. Sonsteby ? ? ? 3. Stephen E. Macadam ? ? ? 7. Mary J. Twinem ? ? ? 4. Vada O. Manager ? ? ? 8. William A. Wulfsohn ? ? ? 2. Ratification of the appointment of Ernst & Young LLP as Valvoline’s independent registered public accountants for fiscal 2017.    ? FOR ? AGAINST ? ABSTAIN 3. A non-binding advisory resolution approving Valvoline’s executive compensation, as set forth in the Proxy Statement.    ? FOR ? AGAINST ? ABSTAIN 4. A non-binding vote to advise whether shareholder advisory votes on Valvoline’s executive compensation, as required by Section 14A of the Securities Exchange Act of 1934, as amended, should occur every:    ? 1 YEAR ? 2 YEARS ? 3 YEARS ? ABSTAIN 5. Approval of the material terms of the performance goals under the 2016 Valvoline Inc. Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.    ? FOR ? AGAINST ? ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be signed on the reverse side)